UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A/A

AMENDMENT NO. 2 TO

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

BANDAG, INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock, $1 par value (“Common Stock”), Class A Common Stock, $1 par value (“Class A Common Stock”), and Class B Common Stock, $1 par value (“Class B Common Stock”).

2)	Aggregate number of securities to which transaction applies: As of December 1, 2006, the aggregate number of securities to which the transaction applies are 9,069,444 shares of Common Stock; 9,491,106 shares of Class A Common Stock; 916,910 shares of Class B Common Stock; stock options to purchase up to 1,132,891 shares of Common Stock or Class A Common Stock; stock appreciation rights relating to 4,840 shares of Common Stock or Class A Common Stock; 3,204 restricted stock units; 73,224 performance units; and 8,919 dividend equivalent units.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based on the sum of (A) the product of 19,477,460 aggregate shares of Common Stock, Class A Common Stock and Class B Common Stock multiplied by the merger consideration of $50.75 per share ($988,481,095), plus (B) $23,015,992 expected to be paid upon cancellation of outstanding options to purchase Common Stock or Class A Common Stock, plus (C) $31,760 to be paid upon cancellation of outstanding stock appreciation rights relating to Common Stock or Class A Common Stock, plus (D) $162,603 to be paid in relation to the restricted stock units, plus (E) $1,548,383 to be paid in relation to the performance units (assuming a closing date of March 31, 2007), and plus (F) $8,919 to be paid in relation to the dividend equivalent units. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying such sum by 0.000107.

4)	Proposed maximum aggregate value of transaction: $1,013,248,752.

5)	Total fee paid: $108,418.

[X]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY COPY, DATED FEBRUARY 23, 2007

[BANDAG LOGO]

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886

IMPORTANT SPECIAL MEETING OF SHAREHOLDERS

February [•], 2007

Dear Fellow Shareholder:

        You are cordially invited to attend a special meeting of the shareholders of Bandag, Incorporated to be held on [•] [•], 2007, at 10:00 a.m., Central time, at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa.

        On December 5, 2006, we entered into a merger agreement providing for the merger of Bandag and Grip Acquisition Corporation, a wholly owned subsidiary of Bridgestone Americas Holding, Inc. A copy of the merger agreement is attached as Appendix A to the enclosed proxy statement. If the merger is completed, the owners of each outstanding share of our Common Stock and Class A Common Stock as of the effective time of the merger will be entitled to receive $50.75 per share in cash, without interest. At the special meeting, you will be asked to approve the merger agreement. For our shareholders to approve the merger agreement, assuming a quorum is present, votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement must exceed the votes cast against the approval of the merger agreement. Accordingly, your vote is very important. (All share information contained in the attached proxy materials reflects the conversion on January 16, 2007 of each share of our Class B Common Stock into one share of Common Stock.)

        Our board of directors unanimously determined that the merger is in the best interests of our company and shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement. Our board of directors recommends that our shareholders vote “FOR” the approval of the merger agreement. The recommendation of our board of directors is based, in part, on the written opinion, dated December 5, 2006, of William Blair & Company, L.L.C., the financial advisor to our board of directors, to the effect that as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, limitations and qualifications set forth therein, the merger consideration of $50.75 per share to be received by holders of our Common Stock and Class A Common Stock (other than Bridgestone or its affiliates) in the merger was fair, from a financial point of view, to such holders, as described in the enclosed proxy statement. The full text of William Blair’s written opinion is attached as Appendix B to the enclosed proxy statement. We urge you to read the opinion carefully in its entirety.

        Each of Martin G. Carver, Roy J. Carver, Jr. and Carver Partners LP have entered into a voting agreement, dated as of December 5, 2006, with Grip Acquisition pursuant to which they have each agreed to vote for and to grant irrevocable proxies to Grip Acquisition’s designees for the purpose of voting all of their aggregate shares in favor of the merger agreement and the transactions contemplated thereby and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the merger agreement or the merger.

        The enclosed proxy statement provides you with detailed information about the merger agreement, the proposed merger and the special meeting. We urge you to read the entire proxy statement carefully, including information incorporated by reference and included in the appendices. If you have any questions or require assistance in voting your shares, please call Georgeson Inc., which is assisting us, toll-free at (866) 425-8557.

        Regardless of the number of shares you own, your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the enclosed proxy in the postage-paid envelope provided (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares). You retain the right to revoke the proxy at any time before it is actually voted by giving notice in writing to our Secretary prior to commencement of the special meeting, or by submitting a duly executed proxy bearing a later date. You may vote in person at the special meeting even if you have returned a proxy. If you have instructed a broker, nominee, fiduciary or other custodian to vote your shares, then you must follow directions received from the broker, nominee, fiduciary or other custodian to change or revoke your voting instructions. Your cooperation in voting your shares will be greatly appreciated. Please do not send in stock certificates at this time. If the merger is completed, we will send you instructions detailing the procedures for exchanging existing Bandag stock certificates for the merger consideration.

        On behalf of our board of directors, I thank you for your continued support.

Sincerely,

Martin G. Carver Chairman of the Board, Chief Executive Officer and President

Muscatine, Iowa
February [•], 2007

_________________

YOUR VOTE IS IMPORTANT

We cannot complete the merger unless (assuming a quorum is present) votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement exceed the votes cast against the approval of the merger agreement. Regardless of whether you plan to attend the special meeting, please submit your vote promptly by completing, signing, dating and mailing the enclosed proxy in the postage-paid envelope provided (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares). If you have any questions or need assistance in voting your shares, please call Georgeson Inc., which is assisting us, toll-free at (866) 425-8557.

The enclosed proxy statement is dated February [•], 2007 and is first being mailed to shareholders on or about February [•], 2007.

PRELIMINARY COPY, DATED FEBRUARY 23, 2007

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•][•], 2007

To Our Shareholders:

        Notice is hereby given that a special meeting of shareholders of Bandag, Incorporated will be held on [•] [•], 2007, at 10:00 a.m., Central time, at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa. The purposes of the meeting are:

1.	To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Incorporated, Bridgestone Americas Holding, Inc. and Grip Acquisition Corporation, which provides for the merger of Grip Acquisition Corporation, a wholly owned subsidiary of Bridgestone, with and into Bandag, with Bandag continuing as the surviving corporation, and the conversion of each outstanding share of Common Stock and Class A Common Stock into the right to receive $50.75 in cash, without interest;

2.	To consider and vote upon a proposal to adjourn or postpone the special meeting if necessary or appropriate to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Item 1; and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        We have described the merger agreement and the related merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to the proxy statement.

        The record date to determine who is entitled to vote at the special meeting and at any adjournment or postponement of the special meeting is February 22, 2007. Only holders of our Common Stock and Class A Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT

        You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, to make sure your shares are represented at the special meeting, please promptly complete, sign, date and mail the enclosed proxy in the postage-paid envelope provided (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, then follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares).

        Assuming the merger is completed, a paying agent will mail a letter of transmittal and instructions to our shareholders. The letter of transmittal and instructions will describe the process for surrendering stock certificates in exchange for the merger consideration. You should not include your stock certificates with the enclosed proxy card. You should not forward your stock certificates to the paying agent without a letter of transmittal. Shareholders whose shares of Common Stock and Class A Common Stock are held in “street name” by their broker, nominee, fiduciary or other custodian will receive instructions from the broker, nominee, fiduciary or other custodian that will describe the process for surrendering “street name” shares and receiving cash for those shares.

By Order of Our Board of Directors,

Warren W. Heidbreder Secretary

Muscatine, Iowa
February [•], 2007

i

SUMMARY

        This summary highlights selected information regarding the proposed merger and might not contain all of the information that is important to you. We urge you to read this proxy statement carefully, including the appendices and the documents referred to or incorporated by reference in this proxy statement. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information.”

        In this proxy statement, the terms “we,” “us,” “our,” and ” Bandag” refer to Bandag, Incorporated. In this proxy statement, we refer to Bridgestone Americas Holding, Inc. as “Bridgestone”; Grip Acquisition Corporation as “Grip Acquisition”; Bridgestone Corporation as “Bridgestone Japan”; J.P. Morgan Securities Inc. as “JPMorgan”; and William Blair & Company, L.L.C. as “William Blair.” All share information contained in this proxy statement reflects the conversion on January 16, 2007 of each share of our Class B Common Stock into one share of Common Stock.

The Proposed Merger (page [•])

        You are being asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Bridgestone and Grip Acquisition (which we refer to as the “merger agreement”). The transaction contemplated by the merger agreement is the merger of Grip Acquisition with and into Bandag (which we refer to as the “merger”), with Bandag continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Bridgestone.

The Special Meeting of Shareholders (page [•])

•	Date, Time, Place (page [•]) – The special meeting will be held on [•] [•], 2007, at 10:00 a.m., Central time, at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa.

•	Matters to be Considered (page [•]) – At the special meeting, our shareholders will consider and vote upon a proposal to approve the merger agreement and a proposal to approve the adjournment or postponement, if necessary, of the special meeting to solicit additional proxies in favor of approval of the merger agreement. They will also consider and act on any other matters properly coming before the special meeting.

•	Record Date (page [•]) – We have fixed February 22, 2007 as the record date for the special meeting. Only shareholders of record of our Common Stock and Class A Common Stock as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.

•	Required Vote (page [•]) – Shareholder approval of the merger agreement requires (assuming that a quorum is present) that votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement exceed the votes cast against the approval of the merger agreement (we refer to the required vote for the approval of the merger agreement as the “shareholder approval”). If a quorum exists at the special meeting, the proposal to approve the adjournment or postponement, if necessary, of the special meeting to solicit additional proxies in favor of the merger agreement will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal, with the Common Stock and Class A Common Stock voting together as a single voting group.

•	Voting Agreements (page [•]) – Each of Martin G. Carver, Roy J. Carver, Jr. and Carver Partners LP (which we refer to as the “principal shareholders”) have entered into a voting agreement, dated as of December 5, 2006, with Grip Acquisition (which we refer to as the “voting agreements”) pursuant to which the principal shareholders have each agreed to vote the 3,546,477 shares of Common Stock and the 4,029,659 shares of Class A Common Stock that the principal shareholders beneficially own, as well as any shares for which they acquire beneficial ownership, in favor of the merger agreement and the transactions contemplated thereby and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the merger agreement or the merger. The shares held by the principal shareholders represent 35.6% and 42.5%, respectively, of the issued and outstanding Common Stock and Class A Common Stock.

•	How Shares are Voted (page [•]) – You may vote by attending the special meeting and voting in person by ballot, or by completing the enclosed proxy and then signing, dating and mailing it in the postage-paid envelope provided. Submitting a proxy now will not limit your right to revoke your proxy and to vote at the special meeting if you decide to attend in person. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, then follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares.

•	Revocation of Proxies (page [•]) – You may revoke your proxy at any time before it is actually voted by giving notice in writing to our Secretary prior to commencement of the special meeting, or by submitting a duly executed proxy bearing a later date. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” then you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

Shareholders Will Be Entitled to Receive $50.75 in Cash for Each Share of Our Common Stock and Class A Common Stock if the Merger is Completed (page [•])

        If the merger agreement is approved by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, upon completion of the merger our shareholders will be entitled to receive $50.75 in cash, without interest, for each share of our Common Stock and Class A Common Stock owned immediately prior to completion of the merger. We refer to the $50.75 per share cash payment as the “merger consideration.”

        Assuming the merger is completed, a paying agent will mail a letter of transmittal and instructions to our shareholders. The letter of transmittal and instructions will describe the process for surrendering stock certificates in exchange for the merger consideration. You should not include your stock certificates with the enclosed proxy. You should not forward your stock certificates to the paying agent without a letter of transmittal. Shareholders whose shares of Common Stock or Class A Common Stock are held in “street name” by their broker, nominee, fiduciary or other custodian will receive instructions from their broker, nominee, fiduciary or other custodian that will describe the process for surrendering “street name” shares and receiving cash for those shares.

How Outstanding Options and Other Equity-Based Awards Will Be Treated (page [•])

        At the effective time of the merger, all options to purchase our stock and stock appreciation rights (which we refer to as “SARs”) outstanding under our equity incentive plans will be cancelled (subject to the rights of the holders thereof) and will represent solely the right to receive a cash payment (which we refer to as the “option consideration”) equal to the product of (1) the excess, if any, of (a) the merger consideration or, with respect to stock options or SARs granted under the Bandag, Incorporated 2004 Stock Grant and Awards Plan (which we refer to as the “2004 Award Plan”), the “Change of Control Price,” as defined therein, if greater than the merger consideration over (b) the exercise price per share of stock subject to the stock option or SAR, as the case may be, multiplied by (2) the number of shares of stock for which such stock option or SAR shall not theretofore have been exercised.

        At the effective time of the merger, all shares of restricted stock and restricted stock units outstanding under our equity incentive plans, whether or not vested, will be cancelled (subject to the rights of the holders thereof), and the holders thereof will be entitled to receive a cash payment with respect to each share subject to any such award equal to the merger consideration or, with respect to restricted stock or restricted stock units granted under the 2004 Award Plan, the “Change of Control Price,” as defined therein, if greater than the merger consideration.

        At the effective time of the merger, all unvested performance units (which we refer to as “PUs”) outstanding immediately prior to the effective time will be cancelled (subject to the rights of the holders thereof) and the holder thereof will be entitled to receive with respect to each PU an amount in cash (which we refer to as the “performance award consideration”) equal to the product of (1) the merger consideration or the “Change of Control Price,” as defined therein, if greater than the merger consideration, without interest, in respect of each cancelled PU, multiplied by (2) a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the PU is subject to the date of the effective time and the denominator of which is the number of whole months in such performance period.

        At the effective time of the merger, all dividend equivalent units outstanding under our equity incentive plans will become fully vested and will be paid.

        Prior to the effective time of the merger, we will use our best efforts to obtain all waivers from holders of equity awards under our equity incentive plans as may be necessary to give effect to the treatment of options and other equity-based awards described above. In particular, we are required to obtain equity award waivers from at least 65% of the shares subject to the common equity awards granted pursuant to our 1999 Stock Award Plan, as amended on March 12, 2002.

Our Reasons for the Merger (page [•])

        In reaching its decision to adopt and approve the merger agreement and recommend the merger to our shareholders, our board of directors consulted with certain members of our senior management, as well as our legal and financial advisors, and considered a number of factors, which are discussed in detail in the section entitled “The Merger — Our Reasons for the Merger; Recommendation of Our Board of Directors.”

        The most important reasons for the merger are set forth below and are discussed in more detail beginning on page [•]:

•	our board noted that fleet customers increasingly seek tire management programs that include a full range of tire products and determined that the merger was a good strategic fit because it would enable us to better compete for fleet customers;

•	our board determined that Bridgestone was a compelling strategic buyer as a result of (1) Bridgestone’s strong financial condition and a high degree of certainty of completing the merger, (2) the likelihood of obtaining regulatory approval based on Bridgestone’s business, and (3) Bridgestone’s experience in our industry and established relationships with our fleet customers and suppliers;

•	our board’s belief that the merger consideration is fair to our shareholders after reviewing William Blair’s financial presentation to our board of directors, including its oral opinion to our board of directors on December 4, 2006, subsequently confirmed in writing, dated December 5, 2006, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, limitations and qualifications set forth therein, the merger consideration is fair, from a financial point of view, to our shareholders as described under “Opinion of Our Financial Advisor” (the full text of William Blair’s written opinion is attached as Appendix B to this proxy statement); and

•	our board reviewed the terms and conditions of the merger agreement, and determined that it should not preclude a “superior proposal” and that it contained provisions that were advantageous to our shareholders.

        The most material of the risks and potentially negative factors that we considered are set forth below and are discussed in more detail beginning on page [•]:

•	our board considered the fact that, (1) following the merger, our shareholders would cease to participate in any future earnings growth of Bandag or benefit from any future increase in its value and (2) for U.S. federal income tax purposes, the cash merger consideration would be taxable to our shareholders entitled to receive the merger consideration;

•	our board considered the interests of our directors and executive officers that are different from, or in addition to, the interests of our shareholders generally, as described under “The Merger — Interests of Our Executive Officers and Directors in the Merger”;

•	our board considered the distraction of the attention of our management that the merger might cause and that the merger might raise concerns with our long-time fleet customers, suppliers and franchised dealers;

•	our board considered the provisions of the merger agreement that prevent us from soliciting competing takeover proposals and require us to convene a special meeting of our shareholders to vote on approving the merger agreement even if our board of directors determines that the merger is no longer advisable (see “The Merger Agreement —No Solicitation of Competing Proposals;” “The Merger Agreement —Termination of the Merger Agreement;” and “The Merger Agreement —Termination Fees”);

•	our board considered the covenants of the merger agreement that govern the conduct of our business prior to the consummation of the merger and determined that they were customary for this type of transaction and should not impede our on-going business operations; and

•	our board considered the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and, as a result, it is possible that the merger may not be completed even if approved by our shareholders, as described under “The Merger Agreement – Conditions to Completing the Merger.”

Recommendation of Our Board of Directors (page [•])

        Our board of directors unanimously determined that the merger is in the best interests of our company and shareholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement. Accordingly, our board of directors has unanimously recommended that our shareholders vote “FOR” the approval of the merger agreement.

        Our board of directors reached its determination after careful consideration and based, in part, on the opinion of William Blair and such other factors, documentation and information our board of directors deemed appropriate. See “The Merger — Our Reasons for the Merger; Recommendation of Our Board of Directors.”

Fairness Opinion of Our Financial Advisor (page [•])

        William Blair has delivered a written opinion to our board of directors to the effect that, as of December 5, 2006 and based upon and subject to the assumptions made, procedures followed, matters considered, limitations and qualifications set forth in the opinion, the cash consideration of $50.75 per share to be paid to our shareholders in the merger was fair, from a financial point of view, to our shareholders (other than Bridgestone or its affiliates). The full text of William Blair’s written opinion is attached as Appendix B to this proxy statement. You should read the opinion carefully in its entirety. William Blair’s opinion was directed to our board of directors and provided for the information and assistance of our board of directors in connection with its consideration of the merger. The William Blair opinion does not constitute a recommendation to any of our shareholders as to how to vote or act with respect to the merger or any related transaction.

Interests of Our Executive Officers and Directors in the Merger (page [•])

        In addition to their interests in the merger as shareholders, certain of our executive officers and directors have interests in the merger that differ from, or are in addition to, your interests as a shareholder. Generally speaking, those interests include:

•	unvested stock options, restricted stock and performance units that will vest as a result of the merger;

•	under severance agreements, entered into in 1999, certain of our executive officers (Martin G. Carver, Warren W. Heidbreder and John C. McErlane) are entitled to receive severance benefits equal to the greater of a specified dollar amount ($1,000,000 for Mr. Carver; $650,000 for Mr. Heidbreder; and $610,000 for Mr. McErlane) or an amount equal to 24 months base salary if their employment is involuntary terminated or they voluntarily terminate their employment for good reason, except for death, disability or retirement (“good reason” means (1) a 15% or greater reduction in the executive’s base pay, (2) a materially adverse change, without the executive’s prior written consent, in the nature or scope of the executive’s title or responsibilities, or (3) the relocation of the executive’s principal place of employment by more than fifty (50) miles);

•	certain other executive officers (Mark A. Winkler, David W. Dahms, Frederico U. Kopittke and Jeffrey C. Pattison) are parties to severance agreements that provide for a severance payment of one year’s base salary (two year’s base salary for Mr. Kopittke) in the event that, within one year following a change of control of the company, the executive officer is terminated without “cause” or the executive officer terminates his or her employment for “good reason” (namely, a reduction in salary and benefits to amounts which are not substantially the same as those in effect as of the date of the agreement or the relocation of the officer’s principal place of employment to a location more than 50 miles from such person’s principal place of employment as of the date of the agreement);

•	each of Martin G. Carver, our Chairman of the Board, President and Chief Executive Officer, and Warren W. Heidbreder, our Vice President, Chief Financial Officer and Secretary, has entered into a consulting agreement entitling such officer to certain benefits from the surviving corporation for providing consulting and other related services to the surviving corporation; and

•	our officers and directors will receive liability insurance and fiduciary liability insurance coverage and indemnification promises from the surviving corporation pursuant to the merger agreement.

Conditions to Completion of the Merger (page [•])

        Neither we nor Bridgestone is required to complete the merger unless a number of conditions are satisfied or waived. These conditions include:

•	obtaining shareholder approval;

•	the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), shall have expired or been earlier terminated, and required competition approvals under foreign antitrust regulations, including European Union regulation or from relevant European Union member states and under the Competition Act (Canada) shall have been obtained; and

•	other customary closing conditions specified in the merger agreement.

Termination of the Merger Agreement and Termination Fees (pages [•] and [•])

        We may mutually agree with Bridgestone in writing to terminate the merger agreement at any time prior to completing the merger. Other circumstances under which we or Bridgestone may terminate the merger agreement are described under “The Merger Agreement-Termination of the Merger Agreement.” Under some circumstances resulting in the termination of the merger agreement, we will be required to pay a termination fee of $32,000,000. Under certain circumstances, we also may be required to pay the actual expenses of Bridgestone (up to a maximum of $5,500,000), which payment will be credited against any later payment of the termination fee of $32,000,000.

Litigation Related to the Merger (pages [•] and [•])

        On December 8, 2006, a purported class action shareholder complaint was filed in the Muscatine County District Court in the State of Iowa (which we refer to as the “complaint”) by Plumbers and Pipefitters Local 572 Pension Fund, seeking to pursue a class action on behalf of all of our shareholders. The complaint names us, Martin G. Carver, our Chairman, President and Chief Executive Officer, and our other directors, Gary E. Dewel, R. Stephen Newman, Roy J. Carver, Jr., James R. Everline, Phillip J. Hanrahan and Amy P. Hutton, as defendants. The complaint alleges, among other things, that our directors breached their fiduciary duties of due care and good faith by failing to solicit bids from other potential bidders and failing to maximize shareholder value and by creating deterrents to third party offers. Among other things, the complaint seeks class action status, and a court order enjoining the consummation of the merger and directing the defendants to take appropriate steps to maximize shareholder value. While the lawsuit is in its preliminary stage, we believe that the claims in the lawsuit are without merit and intend to vigorously defend it.

Material U.S. Federal Income Tax Consequences (page [•])

        The merger will be taxable to our shareholders for U.S. federal income tax purposes. Holders of our Common Stock or Class A Common Stock receiving cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the shares surrendered by the shareholder. Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger. See “The Merger — Material U.S. Federal Income Tax Consequences.”

Appraisal Rights (page [•])

        Under Iowa law, since our Common Stock and Class A Common Stock are traded on the New York Stock Exchange and we are not being acquired by a person, or by an affiliate of a person, who at any time in the one-year period immediately preceding December 5, 2006 was the beneficial owner of twenty percent or more of the voting power of the company, holders of the Common Stock and Class A Common Stock do not have the right to exercise appraisal rights in connection with the merger. Prior to the January 16, 2007 conversion of our Class B Common Stock into Common Stock, the holders of the Class B Common Stock would have had appraisal rights in connection with the merger because the Class B Common Stock was not traded on an exchange.

Questions

        If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Georgeson Inc., which is assisting us, toll-free at (866) 425-8557. You may also contact our Secretary, Warren W. Heidbreder.

Information about the Companies

Bandag, Incorporated
2905 North Highway 61
Muscatine, Iowa 52761-5886
(563) 262-1400

Bandag, Incorporated, an Iowa corporation, manufactures retreading materials and equipment for its worldwide network of more than 900 franchised dealers that produce and market retread tires and provide tire management services. Bandag’s traditional business serves end-users through a wide variety of products offered by dealers, ranging from tire retreading and repairing to tire management systems outsourcing for commercial truck fleets. Tire Distribution Systems, Inc. (TDS), a wholly owned subsidiary of Bandag, sells and services new and retread tires. In addition, Bandag has an 87.5% interest in Speedco, Inc., a provider of on-highway truck lubrication and routine tire services to commercial truck owner-operators and fleets.

Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the year ended December 31, 2005, which is incorporated in this proxy statement by reference. See “Where You Can find More Information.”

Bridgestone Americas Holding, Inc.
Grip Acquisition Corporation
535 Marriott Drive
Nashville, Tennessee 37214
(615)937-5000

Bridgestone Americas Holding, Inc., a Nevada corporation, is based in Nashville, Tennessee and is the U.S. subsidiary holding company of Bridgestone Corporation, the world’s largest tire and rubber company. Bridgestone and its subsidiaries develop, manufacture and market a wide range of Bridgestone, Firestone, Dayton and associated brand tires to address the needs of a broad range of customers, including consumers, automotive and commercial vehicle original equipment manufacturers, and those in the agricultural, forestry and mining industries. The companies also produce air springs, roofing materials, synthetic rubber and industrial fibers and textiles and operate the world’s largest chain of automotive tire and service centers.

Grip Acquisition Corporation, a newly formed Iowa corporation, was formed by Bridgestone for the sole purpose of entering into the merger agreement and completing the merger. Grip Acquisition is wholly owned by Bridgestone and has not engaged in any business except in anticipation of the merger.

THE SPECIAL MEETING

Date, Time and Place

        The enclosed proxy is solicited on behalf of our board of directors for use at a special meeting of our shareholders to be held on [•] [•], 2007, at 10:00 a.m., Central time, at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa, or at any adjournment or postponement of the special meeting.

Matters to Be Considered

        At the special meeting, our shareholders will be asked to:

•	consider and vote upon a proposal to approve the merger agreement;

•	consider and vote upon a proposal to adjourn or postpone the special meeting if necessary or appropriate to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

•	consider and act on any other matters properly coming before the special meeting.

Record Date; Voting Rights

        Each shareholder on the record date will be entitled to vote at the meeting. Holders of Common Stock are entitled to one vote for each share held and holders of Class A Common Stock are entitled to one vote for each share held (holders of Class A Common Stock are not entitled to vote except as otherwise required by law, such as at the special meeting). All of our shares of Class B Common Stock were converted into shares of Common Stock prior to the record date.

        We have fixed February 22, 2007 as the record date for the special meeting. Only shareholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were [•] shares of our Common Stock issued and outstanding and [•] shares of our Class A Common Stock issued and outstanding. A list of shareholders will be available for review at our executive offices during regular business hours beginning two business days after notice of the meeting is given and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof.

        If you sell or transfer your shares of our Common Stock or Class A Common Stock after the record date but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote at the special meeting.

        All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as approval of the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as “broker non-votes.” Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, but do not constitute a vote “for” or “against” any proposal at the special meeting and will be disregarded in the calculation of “votes cast.”

Quorum

        Holders of shares of our stock entitled to vote at the special meeting may take action on a matter at the special meeting only if a quorum of those shares exists with respect to that matter. Accordingly, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each of our Common Stock and Class A Common Stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting by each of the Common Stock and Class A Common Stock, voting separately as a class. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies.

        If a share of our Common Stock or Class A Common Stock is represented for any purpose at the special meeting, other than for the purpose of objecting to the special meeting or the transacting of business at the special meeting, it will be deemed present for purposes of determining whether a quorum exists.

        Any shares of our Common Stock or Class A Common Stock held in treasury by us are not considered to be outstanding on the record date or otherwise entitled to vote at the special meeting for purposes of determining a quorum.

        Shares represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

Required Vote

        Proposal to Approve the Merger Agreement. To approve the merger agreement, assuming a quorum exists, votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement must exceed the votes cast against the approval of the merger agreement.

        The principal shareholders have entered into a voting agreement, dated as of December 5, 2006, with Grip Acquisition pursuant to which the principal shareholders have each agreed to vote for and to grant irrevocable proxies to Grip Acquisition’s designees for the purpose of voting all of the principal shareholders’ aggregate shares in favor of the merger agreement and the transactions contemplated thereby and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the merger agreement or the merger.

        Proposal to Adjourn Meeting to Permit Further Solicitation of Proxies. If there are not sufficient votes at the time of the special meeting to approve the merger agreement, we may propose that the meeting be adjourned or postponed to permit further solicitation of proxies. The proxy card contains a separate box for shareholders to mark their vote on this proposal should we elect to bring it before the shareholders at the special meeting. If a quorum exists at the special meeting, the proposal to approve the adjournment or postponement of the special meeting to solicit additional proxies in favor of the merger agreement will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal, with the Common Stock and Class A Common Stock voting together.

        General. As of February 22, 2007, the record date, our directors and executive officers held and are entitled to vote, in the aggregate, [•] shares of our Common Stock, representing approximately [•]% of the issued and outstanding shares of our Common Stock; and [•] shares of our Class A Common Stock, representing approximately [•]% of the issued and outstanding shares of our Class A Common Stock. Our directors and executive officers have informed us that they intend to vote all of their shares of our Common Stock and Class A Common Stock “FOR”the approval of the merger agreement and “FOR”the meeting adjournment proposal.

        Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, but do not constitute a vote “for” or “against” any proposal at the special meeting and will be disregarded in the calculation of “votes cast.”

        If the special meeting is adjourned or postponed for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

How Shares Are Voted; Proxies; Revocation of Proxies

        You may vote by attending the special meeting and voting in person by ballot or by completing the enclosed proxy and then signing, dating and mailing it in the postage-paid envelope provided. Submitting a proxy now will not limit your right to revoke your proxy and to vote at the special meeting if you decide to attend in person. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, then follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares.

        Shares represented by a properly executed proxy will be voted at the special meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If you submit a proxy without giving voting instructions, then the persons named as proxies on the proxy card will vote your shares “FOR” the approval of the merger agreement, and “FOR” the proposal to adjourn or postpone the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

        You may revoke your proxy at any time before it is actually voted by giving notice in writing to our Secretary prior to commencement of the special meeting, or by submitting a duly executed proxy bearing a later date. Attendance at the special meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” then you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

        Please do not send in stock certificates at this time. If the merger is completed, we will send you instructions detailing the procedures for exchanging existing Bandag stock certificates for the merger consideration.

        Any shareholder who has questions or requests assistance in completing and submitting a proxy should contact Georgeson Inc., which is assisting us, toll free at (866) 425-8557.

Proxy Solicitation and Expenses

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will bear the costs of soliciting proxies. These costs include the preparation, assembly and mailing of the proxy statement, the notice of the special meeting of shareholders and the enclosed proxy, as well as the cost of forwarding these materials to the beneficial owners of our Common Stock. Our directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by mail, e-mail or telephone, in person or via the Internet. We have retained Georgeson Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at a cost of $[•] and reimbursement of reasonable out-of-pocket expenses. We will also reimburse brokers, nominees, fiduciaries and other custodians for expenses reasonably incurred in forwarding proxy material to the beneficial owners of our Common Stock and Class A Common Stock.

Appraisal Rights

        Under Iowa law, since our Common Stock and Class A Common Stock are traded on the New York Stock Exchange and we are not being acquired by a person, or by an affiliate of a person, who at any time in the one-year period immediately preceding December 5, 2006 was the beneficial owner of twenty percent or more of the voting power of the company, holders of the Common Stock and Class A Common Stock do not have the right to exercise appraisal rights in connection with the merger. Prior to the January 16, 2007 conversion of our Class B Common Stock into Common Stock, the holders of the Class B Common Stock would have had appraisal rights in connection with the merger because the Class B Common Stock was not traded on an exchange.

Adjournment

        If the special meeting is adjourned to a different place, date or time, we do not need to give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment, unless a new record date is or must be set for the adjourned meeting. Our board of directors must fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Attending the Special Meeting

        In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be our invited guest. You may be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment of the meeting.

THE MERGER

Background of the Merger

        In our traditional business, we engage primarily in the production and sale of precured tread rubber and equipment used by our franchisees for the retreading of tires for transportation companies, and their trucks, buses, light commercial trucks, and industrial equipment, off-the-road equipment and cars. We have increasingly found that transportation companies actively seek to use a single vendor that can offer tire management programs that include the full range of tire products, including both new tires and retreaded tires.

        In this regard, we have had a decades-long business relationship with Bridgestone. Our TDS stores have been authorized dealers of Bridgestone new tires. In addition, several GCR Tire Centers, which are owned by Bridgestone and service the truck and off-the-road trucking industry, are our franchisees. In addition, we and Bridgestone have numerous franchisees and dealers in the United States and Canada who sell both Bandag and Bridgestone products. Our relationship with Bridgestone also has been important because retreads and new Bridgestone tires are complementary, serving different customer needs. Retreading enables customers to get the full value of a new tire by retreading the tire’s casing. As such, being able to sell new tires as well as retreading materials and services is an integral part of a successful total tire management program.

        Prior to Bridgestone’s offer to acquire us, we had engaged in discussions concerning a possible joint venture relationship with Bridgestone in North America. The desire was to find a way, among other things, to provide enhanced service to our customers through our shared distribution network. The joint venture discussions with Bridgestone were terminated prior to our execution of the merger agreement, as we determined that the merger presented a better alternative for our shareholders and a better strategic alternative for putting the combined business in a more favorable position to serve customers seeking a total tire management program.

        Bridgestone made an initial inquiry regarding a potential business combination on September 1, 2006, when Martin G. Carver, our Chairman, President and Chief Executive Officer, met with Mark A. Emkes, Chairman and Chief Executive Officer of Bridgestone. Mr. Emkes indicated that Bridgestone was interested in considering a business combination transaction involving us. Bridgestone indicated that it was prepared to enter into a customary confidentiality and standstill agreement. Because none of the members of our board of directors was affiliated with Bridgestone, and because a majority of the board was independent (in accordance with recognized exchange listing requirements), the board did not believe (based on the advice of counsel) it necessary to constitute a special committee of directors to consider a possible transaction with Bridgestone.

        On September 5, 2006, we received a proposed confidentiality and standstill agreement and an initial due diligence request list from Bridgestone. In addition, on September 5, 2006, our board of directors held a meeting at which Mr. Carver briefed the directors about the September 1 meeting he had with Mr. Emkes. The directors discussed the steps related to the proposed business combination and the necessity for confidentiality of any discussions relating to a proposed business combination. It was unanimously agreed that management should continue the business combination discussions with Bridgestone, and the board determined that no information should be provided to Bridgestone before Bridgestone executed an acceptable confidentiality and standstill agreement. The directors also approved the retention of William Blair as financial advisor, provided that the written agreement engaging William Blair and the fee to be paid to William Blair remained subject to the board’s future approval.

        In addition, on September 5, 2006, we contacted William Blair to retain their services as financial advisor in connection with discussions with Bridgestone.

        On September 18, 2006, Bridgestone entered into a confidentiality and standstill agreement with us.

        On September 25, 2006, we delivered preliminary due diligence materials to Bridgestone and its financial advisor, JPMorgan.

        On October 2, 2006, members of our senior management (Messrs. Carver, Heidbreder and Pattison) met with members of senior management of Bridgestone (Ken Weaver, Vice President-Finance of North American Tire, LLC; Gary Garfield, Vice President, General Counsel and Secretary of North American Tire, LLC; Kurt Danielson, Vice President, North American Commercial Marketing of North American Tire, LLC; and John Pitman, Manager, Business Planning & Analysis of North American Tire, LLC) to review the companies’ respective businesses and to discuss a potential strategic transaction between us and Bridgestone. Representatives of William Blair and JPMorgan also attended this meeting. At this meeting, Bridgestone indicated that it believed that offering a full range of tire solutions to its customers was strategically important and that the potential acquisition of Bandag was one of several alternatives to achieving this goal. Bridgestone also indicated that while it was interested in pursuing a potential acquisition it would not participate in a bidding contest.

        On October 6, 2006, we provided additional preliminary due diligence materials to Bridgestone and JPMorgan, including a summary of our preliminary 2007-2009 financial plan. See “- Forward-Looking Financial Information.”

        On October 20, 2006, Bridgestone submitted a written indication of interest to pursue a business combination transaction that would include the payment of $49.50 per share to the holders of each class of our stock. In this letter, Bridgestone reiterated that its proposal was predicated on negotiating on an exclusive basis until the signing of definitive agreements. Our board of directors met by telephone to consider the indication of interest. Representatives of William Blair also attended the meeting and discussed the indication of interest with the directors. In determining to enter into exclusive negotiations with Bridgestone, our board of directors considered: (1) the level of Bridgestone’s indicated price; (2) Bridgestone’s indication that it would not participate in a bidding contest, and if Bridgestone would not join in a competitive process, the risk of losing Bridgestone’s proposal; (3) based on our industry knowledge and advice from our advisors, that other parties were unlikely to be interested in pursuing a transaction or would be unlikely to offer a higher price; and (4) the significant risk of damage to our competitive position and on-going operations if we conducted a broad sale process because such process could negatively impact our relationship with our fleet customers, dealers, franchisees and distributors.

        During the next several days, our advisors continued to discuss the due diligence process with the financial and legal advisors for Bridgestone.

        On October 27, 2006, our board of directors held a meeting to further consider the proposed merger. Representatives of William Blair attended the meeting, updated the board on the status of negotiations and discussed a preliminary valuation analysis of the proposed transaction with the board. A representative of Foley & Lardner LLP (which we refer to as “Foley & Lardner”), our outside legal counsel, also attended the meeting and advised the directors on a number of matters, including (1) the requirement in our articles of incorporation that each class of stock receive the same per share consideration in any merger transaction; (2) the fiduciary obligations of the directors when considering an acquisition proposal such as the one presented by Bridgestone; and (3) the advantages and disadvantages of effecting an acquisition by way of tender offer versus a merger transaction. The chief advantage of a tender offer that our board of directors considered was the potential speed with which a tender offer could be completed. Among the disadvantages of a tender offer that our board of directors considered were the fact that the time period for obtaining regulatory approvals could materially exceed the customary tender offer period, the lack of certainty that a sufficient number of holders will tender their shares, the complexity of effecting a tender offer for our three classes of stock and the need for a two-step process versus the one-step process for a negotiated merger. Our board of directors determined that a negotiated merger would be preferable, as the board believed that there would be a higher degree of certainty of being able to successfully complete the transaction as a negotiated merger and that the timeline for a merger transaction would align more closely with the timeline for obtaining the necessary regulatory approvals. Representatives of management updated the directors on the status of the due diligence process. Also at this meeting, our board of directors approved the written agreement engaging William Blair as our financial advisor in connection with the proposed business combination.

        Following the board meeting, on October 27, 2006, representatives of William Blair discussed with representatives of JPMorgan the indicated price and certain terms of the indication of interest and indicated that certain of these terms, including the indicated price of $49.50 per share, would need to be improved. The representatives of William Blair indicated, however, that the Bridgestone proposal provided a basis for allowing Bridgestone to pursue additional due diligence and for the parties to attempt to negotiate price and other terms.

        During the week of October 30, 2006, we continued the due diligence process, which continued through the end of November. During this period we provided additional due diligence materials to Bridgestone.

        On October 30, 2006, Jones Day, outside legal counsel to Bridgestone, provided us with a draft merger agreement regarding the proposed transaction with Bridgestone. During the next several weeks, William Blair, JPMorgan, Jones Day and Foley & Lardner held a number of conference calls to discuss the due diligence materials and process. These parties also had a number of discussions relating to legal documentation, the specific terms of the proposed merger agreement and related ancillary documents. During this period, the parties exchanged drafts of the merger agreement, voting agreements, consulting agreements and disclosure letters.

        On November 7, 2006, our board of directors held a regular quarterly meeting. Representatives of William Blair updated the board on the actions taken, particularly in the due diligence process, since the October 27 meeting. The representatives reported that, as requested by us, they had informed Bridgestone’s financial advisor that various terms, including the proposed $49.50 price, would need to be improved, but that Bridgestone’s proposal provided a basis for additional due diligence and for negotiations of price and other terms. The board of directors also discussed the necessity to retain our key executives during the period following any public announcement of the transaction. In that regard, it considered the advisability of providing severance agreements for certain key employees in order to assure their continued services and the viability of the business following the public announcement.

        On November 22, 2006, Bridgestone submitted a revised indication of interest to pursue a merger at $50.75 per share, subject to the completion of its due diligence investigation and the negotiation of an acceptable merger agreement.

        On November 28, 2006, Bridgestone, William Blair, JPMorgan, Jones Day and Foley & Lardner conducted negotiations to finalize the merger agreement and related ancillary agreements. As part of those negotiations, our representatives requested and obtained changes to the proposed termination fee provisions, closing conditions and certain other matters.

        On November 29, 2006, our board of directors met by telephone to consider the status of the proposed transaction with Bridgestone. A representative of Foley & Lardner reviewed the current draft of the merger agreement, a summary of which had been previously provided to the directors. Among other items, Foley & Lardner reviewed the various circumstances under which the merger agreement could be terminated, including the ability of the board to terminate the merger agreement and accept a “superior proposal” upon the payment of a termination fee to Bridgestone. Foley & Lardner also advised the board with respect to its fiduciary obligations relative to considering the transaction and whether additional marketing of our company was necessary. In this regard, our board of directors determined, based on the evidence available to it, that an active survey of the market was not advisable, taking into consideration: (1) Bridgestone’s indication that it would not participate in a bidding contest and, if it would not join in a competitive process, the risk of losing Bridgestone’s proposal; (2) based on our industry knowledge and advice from our advisors, that there was a limited likelihood that another strategic buyer would emerge; (3) advice from William Blair that based on forecasts provided by management and the financial and strategic requirements of financial buyers, it was unlikely that a financial buyer would offer merger consideration in excess of the price negotiated with Bridgestone; (4) William Blair’s indication that, if requested, it would likely be able to render an opinion that the merger consideration was fair, from a financial point of view, to the shareholders; (5) the significant risk of damage to our competitive position and on-going operations if we conducted a broad sale process because such process could negatively impact our relationship with our fleet customers, dealers, franchisees and distributors; and (6) that Bridgestone’s proposal included provisions that would permit us to pursue other “superior proposals” after the execution of the merger agreement. Representatives of William Blair also attended the meeting and discussed the key financial aspects of the proposed transaction. The directors also discussed the issues of severance agreements, consulting agreements and related matters.

        Following our November 29, 2006 board meeting, we, along with our legal and financial advisors, continued to negotiate the terms of the proposed merger with Bridgestone and its legal and financial advisors.

        On December 4, 2006, our board of directors met to consider the terms of the merger agreement as finally negotiated. Representatives of Foley & Lardner and William Blair attended the meeting. They reviewed the terms and conditions of the merger agreement and William Blair’s fairness analysis. A copy of the written materials used by William Blair in making its presentation had been provided to the directors in advance of the meeting. William Blair then delivered its oral opinion to our board of directors, subsequently confirmed in a written letter, dated December 5, 2006, that, as of that date and based upon and subject to the assumptions and qualifications set forth in its opinion, the consideration of $50.75 in cash per share of our stock was fair, from a financial point of view, to the holders (other than Bridgestone or its affiliates) of each class of our stock. Representatives of William Blair and Foley & Lardner discussed our decision not to seek other potential buyers, noting that the terms of the merger agreement provided our board with a fiduciary out in the event that we receive a “superior proposal” (as defined in the merger agreement). Foley & Lardner provided an assessment of the regulatory issues related to the merger and certain other potential strategic buyers. The board and its financial and legal advisors discussed generally the possible level of interest of other parties, strategic or financial, in pursuing an acquisition of us at a price in excess of $50.75 per share. In this discussion, our board considered the same issues it had considered at the November 29 board meeting, namely: (1) Bridgestone’s indication that it would not participate in a bidding contest and, if it would not join in a competitive process, the risk of losing Bridgestone’s proposal; (2) based on our industry knowledge and advice from our advisors, that there was a limited likelihood that another strategic buyer would emerge; (3) advice from William Blair that based on forecasts provided by management and the financial and strategic requirements of financial buyers, it was unlikely that a financial buyer would offer merger consideration in excess of the price negotiated with Bridgestone; (4) William Blair’s opinion that the merger consideration was fair, from a financial point of view, to the shareholders; (5) the significant risk of damage to our competitive position and on-going operations if we conducted a broad sale process because such process could negatively impact our relationship with our fleet customers, dealers, franchisees and distributors; and (6) that Bridgestone’s proposal included provisions that would permit us to pursue other “superior proposals” after the execution of the merger agreement.

        Following deliberations, our board of directors unanimously approved the merger agreement, determined that the merger agreement is in the best interests of our company and our shareholders, and recommended that shareholders vote “FOR” approval of the merger agreement and “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes in favor of the approval of the merger agreement at the time of the special meeting.

        Following completion of the respective meetings of our board of directors and the board of directors of Bridgestone on December 4, 2006, as well as the board of directors of Bridgestone Japan on December 5, 2006, Messrs. Carver and Emkes advised each other that their respective boards of directors had approved the proposed merger. The companies and their outside legal counsel then agreed upon all final revisions to the definitive documents, including the disclosure letters (in each case consistent with the terms that were approved by the respective boards of directors). The companies then executed the definitive merger agreement and ancillary documents and issued a joint press release prior to the opening of the markets on Tuesday, December 5, 2006 announcing the execution of the merger agreement.

Our Reasons for the Merger; Recommendation of Our Board of Directors

        On December 4, 2006, our board of directors unanimously adopted resolutions:

•	approving the merger agreement; and

•	recommending that the holders of our Common Stock and Class A Common Stock vote for the approval of the merger agreement. See “- Background of the Merger” for additional information on the recommendation of our board of directors.

        Our board of directors believes that the merger agreement is in the best interests of our company and shareholders. In reaching these conclusions, our board of directors consulted with certain members of our senior management and our legal and financial advisors, and considered the short-term and long-term interests of our shareholders and the future prospects of our company. In reaching the foregoing determinations, the board of directors considered the following material factors:

•	our board believed that our current and historical financial condition and results of operations were stable, but had noted that fleet customers increasingly seek to use a single vendor that can offer tire management programs that include a full range of tire products and determined that the merger was a good strategic fit because it would enable us to better compete for fleet customers;

•	our board noted that the merger consideration represented a significant premium to our shareholders with the merger consideration representing a per share premium of 14.9% above the closing price of our Common Stock of $44.18 on November 30, 2006 and 36.1% above the closing price of our Class A Common Stock of $37.30 on November 30, 2006;

•	our board determined that it was necessary and appropriate for the same merger consideration to be paid to Common Stock holders and Class A Common Stock holders because our restated articles of incorporation provide that each holder of a share of Common Stock and Class A Common Stock is entitled to receive the same per share consideration in a merger, consolidation or liquidation of the company;

•	our board concluded that the fact that the merger consideration consisted entirely of cash was beneficial to our shareholders because it would provide them with liquidity and certainty of value;

•	our board determined that Bridgestone was a compelling strategic buyer as a result of (1) Bridgestone’s strong financial condition and a high degree of certainty of completing the merger, (2) the likelihood of obtaining regulatory approval based on Bridgestone’s business, and (3) Bridgestone’s experience in our industry and established relationships with our fleet customers and suppliers;

•	our board’s belief that there was a limited likelihood that another truck tire industry participant would emerge as a competing bidder, based on industry knowledge and advice from our advisors of the likelihood that other large truck tire participants besides Bridgestone would face antitrust issues;

•	our board’s belief that there was a limited likelihood that a strategic buyer not already involved in the truck tire industry would emerge as a competing bidder because of the industry’s focus on offering a total tire management program to fleet customers;

•	our board’s belief, based on advice from William Blair, that based on forecasts provided by management and the financial and strategic requirements of financial buyers, it was unlikely that a financial buyer would offer merger consideration in excess of the price negotiated with Bridgestone;

•	our board’s belief that there was a significant risk of damage to our competitive position and on-going operations if we conducted a broad sale process because such process could negatively impact our relationship with our fleet customers, dealers, franchisees and distributors;

•	our board’s conclusion, after carefully considering Bridgestone’s offer, that the alternatives to the merger that were available to us (listed below) were inferior to the merger:

•	remain an independent public company focused on manufacturing and selling retread material (bringing with it the execution risk associated with the implementation of our strategic plan, especially the risk of continuing to offer a narrower product line than our principal competitors as well as the high costs of continuing to operate as a public company);

•	form a strategic alliance with a new tire manufacturer to jointly offer a total tire management program to our fleet customers (bringing with it the uncertainty of which party would benefit more financially from the alliance); or

•	identify the unlikely strategic buyer who was willing to continue as a manufacturer and seller of retread material without being able to offer a total tire management program and sell to such buyer;

•	our board’s belief that, with the terms and conditions reflected in the merger agreement (which the board viewed as favorable to us), the merger consideration represented the highest consideration that Bridgestone was likely willing to pay;

•	our board’s belief that the merger consideration is fair to our shareholders after reviewing William Blair’s financial presentation to our board of directors, including its oral opinion to our board of directors on December 4, 2006, subsequently confirmed in writing, dated December 5, 2006, that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered, limitations and qualifications set forth therein, the merger consideration is fair, from a financial point of view, to our shareholders as described under “Opinion of Our Financial Advisor” (the full text of William Blair’s written opinion is attached as Appendix B to this proxy statement); and

•	our board reviewed the terms and conditions of the merger agreement, and determined that it should not preclude a “superior proposal” and that it contained provisions that were advantageous to our shareholders, including:

•	the conditions to the closing of the merger, including the absence of a financing condition, and that if fleet customers, dealers, franchisees or distributors seek to terminate their relationships with us after December 5, 2006, this would not in and of itself give rise to a right by Bridgestone to terminate the merger agreement as long as (1) we used our best efforts to renew such contractual relationship or enter into a new contractual relationship on commercially reasonable terms; (2) we have complied in all material respects with our covenants relating to the conduct of our business prior to closing, providing access to information about us to Bridgestone and Grip Acquisition, providing notice to Bridgestone of certain material events and using our reasonable best efforts to cooperate with Bridgestone in order to maintain our business and the goodwill of our fleet customers, dealers, franchisees and distributors; and (3) the termination was not caused by us or any of our subsidiaries being in material breach of our contractual relationship with such party;

•	the structure of the transaction as a merger, requiring approval by our shareholders, which would result in public disclosure and a period of time prior to completion of the merger during which an unsolicited “superior proposal” could be submitted;

•	our right to engage in negotiations with, and provide information to, a third party that makes an unsolicited acquisition proposal, if the board of directors determines in good faith, after consultation with its legal and financial advisors, that such proposal could reasonably be expected to result in a transaction that is more favorable to our shareholders, from a financial point of view, than the merger;

•	our right to terminate the merger agreement in order to accept a “superior proposal”, subject to certain conditions and payment of a termination fee to Bridgestone; and

•	the other terms and provisions of the merger agreement as compared to customary terms and provisions in similar transactions.

        The board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•	our board considered the fact that, (1) following the merger, our shareholders would cease to participate in any future earnings growth of Bandag or benefit from any future increase in its value and (2) for U.S. federal income tax purposes, the cash merger consideration will be taxable to our shareholders entitled to receive the merger consideration, but determined that the fairness of the merger consideration and the strategic value and importance of the merger outweighed these considerations, noting that the all cash merger would provide shareholders with a significant premium, liquidity and certainty of value;

•	our board considered the uncertainty of completing the merger due to certain conditions to the closing of the merger, such as obtaining regulatory approvals, but believed that overall there was a relatively high degree of certainty of completing the merger;

•	our board considered the potential negative impact of the transaction on our employees, as employee retention could be negatively impacted if employees felt uncertain or became concerned about their roles in the company post-merger, but determined that steps could be taken to help retain employees;

•	our board considered the interests of our directors and executive officers that are different from, or in addition to, the interests of our shareholders generally, as described under “- Interests of Our Executive Officers and Directors in the Merger”;

•	our board considered the voting agreements that Martin G. Carver, Roy J. Carver and Carver Partners LP agreed to enter into in connection with the merger, pursuant to which they agreed to vote the 3,546,477 shares of Common Stock, representing 35.5% of the Common Stock, and the 4,029,659 shares of Class A Common Stock, representing 42.5% of the Class A Common Stock, that they beneficially own in favor of the merger agreement, and determined that this did not impact the board’s analysis of the fairness of the merger consideration and the strategic value and importance of the merger, and noted that nothing in the voting agreements should in any way restrict Martin G. Carver in the exercise of his fiduciary duties as an executive officer and director of Bandag or Roy J. Carver, Jr. in the exercise of his fiduciary duties as a director of Bandag (see “The Merger Agreement – Voting Agreements”);

•	our board considered that an impairment of our relationships with our long-time fleet customers, suppliers and franchised dealers would not in and of itself give rise to a right by Bridgestone to terminate the merger agreement as long as (1) we used our best efforts to renew such contractual relationship or enter into a new contractual relationship on commercially reasonable terms; (2) we have complied in all material respects with our covenants relating to the conduct of our business prior to closing, providing access to information about us to Bridgestone and Grip Acquisition, providing notice to Bridgestone of certain material events and using our reasonable best efforts to cooperate with Bridgestone in order to maintain our business and the goodwill of our fleet customers, dealers, franchisees and distributors; and (3) the termination was not caused by us or any of our subsidiaries being in material breach of our contractual relationship with such party;

•	our board considered the provisions of the merger agreement that prevent us from soliciting competing takeover proposals and require us to convene a special meeting of our shareholders to vote on approving the merger agreement even if our board of directors determines that the merger is no longer advisable and felt these provisions were common for this type of transaction, particularly in light of provisions allowing us to consider a “superior proposal” (see “The Merger Agreement — No Solicitation of Competing Proposals;” “The Merger Agreement — Termination of the Merger Agreement;” and “The Merger Agreement — Termination Fees”);

•	our board considered the covenants of the merger agreement that govern the conduct of our business prior to the consummation of the merger and determined that they were customary for this type of transaction and should not impede our on-going business operations; and

•	our board considered the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied or waived, and, as a result, it is possible that the merger may not be completed even if approved by our shareholders, as described under “The Merger Agreement – Conditions to Completing the Merger.”

        The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive but, we believe, includes the material factors considered by the board. Based on the factors outlined above, the board of directors determined that the merger agreement is in the best interests of our company and our shareholders.

        Our board of directors believes that the merger agreement is in the best interests of our company and our shareholders. Our board of directors recommends that you vote “FOR” approval of the merger agreement.

Opinion of Our Financial Advisor

        William Blair & Company, L.L.C. was retained to act as our financial advisor to render certain investment banking services in connection with a potential business combination. As part of its engagement, we requested William Blair to render an opinion as to whether the $50.75 per share merger consideration to be received by the holders (other than Bridgestone or its affiliates) of the outstanding shares of each of the Common Stock, Class A Common Stock and Class B Common Stock of Bandag (which we sometimes refer to collectively as “common equity”) was fair to such holders from a financial point of view. (On January 16, 2007, each share of Class B Common Stock was converted into one share of Common Stock.) On December 4, 2006, William Blair delivered its oral opinion to our board of directors and subsequently confirmed in writing, dated December 5, 2006, that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration of $50.75 in cash per share of common equity was fair, from a financial point of view, to the holders (other than Bridgestone or its affiliates) of each class of common equity.

        In rendering its opinion, William Blair performed certain financial analyses and took into account the provisions in our restated articles of incorporation, as amended, providing that the holders of each class of the common equity shall be entitled to receive the same per share consideration in the event of a merger or consolidation of Bandag. Based upon the totality of the facts and circumstances, including, but not limited to its financial analysis and its review of the provisions of our restated articles of incorporation, as amended, William Blair concluded that the merger consideration was fair, from a financial point of view, to the holders (other than Bridgestone or its affiliates) of each class of common equity. William Blair did not express any opinion as to the relative fairness of the consideration offered to each class of the common equity.

        William Blair provided the opinion described above for the information and assistance of our board of directors in connection with its consideration of the merger. The terms of the merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between us and Bridgestone and were approved by our board of directors. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading “Opinion of Our Financial Advisor.” The William Blair opinion is addressed to the Board of Directors for its use in evaluating Bridgestone’s proposal and determining whether to recommend that proposal to the shareholders. The William Blair opinion is included in this proxy statement so that the shareholders can assess the role of such opinion in the Board of Directors’ development of its recommendation to shareholders.

        THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED DECEMBER 5, 2006, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS DOCUMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. WILLIAM BLAIR’S OPINION WAS DIRECTED TO OUR BOARD OF DIRECTORS FOR ITS BENEFIT AND USE IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON EQUITY (OTHER THAN BRIDGESTONE OR ITS AFFILIATES) IN THE MERGER PURSUANT TO THE MERGER AGREEMENT, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW THAT SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY BANDAG TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

        In connection with its opinion, William Blair examined or discussed, among other things:

•	a draft dated December 5, 2006 of the merger agreement, including the exhibits thereto (including a draft dated December 5, 2006 of the form of the voting agreement) (we refer to such form of the merger agreement and form of the voting agreement as the “transaction agreements”);

•	the audited historical financial statements of Bandag for the three years ended December 31, 2005;

•	the unaudited financial statements of Bandag for the nine months ended September 30, 2006;

•	certain internal business, operating and financial information and forecasts of Bandag (which we refer to as the “forecasts”), prepared by the senior management of Bandag;

•	information regarding publicly available financial terms of certain other business combinations that William Blair deemed relevant;

•	the financial position and operating results of Bandag compared with those of certain other publicly traded companies that William Blair deemed relevant;

•	current and historical market prices and trading volumes of the Common Stock and the Class A Common Stock; and

•	certain other publicly available information on Bandag.

        William Blair also held discussions with certain members of our senior management to discuss the foregoing, considered other matters which it deemed relevant to its inquiry, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant. William Blair was not requested to, nor did William Blair, solicit the interest of other parties in a possible business combination transaction with Bandag.

        In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of the opinion including, without limitation, the forecasts, and William Blair did not assume any responsibility or liability therefor. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Bandag, nor were any such valuations or appraisals provided to William Blair. William Blair was advised by our senior management that the forecasts examined were reasonably prepared on a basis reflecting the best estimates then available and judgments of our senior management. In that regard, William Blair assumed, with our consent, that (i) the forecasts would be achieved in the amounts and at the times contemplated thereby and (ii) all of our material assets and liabilities (contingent or otherwise) were as set forth in our financial statements or other information made available to William Blair. William Blair expressed no opinion with respect to the forecasts or the estimates and judgments on which they were based. William Blair was not asked to consider, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for us or the effect of any other transaction in which we might engage. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of December 5, 2006. Although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair relied as to all legal, accounting and tax matters on advice of our advisors. William Blair assumed that the executed forms of the transaction agreements would conform in all material respects to the last drafts thereof reviewed by William Blair and that the merger would be consummated substantially on the terms described in the draft merger agreement, without any amendment or waiver of any material terms or conditions. William Blair did not express any opinion as to the impact of the merger on the solvency or viability of the surviving corporation.

        The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with our board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion.

        Selected Public Company Analysis. William Blair reviewed and compared certain financial information relating to us to corresponding financial information, ratios and public market multiples for a selected group of publicly-traded companies in excess of $100 million in enterprise value that were focused on tire and retread manufacturing and distribution or heavy truck component manufacturing. The companies selected by William Blair were:

•	Accuride Corp.

•	ArvinMeritor, Inc.

•	Bridgestone Corp.

•	Commercial Vehicle Group, Inc.

•	Continental AG

•	Cooper Tire & Rubber Co.

•	Cummins, Inc.

•	Goodyear Tire & Rubber Co.

•	Haldex AB

•	Michelin SCA

•	Pirelli & C. SpA

•	Titan International, Inc.

•	Williams Controls, Inc.

        Among the information William Blair considered was revenue, earnings before interest, taxes, depreciation and amortization (which we refer to as “EBITDA”), earnings before interest and taxes (which we refer to as “EBIT”) and earnings per share (which we refer to as “EPS”). William Blair considered the enterprise value as a multiple of revenue, EBITDA and EBIT for each company for the last twelve months for which results were publicly available (which we refer to as “LTM”) and the stock price of common equity as a multiple of EPS for each company for the respective calendar year EPS estimates for 2006 and 2007. The operating results and the corresponding derived multiples for us and each of the selected public companies were based on each company’s most recent available publicly disclosed financial information, closing share prices as of November 30, 2006 and consensus Wall Street analysts’ EPS estimates for calendar years 2006 and 2007.

        William Blair derived our implied enterprise value by multiplying the proposed purchase price per share of $50.75 by the aggregate number of shares, in-the-money options, stock appreciation rights and other performance units outstanding as of October 31, 2006 (9,467,966 shares of Class A Common Stock, 917,251 shares of Class B Common Stock, 9,072,129 shares of Common Stock and 1,196,218 options and other equity securities) and subtracting the related implied exercise proceeds for the options and other equity securities of $36.6 million to arrive at an implied net equity value of $1,011.6 million. William Blair then added our estimated December 31, 2006 debt of $38.3 million and minority interest of $1.7 million and subtracted the estimated cash of $101.1 million to the implied net equity value to arrive at our implied enterprise value of $950.5 million.

        To enhance the comparability of our financial results to the selected public companies’ results, William Blair adjusted our reported EBITDA and EBIT for the latest twelve month period and our forecasted EPS for 2006 as set forth below to (1) in the case of “adjusted” and “pro forma” results, add-back 2006 severance costs, and (2) in the case of “pro forma” results only, reflect cost-savings from pension plan changes and a headcount reduction for the full twelve months ended December 31, 2006. In June 2006, we announced changes to our pension plans and an employment reduction program. The main financial effects of implementing these changes were (1) one-time severance expenses in 2006 and (2) reduced employee costs for a portion of 2006. William Blair similarly adjusted the historical results of the selected public companies, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial results. William Blair noted that it did not have access to internal forecasts for any of the selected public companies.

        William Blair then compared the multiples implied for us based on the terms of the proposed merger to the range of trading multiples for the selected public companies. Information regarding the multiples from William Blair’s analysis of the selected publicly traded companies is set forth in the following table.

	Bandag at $50.75 per	Selected Public Company Valuation Multiples
Multiple	share	Min	Max	Median	Mean
Enterprise Value/LTM Revenue	0.97x	0.24x	1.57x	0.71x	0.81x
Enterprise Value/LTM EBITDA	12.9x	4.5x	12.3x	6.8x	7.2x
Enterprise Value/Adj. LTM EBITDA	10.9x
Enterprise Value/Pro Forma LTM EBITDA	8.0x
Enterprise Value/LTM EBIT	20.6x	5.9x	20.2x	9.9x	10.5x
Enterprise Value/Adj. LTM EBIT	15.8x
Enterprise Value/Pro Forma LTM EBIT	10.3x
Price to Estimated 2006 Adj. EPS	18.9x	6.2x	29.2x	13.2x	14.6x
Price to Estimated 2006 Pro Forma EPS	14.3x
Price to Estimated 2007 EPS	15.8x	10.1x	21.5x	12.1x	13.3x

        William Blair noted that the implied multiples for us based on the terms of the merger were within, and in several instances above, the range of multiples of the selected public companies set forth above.

        Although William Blair compared the trading multiples of the selected public companies to those implied for us, none of the selected public companies is identical to us. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Selected M&A Transactions Analysis. William Blair performed an analysis of seventeen selected business combinations consisting of transactions for target companies focused primarily on the tire and retread manufacturing and distribution industry as well as the heavy truck component manufacturing industry. William Blair’s analysis was based solely on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The transactions examined had transaction values between $100 million and $1.1 billion. All closed after January 1, 1999 and the first ten listed closed after January 1, 2004. The transactions examined were (target/acquirer):

•	TBC Corp./Sumitomo Corporation of America

•	JOST-Werke GmbH & Co KG/PPM Capital & Management

•	Vredestein Banden BV/Amtel Holdings Holland NV

•	Goodyear Tire & Rubber Co (North American farm tire business)/Titan International Inc

•	American Tire Distributors, Inc./Investcorp

•	Mayflower Vehicle Systems Inc (North American Commercial Vehicle Operations)/Commercial Vehicle Group, Inc.

•	Transportation Technologies Industries, Inc./Accuride Corp.

•	Polar Corp/Questor Management Co LLC

•	Dana Corp (automotive aftermarket business)/Cypress Group LLC

•	New Venture Gear Inc/Magna International Inc

•	National Tire & Battery/TBC Corp

•	Dana Corp (Boston Weatherhead division)/Eaton Corp

•	Ventra Group Inc/Flex-n-Gate Corp

•	Simpson Industries, Inc./Masco Tech, Inc.

•	Standard Products Co./Cooper Tire & Rubber Co

•	Excel Industries Inc/Dura Automotive Systems Inc

•	Heavy-Vehicle Braking Systems Business of LucasVarity plc/Meritor Automotive, Inc.

        William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of the target as a multiple of its revenue, EBITDA and EBIT for the latest twelve months prior to the announcement of the respective transaction. William Blair compared the resulting range of transaction multiples of revenue, EBITDA and EBIT for the selected transactions to the implied transaction multiples for us based on the terms of the proposed merger. William Blair also considered the adjusted and pro forma EBITDA and EBIT for us for the last twelve months ending September 30, 2006 and compared them to the respective range of transaction multiples of LTM EBITDA and EBIT for the selected transactions. William Blair similarly adjusted the historical results of the targets referenced in the selected transactions, where appropriate and publicly disclosed, to eliminate the impact of non-recurring items included in their financial results. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

	Bandag at $50.75 per	Selected Transaction Valuation Multiples
Multiple	share	Min	Max	Median	Mean
Enterprise Value/LTM Revenue	0.97x	0.29x	1.36x	0.58x	0.67x
Enterprise Value/LTM EBITDA	12.9x	4.3x	11.5x	6.6x	7.2x
Enterprise Value/Adj. LTM EBITDA	10.9x
Enterprise Value/Pro Forma LTM EBITDA	8.0x
Enterprise Value/LTM EBIT	20.6x	5.0x	17.5x	10.6x	10.9x
Enterprise Value/Adj. LTM EBIT	15.8x
Enterprise Value/Pro Forma LTM EBIT	10.3x

        William Blair noted that the implied multiples for us based on the terms of the merger were generally within the range of multiples, and in some instances above the highest observed multiple, of the selected transactions set forth above.

        Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of us, none of these transactions or associated companies is identical to the merger or us. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of us versus the values of the companies in the selected transactions.

        Premiums Paid Analysis. William Blair reviewed data from 183 acquisitions of publicly traded domestic companies, in which 100% of the target’s equity was acquired, occurring since January 1, 2002 and with transaction equity values between $500 million and $1.5 billion. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 60 days and 90 days prior to the announcement of the transaction, for all 183 transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on our respective Common Stock and Class A Common Stock prices one day, one week, one month, 60 days and 90 days prior to an assumed announcement date of the merger of December 1, 2006. William Blair did not perform this analysis for our Class B Common Stock as it was never publicly traded. Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

	Bandag		Premium Paid Data Percentile
Premium Period Before Announcement	Common at $50.75 per share	Class A at $50.75 per share	5th	25th	50th	75th	95th
1 Day	14.9%	36.1%	(0.2%)	12.7%	22.2%	33.9%	56.6%
1 Week	11.7%	33.6%	1.5%	15.2%	24.6%	35.5%	62.1%
1 Month	17.7%	39.0%	1.9%	18.5%	26.9%	39.2%	62.5%
60 Days	23.3%	46.6%	0.4%	15.4%	26.2%	40.8%	72.1%
90 Days	32.0%	57.8%	0.8%	14.7%	28.7%	45.8%	85.7%

        William Blair noted that the Common Stock premiums implied by the terms of the merger exceeded the 25th percentile for each of the one day, 60 day and 90 day time periods. William Blair also noted that the Class A Common Stock premiums implied by the terms of the merger exceeded the 75th percentile for each of the one day, 60 day and 90 day time periods.

        Discounted Cash Flow Analysis. William Blair utilized the forecasts referred to below in the “– Forward-Looking Financial Information” section, as well as input from our management for long-term sales growth rates, margins and other financial trends, to perform a discounted cash flow analysis of our projected future cash flows for the period commencing December 31, 2006 and ending December 31, 2011.

        Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for us. In this analysis, William Blair assumed terminal multiples of 2011 EBITDA ranging from 6.5x to 8.5x and assumed discount rates ranging from 10% to 14%. William Blair noted to us that these assumed terminal multiples are consistent with the mean and median multiples from the selected public company analysis and selected M&A transactions analysis shown above. William Blair made its discount rate assumption based on an analysis of the weighted average cost of capital for the selected public companies. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. William Blair derived a range of fully-diluted equity value per share by adding our net cash to the resulting enterprise value range and by dividing by our total shares outstanding and common share equivalents as of October 31, 2006. The fully-diluted equity value implied by the discounted cash flow analysis ranged from $40.36 per share to $56.50 per share, as compared to the merger consideration per share of $50.75.

        Leveraged Acquisition Analysis. William Blair utilized the forecasts referred to below in the “-Forward-Looking Financial Information” section, as well as input from our management for long-term sales growth rates, margins and other financial trends, to perform an analysis as to the price that could be paid by a typical leveraged buyout purchaser to acquire us. In this analysis, William Blair assumed a capital structure and financing rate scenario representative of the prevailing market for leveraged acquisitions for companies similar to us. This analysis assumed (1) a five year holding period commencing December 31, 2006; (2) a targeted internal rate of return to equity investors of approximately 20%-25%; and (3) the midpoint (7.5x) of a range of exit multiples of projected 2011 EBITDA of 6.5x to 8.5x. This analysis indicated that the consideration a leveraged buyout purchaser might be willing to pay per share of the common equity based on these assumptions ranged from $42.22 to $47.17, as compared to the merger consideration of $50.75 per share.

        General. This summary is not a complete description of the analysis performed by William Blair but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by the holders of our common equity (other than Bridgestone or its affiliates). Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to us or the merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

        William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with us, having provided certain investment banking services to us from time to time, including acting as financial advisor in connection with the adoption of our shareholder rights plan in August 2006 and certain other matters, for which William Blair received $150,000 in compensation, and acting as financial advisor with respect to our acquisition of Speedco in February 2004, for which William Blair received $550,000 in compensation. In addition, William Blair has provided brokerage and investment management services to us and certain of our affiliates for which it received customary fees, and may provide such services in the future. In the ordinary course of business, William Blair may from time to time trade our securities or the securities of Bridgestone Corporation for its own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

        We hired William Blair based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement dated September 15, 2006, a fee of $750,000 became payable to William Blair upon delivery of its opinion. In addition, under the terms of the September 15, 2006 letter agreement, William Blair will be entitled to receive an additional fee of approximately $6.6 million upon consummation of the merger. In addition, we have agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

Forward-Looking Financial Information

        As part of our internal planning process, we make projections for the subsequent three fiscal years. We do not as a matter of course publicly disclose projections as to future revenues, earnings or other results. However, in the course of our discussions relating to the proposed merger with Bridgestone, we provided Bridgestone with certain business and financial information which we believe was not publicly available. The information provided to Bridgestone included forward-looking financial information for the period commencing December 31, 2006 and ending December 31, 2009, based upon preliminary projections developed by us through a regular internal planning and forecasting process. Also, for the period commencing December 31, 2009 and ending December 31, 2011, our management provided input on long-term sales growth rates, margins and other financial trends to William Blair in connection with William Blair’s Discounted Cash Flow and Leveraged Acquisition Analyses, but did not provide any financial projections or forecasts for this period. The information provided to Bridgestone and summarized below was not prepared with a view toward public disclosure. In the view of our management, the information was prepared on a reasonable basis and reflected the best available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of our management’s knowledge and belief, the expected course of action and a reasonable preliminary projection of our future financial performance. However, the information provided to Bridgestone has not been updated and is not fact, and readers should not place undue reliance on the information, as actual results may vary from the financial forecasts.

        We provided Bridgestone with the following projected financial information for the period commencing December 31, 2006 and ending December 31, 2009:

($ in thousands)
	Projected Fiscal Years Ending December 31,
	2007	2008	2009
Sales	$1,011,317	$1,066,869	$1,116,912
EBITDA	$124,241	$136,621	$150,737
EBIT	$94,741	$106,021	$117,437

        The estimates and assumptions underlying the forward-looking financial information are inherently uncertain and, though considered reasonable by our management as of the date of its preparation, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking financial information. See “Forward-Looking Statements.” Accordingly, there can be no assurance that the forward-looking results are indicative of our future performance or that actual results will not differ materially from those presented in the forward-looking financial information. Inclusion of the forward-looking financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the forward-looking financial information will be achieved.

        We do not generally publish our business plans and strategies or make external disclosures of our anticipated financial position or results of operations. Accordingly, we do not intend to update or otherwise revise the forward-looking financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, we do not intend to update or revise the forward-looking financial information to reflect changes in general economic or industry conditions. The information concerning forward-looking financial information provided by us is not included in this proxy statement in order to induce any shareholder to vote in favor of the merger agreement.

Interests of Our Executive Officers and Directors in the Merger

        In addition to their interests in the merger as shareholders, certain of our executive officers and directors have interests in the merger that differ from, or are in addition to, your interests as a shareholder. In considering the recommendation of our board of directors to vote “FOR” the approval of the merger agreement, you should be aware of these interests. Our board of directors was aware of, and considered the conflicting interests of, our directors and executive officers in approving the merger agreement. All material interests are described below and, except as described below, such persons have, to our knowledge, no employment arrangements for continued employment with the company following the merger and no material interests in the merger that differ from your interests generally.

        Stock Options and Other Equity Based Awards. At the effective time of the merger, all options to purchase our stock outstanding under our equity incentive plans, whether or not vested, will be cancelled (subject to the rights of the holders thereof) and will represent solely the right to receive a cash payment equal to the option consideration.

        At the effective time of the merger, all shares of restricted stock outstanding under our equity incentive plans, whether or not vested, will be cancelled (subject to the rights of the holders thereof) and the holders thereof will be entitled to receive a cash payment with respect to each share subject to any such award equal to the merger consideration or, with respect to restricted stock or restricted stock units granted under the 2004 Award Plan, the “Change of Control Price” as defined therein if greater than the merger consideration.

        At the effective time of the merger, all unvested PUs outstanding immediately prior to the effective time will be cancelled (subject to the rights of the holders thereof) and the holder thereof will be entitled to receive the performance award consideration.

        Prior to the effective time of the merger, we will use our best efforts to obtain all waivers from holders of equity awards under our equity incentive plans as may be necessary to give effect to the treatment of options and other equity-based awards described above (in particular, we are required to obtain equity award waivers from at least 65% of the shares subject to the common equity awards granted pursuant to our 1999 Stock Award Plan, as amended on March 12, 2002). The obligations of Bridgestone and Grip Acquisition to complete the merger are subject to the condition that we have performed in all respects our obligations to obtain any equity award waivers. See “The Merger Agreement — Conditions to Completing the Merger.” If the requisite waivers are not obtained, and the merger is consummated, then the holders of the equity awards will not be entitled to receive the cash payments contemplated by the merger agreement, and the parties will take all appropriate and advisable steps to provide that following the merger the holders of the equity awards have no right to acquire any equity securities of the post-merger company or any subsidiary of the post-merger company.

        The following table indicates the number of options held by our executive officers and directors on November 30, 2006, the weighted average exercise prices of those options, those options vested as of November 30, 2006, those options that will vest prior to or as a result of the merger, and the amounts our executive officers and directors are estimated to receive in settlement of their respective options if the merger is completed:

Officer/Director	Total Options	Weighted Average Exercise Price ($)	Options Currently Vested	Options to Vest Prior to or as a Result of the Merger	Total Amount to be Received ($)
Officers:
Martin G. Carver	278,220	$ 29.89	223,255	54,965	$5,804,270
David W. Dahms	4,100	31.66	3,050	1,050	78,270
Warren W. Heidbreder	107,430	30.09	84,570	22,860	2,219,293
Frederico U. Kopittke	61,620	29.30	48,815	12,805	1,321,625
John C. McErlane	102,270	29.44	81,550	20,720	2,179,720
Jeffrey C. Pattison	19,840	28.94	16,085	3,755	432,693
Michael A. Tirona	49,550	30.09	37,910	11,640	1,023,608
Mark A. Winkler	4,500	28.92	3,637	863	98,233
Directors (other than Martin G. Carver)
Roy J. Carver, Jr.	12,935	$ 31.18	12,935	0	$ 253,195
Gary E. Dewel	12,935	31.18	12,935	0	253,195
James R. Everline	12,935	31.18	12,935	0	253,195
Phillip J. Hanrahan	12,935	31.18	12,935	0	253,195
Amy P. Hutton	4,210	41.30	4,210	0	39,775
R. Stephen Newman	12,935	31.18	12,935	0	253,195

        As of November 30, 2006, the number and value of the aggregate restricted stock holdings (based on the merger consideration of $50.75 per share) for our executive officers and directors were as follows:

Officer/Director	Number of Restricted Shares	Amount to be Received ($)
Officers:
Martin G. Carver	23,444	$1,189,783
David W. Dahms	477	24,208
Warren W. Heidbreder	9,216	467,712
Frederico U. Kopittke	6,818	346,014
John C. McErlane	10,656	540,792
Jeffrey C. Pattison	1,143	58,007
Michael A. Tirona	3,328	168,896
Mark A. Winkler	421	21,366
Directors (other than Martin
G. Carver)
Roy J. Carver, Jr.	1,411	$ 71,608
Gary E. Dewel	1,411	71,608
James R. Everline	1,411	71,608
Phillip J. Hanrahan	1,411	71,608
Amy P. Hutton	1,411	71,608
R. Stephen Newman	1,411	71,608

        The table below shows the number and value of the aggregate PU holdings (based on the merger consideration of $50.75 per share) for our executive officers, assuming for purposes of the table only that the merger is consummated on March 31, 2007 (none of our directors hold any PUs):

Officer	Number of Performance Units	Amount to be Received($)
Martin G. Carver	7,080	$ 149,713
David W. Dahms	1,540	32,565
Warren W. Heidbreder	3,370	71,261
Frederico U. Kopittke	1,660	35,102
John C. McErlane	3,810	80,566
Jeffrey C. Pattison	1,510	31,930
Michael A. Tirona	1,490	31,507
Mark A. Winkler	2,670	56,459

        Severance Agreements. Under severance agreements, entered into in 1999, certain of our executive officers (Martin G. Carver, Warren W. Heidbreder and John C. McErlane) are entitled to receive severance benefits equal to the greater of a specified dollar amount ($1,000,000 for Mr. Carver; $650,000 for Mr. Heidbreder; and $610,000 for Mr. McErlane) or an amount equal to 24 months base salary if their employment is involuntary terminated or they voluntarily terminate their employment for good reason, except for death, disability or retirement. For purposes of these severance agreements, “good reason” means (1) a 15% or greater reduction in the executive’s base pay, (2) a materially adverse change, without the executive’s prior written consent, in the nature or scope of the executive’s title or responsibilities, or (3) the relocation of the executive’s principal place of employment by more than fifty (50) miles. The severance agreements restrict the executive officers from competing with us for twenty-four months following the termination of employment and also contain extensive restrictions on disclosure of our confidential information. In connection with entering into the consulting agreements discussed below, the employment of Martin G. Carver and Warren W. Heidbreder will be terminated as of the effective date of the merger, thereby triggering our obligation to make severance payments to them under these agreements.

        Certain other executive officers (Mark A. Winkler, David W. Dahms, Frederico U. Kopittke and Jeffrey C. Pattison) are parties to severance agreements entered into in connection with the merger agreement that provide for a severance payment of one year’s base salary (two year’s base salary for Mr. Kopittke) in the event that, within one year following a change of control of the company, the executive officer is terminated without “cause” or the executive officer terminates his or her employment for “good reason” (namely, a reduction in salary and benefits to amounts which are not substantially the same as those in effect as of the date of the agreement or the relocation of the officer’s principal place of employment to a location more than 50 miles from such person’s principal place of employment as of the date of the agreement). The base salaries for each of Messrs. Winkler, Dahms, Kopittke and Pattison are $230,000, $202,175, $361,000 and $229,175, respectively.

        Consulting Agreements. Each of Martin G. Carver, Chairman of the Board, President and Chief Executive Officer, and Warren W. Heidbreder, Vice President, Chief Financial Officer and Secretary, whose employment with us will terminate as of the effective date of the merger, entered into a consulting agreement with us, to be effective as of the effective date of the merger, pursuant to which Messrs. Carver and Heidbreder will provide certain consulting and other related services to us in accordance with the terms and conditions contained therein, if requested by us (we are not required to request any such services). If we request that Mr. Carver provide consulting services during the nine months following the effective date of the merger, we will make a payment to Mr. Carver in an amount equal to $3,000 for each full day that Mr. Carver provides consulting services. In addition, for the first three months after the effective date of the merger, we will reimburse Mr. Carver for payments for the continuation of his coverage under our group health plan. The consulting agreement with Mr. Carver is terminable by us upon 30 days prior written notice. In consideration of Mr. Heidbreder’s performance of the consulting services on a substantially full-time basis during the six months following the effective date of the merger we will make a monthly payment to Mr. Heidbreder in an amount equal to $41,000 and will reimburse Mr. Heidbreder for payments for the continuation of his coverage under our group health plan.

        Indemnification and Insurance of Our and Our Subsidiaries’ Directors and Officers. The officers and directors of our company and our subsidiaries will also receive liability insurance coverage and indemnification promises from the surviving corporation pursuant to the merger agreement. For more information, see “The Merger Agreement — Indemnification and Insurance of Our and Our Subsidiaries’ Directors and Officers.”

Amendment to Our Rights Agreement

        On August 21, 2006, we entered into a rights agreement with Computershare Trust Company, N.A., as rights agent. In general, the rights agreement imposes significant adverse consequences upon any person or group that acquires 20% or more of the outstanding Common Stock, 20% or more of the outstanding Class A Common Stock or 20% or more of the outstanding Common Stock and Class A Common Stock on a combined basis without the approval of our board of directors.

        At the time we adopted the rights agreement, we indicated that the rights were designed to enable our shareholders to realize the full long-term value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt was made to acquire the company. In particular, our board of directors was mindful at the time of the upcoming automatic conversion of our Class B Common Stock into Common Stock and the potential impact of that conversion on our ability to execute our long-term strategy.

        On December 5, 2006, immediately prior to the execution of the merger agreement, we and Computershare Trust Company, N.A., entered into an amendment to the rights agreement which provides that neither the execution of the merger agreement nor the completion of the merger will trigger the provisions of the rights agreement.

        In particular, the amendment to the rights agreement provides that neither Bridgestone nor any of its subsidiaries shall become an “Acquiring Person,” and no “Shares Acquisition Date” or “Distribution Date” will occur, in each case as a result of:

•	the execution of the merger agreement or related documents;

•	the public announcement of the merger agreement and the merger; or

•	the completion of the merger or the other transactions contemplated by the merger agreement.

The rights agreement, as amended, also provides that the potential exercisability of the rights will terminate immediately prior to the effective time of the merger, but only if such effective time occurs. Except as provided in the amendment, the rights agreement remains in effect.

Merger Financing

        The merger is not conditioned on Bridgestone obtaining financing.

Regulatory Approvals and Requirements

        In connection with the merger, we are required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

•	filings with the Federal Trade Commission and Department of Justice under the HSR Act, which we made on January 4, 2007, and supplemented on January 9, 2007 (the Federal Trade Commission has notified the parties that early termination of the waiting period under the HSR Act was granted effective January 26, 2007);

•	competition filings with the European Union or relevant European Union members, which we made on [•][•], 2007;

•	filings under the Competition Act (Canada), which we made on [•][•], 2007;

•	filing this proxy statement with the Securities and Exchange Commission (which we refer to as the “SEC”) calling for a special shareholders meeting to approve the merger agreement;

•	filing articles of merger with the Secretary of State of Iowa in accordance with the Iowa Business Corporation Act (which we refer to as the “IBCA”) after the approval of the merger agreement by our shareholders;

•	certain notice filings with the SEC to terminate registration of our stock; and

•	certain filings with the New York Stock Exchange and Chicago Stock Exchange.

Litigation Related to the Merger

        On December 8, 2006, a purported class action shareholder complaint was filed in the Muscatine County District Court in the State of Iowa (which we refer to as the “complaint”) by Plumbers and Pipefitters Local 572 Pension Fund, seeking to pursue a class action on behalf of all of our shareholders. The complaint names us, Martin G. Carver, our Chairman, President and Chief Executive Officer, and our other directors, Gary E. Dewel, R. Stephen Newman, Roy J. Carver, Jr., James R. Everline, Phillip J. Hanrahan and Amy P. Hutton, as defendants. The complaint alleges, among other things, that our directors breached their fiduciary duties of due care and good faith by failing to solicit bids from other potential bidders and failing to maximize shareholder value and by creating deterrents to third party offers. Among other things, the complaint seeks class action status, and a court order enjoining the consummation of the merger and directing the defendants to take appropriate steps to maximize shareholder value. While the lawsuit is in its preliminary stage, we believe that the claims in the lawsuit are without merit and intend to vigorously defend it.

Material U.S. Federal Income Tax Consequences

        The following summary sets forth the U.S. federal income tax consequences of the merger that are expected to be material to U.S. holders (as defined below) of our Common Stock and Class A Common Stock. With respect to Non-U.S. holders (as defined below), the following summary addresses the applicability of the FIRPTA Tax (as defined below) in connection with the merger but does not address any other U.S. federal, state, or local tax consequences. This summary does not purport to be a complete technical analysis or listing of all potential tax consequences that may be relevant to parties to the merger. It is not intended to be, nor should it be construed as being, legal or tax advice. For this reason, holders of our Common Stock and Class A Common Stock should consult their own tax advisors concerning the tax consequences of the merger. Further, this discussion does not address any tax consequences arising under the income or other tax laws of any state, local or foreign jurisdiction or any tax treaties.

        This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), the applicable regulations of the U.S. Treasury Department, and publicly available judicial and administrative rulings and decisions, all as in effect on the date of this proxy statement, any of which may change, possibly retroactively. Any changes could affect the continuing validity of this discussion.

        For purposes of this summary, the term “U.S. holder” means a beneficial owner of shares of our Common Stock or Class A Common Stock who is:

•	an individual who is a U.S. citizen or who is a U.S. resident for U.S. federal income tax purposes;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	a trust, if either (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

        For purposes of this summary, the term “Non-U.S. holder” means a beneficial owner of shares of our Common Stock or Class A Common Stock that (i) is an individual or is an entity classified as a corporation for U.S. federal income tax purposes and (ii) is not a U.S. holder. The discussion below addresses the applicability of the FIRPTA Tax to Non-U.S. holders in connection with the merger but does not address the applicability of the FIRPTA Tax to any trust or estate that is not a U.S. holder.

        For purposes of this discussion, an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes is neither a U.S. holder nor a Non-U.S. holder. The U.S. federal income tax treatment of a partnership and its partners depends upon a variety of factors, including the activities of the partnership and the partners. Holders of our Common Stock or Class A Common Stock that are entities or arrangements classified for U.S. federal income tax purposes as partnerships, and any members of such entities or arrangements, should consult their tax advisors concerning the U.S. federal income tax consequences of the merger.

        This summary assumes that you hold your shares of our Common Stock or Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution or thrift;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity or an owner thereof;

•	an entity or arrangement taxable as a partnership for U.S. federal income tax purposes;

•	an insurance company;

•	a mutual fund;

•	a dealer in stocks and securities or foreign currencies;

•	a trader or an investor in securities who elects the mark-to-market method of accounting for your securities;

•	a Bandag shareholder who received our Common Stock or Class A Common Stock from the exercise of employee stock options, from an employee stock purchase plan or otherwise as compensation;

•	a Bandag shareholder who received our Common Stock or Class A Common Stock from a tax-qualified retirement plan, individual retirement account or other qualified savings account;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	a holder of options granted under any of our employee or other benefit plans; or

•	a Bandag shareholder who holds our Common Stock or Class A Common Stock as part of a straddle, hedging, constructive sale, conversion, or other integrated transaction.

        This discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, you are strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to you.

        U.S. Federal Income Tax Consequences to U.S. Holders

        The merger will be taxable to U.S. holders for U.S. federal income tax purposes. A U.S. holder of our Common Stock or Class A Common Stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received in the merger and the holder’s adjusted tax basis in the shares of our Common Stock or Class A Common Stock that are surrendered.

        Gain or loss recognized by such holder will be capital gain or loss, which will be long-term capital gain or loss if the holder’s holding period for the shares of our Common Stock or Class A Common Stock, as the case may be, exceeds one year at the time of the merger. Long-term capital gains recognized by an individual are generally subject to tax at reduced rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of our Common Stock and Class A Common Stock (in other words, shares acquired at the same cost in a single transaction) converted into cash in the merger.

        Backup Withholding and Information Reporting

        Information reporting requirements will apply to cash received by a U.S. holder in connection with the merger. This information reporting obligation, however, does not apply with respect to certain U.S. holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts. In the event that a U.S. holder subject to the reporting requirements fails to supply its correct taxpayer identification number in the manner required by applicable law or is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends, a backup withholding tax (at a rate that is currently 28%) will be imposed on the amount of the cash received. A U.S. holder may credit any amounts withheld under the backup withholding provisions against its U.S. federal income tax liability, and, as a result, may entitle the U.S. holder to a refund, provided the required information is furnished to the Internal Revenue Service. Such amounts, once withheld, are not refundable by us or the paying agent.

        FIRPTA Tax

        We believe that at all times during the five years preceding the closing date of the merger we have not been, and will not be, a “United States Real Property Holding Corporation” (sometimes referred to as a USRPHC) as defined under the provisions of Section 897 of the Code which were enacted under the Foreign Investment in Real Property Tax Act of 1980 (sometimes referred to as FIRPTA). A corporation generally is characterized as a USRPHC if the fair market value of the United States real property interests (sometimes referred to as USRPIs) owned by the corporation and its subsidiaries equals or exceeds 50% of the sum of (i) the fair market value of the worldwide real property interests owned by the group and (ii) the other assets used or held for use by the group in a trade or business. USRPIs include any interest (other than an interest solely as a creditor) in real property located in the United States or the Virgin Islands.

        If, contrary to our belief, we were a USRPHC at any time during the five years preceding the closing date of the merger, a Non-U.S. holder that owned, directly or constructively, more than 5% of the total fair market value of either our Common Stock or Class A Common Stock at any time during that period would be subject to U.S. federal income tax under Section 897 of the Code (sometimes referred to as the FIRPTA Tax) on the gain recognized by that Non-U.S. Holder as a result of the merger.

        Under Section 1445 of the Code, a person acquiring shares of stock in a USRPHC from a foreign person generally is required to deduct and withhold a tax equal to 10% of the amount realized by that foreign person on the sale or exchange of those shares (sometimes referred to as FIRPTA Withholding). However, Section 1445(b)(6) of the Code exempts from FIRPTA Withholding the sale or exchange of a share of stock in a USRPHC if that share of stock is regularly traded on an established securities market.

        We expect that our Common Stock and Class A Common Stock will continue to be regularly traded on the New York Stock Exchange and the Chicago Stock Exchange at all times leading up to and as of the effective time of the merger, such that the our Common Stock and Class A Common Stock should be considered to be “regularly traded on an established securities market” for purposes of Section 897(c)(3) of the Code. Assuming that this expectation proves to be correct, the paying agent will not be required to deduct and withhold amounts on account of FIRPTA Withholding with respect to payments in the merger to a non-U.S. holder of Common Stock or Class A Common Stock, even if we were a USRPHC at any time during the five years preceding the closing date of the merger.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings that we make with the SEC, which are available without charge at www.sec.gov.

The Merger

        The merger agreement provides that, at the effective time of the merger, Grip Acquisition will merge with and into us. Upon completion of the merger, Grip Acquisition will cease to exist, and we will continue as the surviving corporation.

When the Merger Becomes Effective

        At the closing, Bandag and Grip Acquisition will file articles of merger with the Secretary of State of the State of Iowa in accordance with Section 490.1106 of the IBCA. The merger will become effective at such time as the articles of merger has been duly filed with the Secretary of State of the State of Iowa or at such later date or time as may be agreed by Bandag and Grip Acquisition in writing and specified in the certificate of merger in accordance with the IBCA.

        If our shareholders approve the merger agreement, the parties intend to complete the merger as soon as practicable thereafter. The parties to the merger agreement expect to complete the merger late in the first quarter or early in the second quarter of 2007. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Articles of Incorporation, By-Laws and Directors and Officers of Bandag as the Surviving Corporation

        When the merger is completed:

•	the restated articles of incorporation of Bandag in effect immediately prior to the effective time will be the articles of incorporation of the surviving corporation;

•	the by-laws of Bandag in effect immediately prior to the effective time will be the by-laws of the surviving corporation;

•	the directors of Grip Acquisition at the effective time will be the directors of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal; and

•	our officers at the effective time will be the officers of the surviving corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. However, Martin G. Carver’s and Warren W. Heidbreder’s employment with us will be terminated as of the effective time of the merger.

Conversion of Stock

        At the effective time of the merger, by virtue of the merger, each share of our Common Stock and Class A Common Stock outstanding immediately prior to the effective time will automatically be converted into and represent the right to receive $50.75 in cash, without interest, except for shares of our Common Stock and Class A Common Stock held by us or any of our subsidiaries (other than shares held on behalf of third parties). All shares of our Common Stock or Class A Common Stock held by Bridgestone or any of its subsidiaries immediately prior to the effective time, and in each case not held on behalf of third parties, will be cancelled without any payment therefor.

        At the effective time of the merger, each share of Common Stock of Grip Acquisition outstanding immediately before the effective time will be converted into and exchanged for one share of Common Stock of the surviving corporation.

Payment for Shares

        At or prior to the effective time of the merger, Bridgestone will deposit with a paying agent appointed by it sufficient funds to pay the aggregate merger consideration (which we refer to as the “payment fund”). As promptly as practicable after the effective time of the merger, we, as the surviving corporation in the merger, will cause the paying agent to mail to each holder of record of shares of our Common Stock and Class A Common Stock immediately prior to the effective time, a form of letter of transmittal and instructions to effect the surrender of their stock certificate(s) in exchange for payment of the merger consideration. You should not send in your Bandag stock certificates until you receive the letter of transmittal and instructions. The letter of transmittal and instructions will tell you what to do if you have lost a certificate, or it if has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by us, post a bond in a reasonable amount as we direct as indemnity against any claim that may be made against us with respect to that certificate.

        The paying agent will promptly pay you your merger consideration after you have surrendered your certificates to the paying agent and provided to the paying agent any other items specified by the letter of transmittal and instructions. The surrendered certificates will be cancelled upon delivery of the merger consideration. Interest will not be paid or accrued in respect of payments of merger consideration. We or the paying agent may reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        Any portion of the payment fund (including the proceeds of any investments thereof) that remains unclaimed for nine months after the effective time of the merger will be delivered to us, as the surviving corporation. After that nine-month period, holders of shares outstanding before the effective time of the merger will be entitled to look only to us for payment of any claims for merger consideration to which they may be entitled. None of the surviving corporation, Bridgestone, the paying agent or any other person will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Transfer of Shares

        After the effective time of the merger, there will be no transfers on our stock transfer books of the shares of our Common Stock or Class A Common Stock outstanding immediately prior to the effective time. If, after the effective time, any certificate for shares of our Common Stock or Class A Common Stock is presented to the surviving corporation or the paying agent for transfer, it will be cancelled and exchanged for per share merger consideration, multiplied by the number of shares represented by the certificate.

Treatment of Stock Options and Other Equity Awards

        At the effective time of the merger, all options to purchase our stock and SARs outstanding under our equity incentive plans will be cancelled (subject to the rights of the holders thereof) and will represent solely the right to receive a cash payment equal to the option consideration.

        At the effective time of the merger, all shares of restricted stock and restricted stock units outstanding under our equity incentive plans, whether or not vested, will be cancelled (subject to the rights of the holders thereof) and the holders thereof will be entitled to receive a cash payment with respect to each share subject to any such award equal to the merger consideration or, with respect to restricted stock or restricted stock units granted under the 2004 Award Plan, the “Change of Control Price” as defined therein if greater than the merger consideration.

        At the effective time of the merger, all unvested PUs outstanding immediately prior to the effective time will be cancelled (subject to the rights of the holders thereof) and the holder thereof will be entitled to receive the performance award consideration.

        At the effective time of the merger, all dividend equivalent units outstanding under our equity incentive plans will become fully vested and will be paid.

        Prior to the effective time of the merger, we will use our best efforts to obtain all waivers from holders of equity awards under our equity incentive plans as may be necessary to give effect to the treatment of options and other equity-based awards described above.

Representations and Warranties

        The merger agreement contains various representations and warranties made by us to Bridgestone and Grip Acquisition, subject to identified exceptions, including representations and warranties relating to:

•	the due organization, good standing and qualification of us and each of our material subsidiaries;

•	our capital structure;

•	our corporate authority to execute and deliver the merger agreement and our board of directors’ approval of the merger agreement and merger;

•	required consents or approvals;

•	the absence of any conflicts between the merger agreement and our restated articles of incorporation, our by-laws, our agreements and applicable laws;

•	the completeness and accuracy of filings made by us with the SEC since December 31, 2003 and our financial statements included in those filings;

•	the absence of liabilities not disclosed in our financial statements as of September 30, 2006 or incurred in the ordinary course of business;

•	the absence of certain changes in our business, capitalization or accounting practices since September 30, 2006;

•	litigation and other liabilities;

•	employee benefit plans;

•	compliance with applicable laws and licenses;

•	material contracts;

•	our owned and leased real property;

•	our compliance with state takeover statutes relating to the merger;

•	environmental matters;

•	the filing of tax returns, payment of taxes and other tax matters;

•	labor matters;

•	our intellectual property;

•	the amendments to our rights agreement necessary to render it inapplicable to the merger, the merger agreement and the voting agreements;

•	the absence of undisclosed brokerage fees, commissions or finder’s fees; and

•	the names of our largest national account or fleet customers and franchisees or dealers.

        Certain aspects of our representations and warranties are qualified by the concept of “material adverse effect.” Under the merger agreement, the term “material adverse effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, is materially adverse to our business, assets, liabilities, financial condition or results of operations of us and our subsidiaries taken as a whole, or would prevent us from consummating the merger, provided any effect that results from any of the following will not be taken into account in determining whether there has been a “material adverse effect” with respect to us:

•	changes in general economic or political conditions or changes affecting the securities or financial markets in general, except to the extent such changes have a substantially disproportionate impact on us and our subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which we or any of our subsidiaries conducts their businesses;

•	a worsening of current conditions caused by the commencement, continuation or escalation of an act of terrorism or war (whether declared or not declared) occurring after December 5, 2006 or any natural disasters or any national or international calamity, except to the extent such changes or developments have a substantially disproportionate impact on us and our subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which we or any of our subsidiaries conducts their businesses;

•	any action taken at the written request, or with the written approval, of Bridgestone or Grip Acquisition;

•	general changes affecting the industries in which we or any of our subsidiaries operate, except to the extent such changes have a substantially disproportionate impact on us and our subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which we or any of our subsidiaries conducts their businesses;

•	changes in United States generally accepted accounting principles (which we refer to as “GAAP”), the rules or policies of the Public Company Accounting Board or in laws of general applicability, except to the extent such changes or developments have a substantially disproportionate impact on us and our subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which we or any of our subsidiaries conducts their businesses;

•	any change in the market price or trading volume of our securities, in and of itself, and any failure by us to meet any estimates or projections of revenues or earnings for any period ending on or after December 5, 2006 and prior to the closing of the merger, in and of itself, but excluding any event, state of facts, circumstance, development, change or effect giving rise to any such change or failure;

•	provided that we comply in all material respects with our covenants related to the conduct of our business prior to closing, any change after December 5, 2006 in the price of raw materials of the type and grade customarily purchased by us and our subsidiaries in the ordinary course of business and consistent with past practice;

•	after December 5, 2006, any decision by customers, dealers, franchisees or distributors to terminate or breach an existing contract or the failure by us to renew any such contract on terms substantially similar to, or more favorable to us than, existing contract terms, provided that (1) we have used our best efforts to renew such contractual relationship or enter into a new contractual relationship on commercially reasonable terms, and (2) we have complied in all material respects with our covenants relating to the conduct of our business prior to closing, providing access to information about us to Bridgestone and Grip Acquisition, providing notice to Bridgestone of certain material events and using our reasonable best efforts to cooperate with Bridgestone in order to maintain our business and the goodwill of our customers, dealers, franchisees and distributors. This exception does not apply if the termination, breach or failure to renew is caused by us or any of our subsidiaries being in material breach of our contractual relationship with such party; and

•	proximately the result of the public announcement of the execution and delivery of the merger agreement and any actions, events or circumstances arising therefrom.

        The merger agreement also contains various representations and warranties by Bridgestone and Grip Acquisition to us, subject to identified exceptions, including representations and warranties relating to:

•	the due organization, valid existence and good standing of each of Bridgestone and Grip Acquisition and the requisite power and authority of each of Bridgestone and Grip Acquisition to own, lease and operate its properties and assets and to carry on its business as it is presently conducted;

•	Bridgestone’s and Grip Acquisition’s power and authorization to execute and deliver the merger agreement;

•	required consents or approvals;

•	the absence of any conflicts between the merger agreement, Bridgestone’s and Grip Acquisition’s organizational documents, Bridgestone’s and Grip Acquisition’s material agreements and applicable laws;

•	litigation;

•	the availability of the funds necessary to pay amounts under the merger agreement; and

•	the capitalization of Grip Acquisition.

        None of the representations and warranties in the merger agreement will survive the completion of the merger.

Conduct of Business Pending the Merger

        We are subject to covenants requiring that, prior to the effective time of the merger, we will, and will cause each of our subsidiaries to, (1) conduct its operations only in the ordinary course of business consistent with past practice in all material respects and (2) use commercially reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, dealers, franchisees, suppliers, and other persons with whom it has material business relationships. We have also agreed, with some exceptions, that we will not do any of the following without the prior written consent of Bridgestone:

•	propose or adopt any changes to our organizational documents;

•	make, declare, set aside, or pay any dividend or distribution on any shares of our capital stock, other than dividends paid by a wholly owned subsidiary to its parent corporation in the ordinary course of business; provided that we may declare and pay regular quarterly dividends, in each case not to exceed $0.34 per share, consistent with past practice as to timing;

•	(1) adjust, split, combine or reclassify or otherwise amend the terms of our capital stock, (2) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of our capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of our capital stock or such securities or other rights, or offer to do the same, other than in connection with the cashless exercise of stock options or SARs or the cashless settlement of restricted stock units, (3) issue, grant, deliver or sell any shares of our capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of our capital stock or such securities or rights (which term includes “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights), other than pursuant to (A) the exercise of stock options or SARs or (B) the vesting or settlement of PUs and restricted stock units, in each case outstanding as of December 5, 2006, in all cases in accordance with the terms of the applicable award or plan as in effect on December 5, 2006, (4) enter into any contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of our capital stock or such securities or other rights, except in each case as permitted by the merger agreement, or (5) register for sale, resale or other transfer any shares under the Securities Act of 1933 on behalf of us or any other person;

•	(1) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of our past or present directors, officers, or employees, except for increases in the ordinary course of business consistent with past practice in timing and amount or as required by the terms of our benefit plans as in effect on December 5, 2006, (2) other than in the ordinary course of business consistent with past practice or required by the terms of our benefit plans as in effect on December 5, 2006, grant any severance or termination pay to any of our past or present directors or officers, (3) other than in the ordinary course of business consistent with past practice, enter into any new employment or severance agreement with any of our past or present directors or officers, (4) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend in any material respect or take any action to accelerate rights under any of our benefit plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a benefit plan if it were in existence as of December 5, 2006, (5) contribute any funds to a “rabbi trust”or similar grantor trust, (6) change any actuarial assumptions currently being utilized with respect to our benefit plans, except as required by applicable aw or by GAAP, or (7) grant any equity or equity-based awards to directors, officers or employees, except in each case to the extent required by GAAP, applicable laws or by our benefit plans;

•	merge or consolidate the company or any of its subsidiaries with any person, other than mergers or consolidations in the ordinary course of business consistent with past practice involving wholly owned subsidiaries;

•	sell, lease or otherwise dispose of an amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a joint venture ) or by property transfer, other than (1) sales of assets in the ordinary course of business consistent with past practice and (2) other sales or dispositions for fair market value not exceeding $2,000,000 in any single transaction and not exceeding $4,000,000 in the aggregate for all transactions;

•	other than in the ordinary course of business consistent with past practice, mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any liens thereupon, other than liens permitted by the merger agreement;

•	make any acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a joint venture) or make any material purchase(s) of any property or assets, from any person (other than one of our wholly owned subsidiaries), in all such cases other than (1) acquisitions or purchases in the ordinary course of business operations consistent with past practice and (2) acquisitions or purchases not exceeding $1,000,000 in any single transaction and not exceeding $3,000,000 in the aggregate for all transactions;

•	(1) enter into, renew, extend, amend or terminate any contract or contracts that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated contracts, would reasonably be expected to have a material adverse effect on us, or (2) materially amend in any manner adverse to us or any of our subsidiaries, or terminate (other than termination in accordance with their terms), any material contract;

•	incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities, in either case other than any of the foregoing that is in the ordinary course of business;

•	make any loans, advances or capital contributions to or investments in any other person in excess of $500,000 in the aggregate for all such loans, advances, contributions and investments, other than (1) loans, advances or capital contributions (A) to or among wholly owned subsidiaries in the ordinary course of business consistent with past practice or (B) as required by contracts entered in the ordinary course of business consistent with past practice, or (2) advances to directors, officers and employees for business expenses incurred in the ordinary course of business consistent with past practice;

•	authorize or make any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and which during the period from December 5, 2006 through the closing date (1) shall be made at times and in relative periodic amounts consistent with our capital expenditures made during fiscal 2006, and (2) shall not in the aggregate exceed by more than $1,000,000 the capital expenditures provided for our projections for the full fiscal year 2007;

•	change our financial accounting policies or procedures, other than as required by Law, GAAP or the rules or policies of the Public Company Accounting Oversight Board, or write up, write down or write off the book value of any assets of us and our subsidiaries, other than (1) in the ordinary course of business consistent with past practice or (2) as may be required by law, GAAP or the rules or policies of the Public Company Accounting Oversight Board;

•	waive, release, assign, settle or compromise any legal actions, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $250,000 with respect to any individual case or series of related cases, or $500,000 in the aggregate, in any case without the imposition of any material restrictions on the business and operations of us or our subsidiaries;

•	adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of us or any of our material subsidiaries;

•	settle or compromise any material tax audit, make or change any material tax election or file any material amendment to a material tax return, change any annual tax accounting period or adopt or change any tax accounting method (except as may be required by law, GAAP or the rules or policies of the Public Company Accounting Oversight Board), enter into any material closing agreement, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to us or our subsidiaries;

•	enter into, materially amend in a manner adverse to us or any of our subsidiaries, waive or terminate (other than terminations in accordance with their terms) any affiliate transaction; or

•	agree or commit to do any of the foregoing.

No Solicitation of Competing Proposals

        The merger agreement provides that we, our subsidiaries and our respective officers and directors will not, and we will cause our and our subsidiaries’ employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage (including by way of providing information) or facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a “takeover proposal” (as defined below);

•	participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to us or any of our subsidiaries to, or otherwise cooperate with or assist any person in connection with a takeover proposal;

•	withdraw, modify or amend the recommendation of our board of directors in any manner adverse to Grip Acquisition;

•	approve, endorse or recommend any takeover proposal;

•	enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a takeover proposal; or

•	resolve, propose or agree to do any of the following.

        However, at any time prior to the approval of the merger agreement by our shareholders, we may:

•	engage in discussions or negotiations with a person who has made a written takeover proposal not solicited in violation of our covenants not to solicit competing proposals if, prior to taking such action, (1) we enter into an acceptable confidentiality and standstill agreement with such person and (2) our board of directors determines in good faith (A) after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or is reasonably likely to result in a “superior proposal”) (as defined below) and (B) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our shareholders under applicable laws;

•	furnish or disclose any non-public information relating to us or any of our subsidiaries to a person who has made a written takeover proposal not solicited in violation of our covenants not to solicit competing proposals if, prior to taking such action, our board of directors determines in good faith (1) after consultation with its financial advisor and outside legal counsel, that such takeover proposal constitutes or is reasonably likely to result in a superior proposal and (2) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our shareholders under applicable laws, but only so long as we (A) have caused such person to enter into an acceptable confidentiality and standstill agreement and (B) concurrently disclose such non-public information to Grip Acquisition if such non-public information has not previously been disclosed to Grip Acquisition;

•	withdraw, modify or amend our board of directors’ recommendation that our shareholders approve the merger agreement in a manner adverse to Bridgestone or Grip Acquisition, if our board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our shareholders under applicable laws; provided that, if such action is in response to or relates to a takeover proposal, then our board of directors may only change its recommendation that our shareholders approve the merger agreement (which we refer to as a “recommendation change”) after having complied with the provisions in the merger agreement relating to our board of directors’change of recommendation; or

•	in response to a takeover proposal not solicited in violation of our covenants not to solicit competing proposals that our board of directors has determined in good faith, after consultation with its outside financial advisor, constitutes a superior proposal after giving effect to all of the adjustments that may be offered by Grip Acquisition pursuant to the merger agreement, (1) effect a recommendation change or (2) terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, such termination to be effective only if in advance of or concurrently with such termination we pay a termination fee in the manner provided for in the merger agreement.

        We may not make a recommendation change or terminate the merger agreement unless: (A) our board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to our shareholders under applicable laws, (B) we give Grip Acquisition prompt written notice advising Grip Acquisition of (i) the decision of our board of directors to take such action and (ii) the material terms and conditions of the takeover proposal, including the identity of the party making the takeover proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents, (C) we give Grip Acquisition five business days (or three business days in the event of each subsequent material revision to such takeover proposal) after delivery of such notice to propose revisions to the terms of the merger agreement (or make another proposal) and shall have negotiated in good faith with Grip Acquisition with respect to such proposed revisions or other proposal, if any, and (D) at the end of such period, our board of directors has determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by Grip Acquisition, if any, after consultation with outside legal counsel, that (i) in the case of a recommendation change, failure to take such action would be inconsistent with its fiduciary obligations to our shareholders under applicable laws and (ii) in the case of a termination of the merger agreement, that the takeover proposal remains a superior proposal relative to the merger, as supplemented by any counterproposals made by Grip Acquisition.

        For purposes of the merger agreement, the term “takeover proposal” means any proposal or offer from any person or group of persons other than Bridgestone, Grip Acquisition or their affiliates relating to any direct or indirect acquisition or purchase of (1) a business or division (or more than one of them) that in the aggregate constitutes 15% or more of the net revenues, net income or assets of us and our subsidiaries, taken as a whole, (2) 15% or more of the equity interest in us (by vote or value), (3) any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 15% or more of the equity interest (by vote or value) in us, or (4) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (or any of our subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of us and our subsidiaries, taken as a whole).

        For purposes of the merger agreement, the term “superior proposal” means any bona fide written takeover proposal that our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized reputation, which may be William Blair) to be more favorable (taking into account (1) any legal, financial, regulatory and other aspects of such takeover proposal and the merger and other transactions contemplated by the merger agreement deemed relevant by our board of directors, and (2) the anticipated timing, conditions (including financing conditions) and prospects for completion of such takeover proposal) to our shareholders than the merger and the other transactions contemplated by the merger agreement (taking into account all of the terms of any proposal by Bridgestone to amend or modify the terms of the merger and the other transactions contemplated by the merger agreement), except that the reference to “15%” in the definition of “takeover proposal” shall be deemed to be a reference to “50%.”

Special Meeting of Our Shareholders; Recommendation of Our Board of Directors

        The merger agreement provides that we will take, subject to applicable law and our restated articles of incorporation and by-laws and the fiduciary duties of our directors, all action necessary to convene a special meeting of our shareholders as promptly as practicable for the purpose of considering and voting upon approval of the merger agreement and the merger. Except in certain circumstances, our board of directors must recommend, and use its reasonable best efforts to solicit, approval of the merger agreement by our shareholders.

Voting Agreements

        In connection with the merger agreement, each of Martin G. Carver, Roy J. Carver, Jr. and Carver Partners LP entered into a voting agreement, dated as of December 5, 2006, with Grip Acquisition pursuant to which the principal shareholders have each agreed to vote the 3,546,477 shares of Common Stock, representing 35.5% of the Common Stock, and the 4,029,659 shares of Class A Common Stock, representing 42.5% of the Class A Common Stock, that the principal shareholders beneficially own, as well as any shares of which they acquire beneficial ownership, in favor of the merger agreement and the transactions contemplated thereby and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the merger agreement or the merger.

        Each of the principal shareholders, in their capacity as shareholders, also agreed that they will not, and will not permit or authorize any of their representatives to, directly or indirectly:

•	initiate, solicit or knowingly encourage (including by way of providing information) or facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a takeover proposal;

•	participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to us or any of our subsidiaries to, or otherwise cooperate with or assist any person in connection with a takeover proposal;

•	approve, endorse or recommend any takeover proposal;

•	enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a takeover proposal; or

•	resolve, propose or agree to do any of the foregoing, including any agreement with respect to their potential investment in connection with any transaction or resulting entity.

Each of the principal shareholders also waived any rights of appraisal or rights to dissent from the merger that they may have.

        The voting agreements terminate upon the earliest to occur of (1) the effective time of the merger and (2) the termination of the merger agreement in accordance with its terms.

        Nothing in the voting agreements will in any way restrict Martin G. Carver in the exercise of his fiduciary duties as an executive officer and director of Bandag or Roy J. Carver, Jr. in the exercise of his fiduciary duties as a director of Bandag.

Indemnification and Insurance of Our Directors and Officers

        The merger agreement provides that, from and after the effective date of the merger, the surviving corporation will indemnify each of our and our subsidiaries’ present and former directors and officers against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit, proceeding or investigation, arising out of matters existing or occurring at or prior to the effective time of the merger, to the fullest extent that we would have been permitted under Iowa law and our restated articles of incorporation or by-laws in effect on the date of the merger agreement to indemnify, and advance expenses to, such person.

        The surviving corporation will (1) maintain in effect for a period of six years after the effective time of the merger, if available, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us immediately prior to the effective time (provided that the surviving corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to our directors and officers) or (2) obtain as of the effective time “tail” insurance policies with a claims period of six years from the effective time with at least the same coverage and amounts and containing terms and conditions that are no less favorable to our directors and officers, in each case with respect to claims arising out of or relating to events which occurred before or at the effective time. However, the surviving corporation is not required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by us for such insurance prior to December 5, 2006. If such insurance coverage can only be obtained at an annual premium in excess of this limit, the surviving corporation will obtain a directors’ and officers’ insurance and fiduciary liability policy providing the greatest coverage obtainable for an annual premium equal to the limit.

Employee Matters

        Subject to certain limitations, for a period of one year following the closing date (which we refer to as the “continuation period”), the surviving corporation and its affiliates will provide our employees and our subsidiaries’ employees (other than those employees covered by a collective bargaining agreement) as of the effective time who continue employment with the surviving corporation and its affiliates with compensation and benefits that are no less favorable in the aggregate than those provided under our compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the effective time.

        The surviving corporation and its affiliates will honor all of our benefit plans (including any severance, retention, change of control and similar plans, agreements and written arrangements) in accordance with their terms, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements. In any event, during the continuation period, the surviving corporation will provide all of our U.S. employees (other than those covered by an individual agreement providing severance benefits outside our severance policies) who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such employees under a specified severance policy in effect at Bridgestone.

Cooperation to Obtain Regulatory Approvals

        We and Bridgestone have made or will make appropriate filings of the notification and report form pursuant to the HSR Act and appropriate filings under all other applicable antitrust laws as promptly as practicable and will cooperate with each other in all respects in connection with any related filing, submission or investigation.

        We and Bridgestone have agreed to cooperate with each other and use reasonable best efforts to take all actions necessary to complete the merger and the other transactions contemplated by the merger agreement, including taking such actions necessary to obtain any required consents from third parties and/or governmental entities. The merger agreement does not require Bridgestone to, and we may not, without the prior written consent of Grip Acquisition, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change its assets or business or any of its affiliates, including us, in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and orders would reasonably be expected to have a “retread business material adverse effect” (as defined below) at or after the effective time. “Retread business material adverse effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other another events, states of fact, circumstances, developments, changes or effects, is materially adverse to (1) the business, assets, liabilities, financial condition or results of operations of us and our subsidiaries, and (2) the business, assets, liabilities, financial condition or results of operations of the retread product and services business of Bridgestone and its affiliates, taken, as to (1) and (2), as a whole.

Conditions to Completing the Merger

        Conditions to Each Party’s Obligations

        The obligations of us, Bridgestone and Grip Acquisition to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

•	approval of the merger agreement by our shareholders with the votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement exceeding the votes cast against the approval of the merger agreement;

•	the waiting period applicable to the completion of the merger under the HSR Act shall have expired or been earlier terminated, and required competition approvals under European Union regulations or from relevant European Union member states and under the Competition Act (Canada) shall have been obtained; and

•	the absence of any law, rule, regulation, ordinance, judgment, writ, injunction, decree, arbitration award, agency requirement or other order by a court or governmental entity of competent jurisdiction that is in effect and restrains, enjoins or otherwise prohibits completion of the merger or the other transactions contemplated by the merger agreement.

        Conditions to Bridgestone’s and Grip Acquisition’s Obligations

        The obligations of Bridgestone and Grip Acquisition to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•	our representations and warranties with respect to certain aspects of our capital structure, corporate authority, vote required, absence of material adverse effects and taxes shall be true and correct in all respects when made and as of the closing date of the merger (or, to the extent such representations and warranties speak as of an earlier date, they need only be true and correct as of such earlier date);

•	our representations and warranties (other than the representations and warranties referred to in the preceding bullet point) shall be true and correct when made and as of the closing date of the merger (or, to the extent a representation or warranty speaks as of an earlier date, it need only be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, without giving effect to any limitation as to material adverse effect or materiality, does not have, and would not reasonably be expected to have, a material adverse effect on us; and

•	we shall have performed (1) in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by us under the merger agreement on or prior to the effective time and (2) in all respects our obligations to obtain any equity award waivers (in particular, we are required to obtain equity award waivers from at least 65% of the shares subject to the common equity awards granted pursuant to our 1999 Stock Award Plan, as amended on March 12, 2002).

        Additional Conditions to Our Obligations

        Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Bridgestone and Grip Acquisition shall be true and correct when made and as of the closing date of the merger (or, to the extent a representation or warranty speaks as of an earlier date, it need only be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, without giving effect to any limitation as to material adverse effect or materiality, does not have, and would not reasonably be expected to have a material adverse effect on Grip Acquisition; and

•	each of Bridgestone and Grip Acquisition shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required under the merger agreement to be performed by it at or prior to completion of the merger.

Termination of the Merger Agreement

        Circumstances Under Which Any Party May Terminate the Merger Agreement

        We may mutually agree with Grip Acquisition (on behalf of itself and Bridgestone) in writing to terminate the merger agreement at any time prior to the effective time of the merger. Either we or Grip Acquisition may also terminate the merger agreement at any time if:

•	the merger is not completed by May 31, 2007, or such later date agreed to by Grip Acquisition and us provided that such date may automatically be extended by us or Grip Acquisition for a period not to exceed 180 days to the extent necessary to obtain the required regulatory approvals, except that the right to terminate the merger agreement for this reason will not be available to any party whose failure to fulfill any of its obligations under the merger agreement has been a principal cause of, or resulted in, the failure to consummate the merger by such date (the “termination date”);

•	the approval of the merger agreement by our shareholders, with the votes cast by the holders of Common Stock and Class A Common Stock, each voting separately as a class, favoring approval of the merger agreement exceeding the votes cast against the approval of the merger agreement, shall not have been obtained at the special meeting or any adjournment or postponement of such meeting; or

•	if any law prohibits consummation of the merger or if any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any governmental entity restrains, enjoins or otherwise prohibits consummation of the merger.

        Additional Circumstances Under Which We May Terminate the Merger Agreement

        We may also terminate the merger agreement at any time prior to the effective time:

•	if (1) our board of directors authorizes us to enter into a definitive agreement concerning a transaction that constitutes a superior proposal and we notify Grip Acquisition in writing that we intend to enter into such an agreement, (2) Grip Acquisition does not, within five business days of receipt of our written notification, make an offer that our board of directors determines, in good faith after considering the results of such negotiations and giving effect to the proposals made by Grip Acquisition, if any, after consultation with outside legal counsel, that such takeover proposal remains a superior proposal relative to the merger, as supplemented by any counterproposals made by Grip Acquisition and (3) we, prior to such termination, pay to Bridgestone in immediately available funds a termination fee equal to $32 million; or

•	if (1) we are not in material breach of any of the terms of the merger agreement and (2) there is a breach by Bridgestone or Grip Acquisition of any representation, warranty or covenant contained in the merger agreement that would give rise to a failure of a condition described under “- Conditions to Completing the Merger – Additional Conditions to Our Obligations” and which is not capable of being cured, or if curable, has not been cured within 30 days following our written notice of such breach to Bridgestone.

        Additional Circumstances Under Which Grip Acquisition May Terminate the Merger Agreement

        Grip Acquisition may also terminate the merger agreement at any time prior to the effective time of the merger:

•	if our board of directors withdraws, modifies or amends its recommendation that our shareholders vote for the approval of the merger agreement; our board of directors approves or recommends any takeover proposal other than the merger; or we or our board of directors resolves or publicly announces its intention to do any of the foregoing;

•	if we (1) materially breach our covenants not to solicit competing proposals or (2) materially breach our covenants to obtain shareholder approval of the merger agreement (unless the breach is cured within 10 business days), provided (A) Bridgestone and Grip Acquisition are not in material breach of their obligations under the merger agreement and (B) we have given Bridgestone written notice of such breach, and such breach is not cured within 10 business days after Bridgestone’s receipt of written notice asserting such breach or failure from us; and

•	if (1) Bridgestone and Grip Acquisition are not in material breach of their obligations under the merger agreement and (2) there has been a breach or failure of any of our representations, warranties or covenants contained in the merger agreement, which breach (A) would give rise to the failure of a condition described under “- Conditions to Completing the Merger – Conditions to Bridgestone’s and Grip Acquisition’s Obligations” and (B) such breach is not capable of being cured prior to the termination date.

Termination Fees

        We have agreed to pay Bridgestone a cash termination fee equal to $32 million, less expenses of Bridgestone, if any, previously paid:

•	if the merger agreement is terminated by Grip Acquisition pursuant to the first or second bullet point under “- Termination of the Merger Agreement – Additional Circumstances Under Which Grip Acquisition May Terminate the Merger Agreement;"

•	if the merger agreement is terminated by us pursuant to the first bullet point under “- Termination of the Merger Agreement – Additional Circumstances Under Which We May Terminate the Merger Agreement;” or

•	if (1) a takeover proposal (or the intention of any person to make one), whether or not conditional, shall have been made known (publicly, in the case of a termination pursuant to the second bullet point under “- Termination of the Merger Agreement –Circumstances Under Which Any Party May Terminate the Merger Agreement”) or publicly announced and, in the case of termination pursuant to the second bullet point under “- Termination of the Merger Agreement – Circumstances Under Which Any Party May Terminate the Merger Agreement”, not publicly withdrawn at least two business days prior to the special shareholder meeting, (2) the merger agreement is terminated by Grip Acquisition pursuant to the first bullet point under “- Termination of the Merger Agreement – Circumstances Under Which Any Party May Terminate the Merger Agreement,” by Grip Acquisition or us pursuant to the second bullet point under “- Termination of the Merger Agreement – Circumstances Under Which Any Party May Terminate the Merger Agreement” or, other than for a nonwillful breach of a representation, warranty, covenant or agreement of us contained in the merger agreement, by Grip pursuant to the third bullet point under “- Termination of the Merger Agreement – Additional Circumstances Under Which Grip Acquisition May Terminate the Merger Agreement,” and (3) within 12 months following the date of such termination, we enter into a definitive agreement providing for the implementation of any takeover proposal or consummate any takeover proposal (whether or not such takeover proposal was the same takeover proposal referred to in the foregoing clause (1)).

For purposes of the termination fee provisions, references in the term “takeover proposal” to the figure “15%” will be deemed to be replaced by the figure “50%.”

        Under certain circumstances, we may be required to pay the actual expenses of Bridgestone (up to a maximum of $5,500,000), which payment will be credited against any later payment of the termination fee discussed above. Specifically, we must pay the actual expenses of Bridgestone if:

•	the merger agreement is terminated by Grip Acquisition under the sections of the merger agreement (or could have been terminated under such sections) that allow Grip Acquisition to terminate the merger agreement because (1) the merger is not completed by May 31, 2007 (subject to extension as discussed above), or such later date agreed to by Grip Acquisition and us, (2) shareholder approval is not obtained or (3) we have willfully breached our representations, warranties or covenants and such breach would give rise to the failure of a condition to closing that is not capable of being cured; and

•	prior to such termination a takeover proposal (or the intention of any person to make one), whether or not conditional, has been made known (publicly, in the case of a termination pursuant to failure to obtain shareholder approval) or publicly announced and, in the case of termination pursuant to the failure to obtain shareholder approval, not publicly withdrawn at least two business days prior to the special shareholder meeting, but the termination fee (or any portion of the fee) has not been paid and is not payable at the date of such termination.

MARKET PRICE AND DIVIDEND INFORMATION

        Our Common Stock is traded on the New York Stock Exchange under the symbol “BDG.” Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “BDGA.” On February 22, 2007, the record date, there were [•] shares of our Common Stock outstanding, held by approximately [•] shareholders of record and [•] shares of our Class A Common Stock outstanding, held by approximately [•] shareholders of record.

        The following table shows, for the periods indicated, the reported high and low sales prices per share of our Common Stock and Class A Common Stock on the New York Stock Exchange.

	Common Stock		Class A Common Stock
	High	Low	High	Low
Year Ended December 31, 2004
First quarter	48.91	40.31	47.71	39.86
Second quarter	51.30	38.32	46.98	35.38
Third quarter	48.20	42.91	43.68	39.60
Fourth quarter	50.83	43.22	46.69	39.10
Year Ended December 31, 2005
First quarter	50.35	43.26	46.45	39.20
Second quarter	48.26	42.51	43.36	37.70
Third quarter	47.93	41.89	41.91	36.40
Fourth quarter	44.22	41.18	37.62	35.60
Year Ending December 31, 2006
First quarter	45.42	40.57	39.05	34.00
Second Quarter	42.67	34.82	37.00	29.59
Third Quarter	42.38	32.79	35.80	27.99
Fourth Quarter	52.27	40.57	51.50	34.20
Year Ending December 31, 2007
First quarter (February 12, 2007)	51.16	50.10	52.83	49.95

        The closing sale price for shares of our Common Stock on the New York Stock Exchange was $45.04 per share on December 4, 2006, the last full trading day prior to the date of the public announcement of the merger. The closing sale price for shares of our Class A Common Stock on the New York Stock Exchange was $38.02 per share on December 4, 2006, the last full trading day prior to the date of the public announcement of the merger. On [•][•], 2007 the last trading day for which closing sale price information was practically available prior to the date of the first mailing of this proxy statement, the closing price per share of the Common Stock on the New York Stock Exchange was $[•], and the closing price per share of the Class A Common Stock on the New York Stock Exchange was $[•].

        During each quarter of 2006, we declared and paid regularly quarterly cash dividends, as set forth below. Under the merger agreement, prior to the completion of the merger, we are not permitted to pay any dividends other than regular quarterly cash dividends of $0.34 per share.

Declared	Paid	Amount
11/08/05	01/20/06	$0.335
03/14/06	04/20/06	$0.335
05/16/06	07/20/06	$0.335
08/22/06	10/20/06	$0.335
11/07/06	01/22/07	$0.340

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Ownership by Directors and Executive Officers. The following table sets forth information as to the Common Stock and Class A Common Stock beneficially owned as of January 31, 2007 by each director, our principal executive officer, principal financial officer and each of our three other most highly compensated executive officers as of December 31, 2006, whose total cash compensation exceeded $100,000 for fiscal 2006, and by all directors and executive officers as a group as of January 31, 2007:

Directors, Nominees and Executive Officers	Amount Beneficially Owned[1][2]	Percentage of Outstanding Stock of Respective Class[1]
Martin G. Carver[3][4]	3,146,132[5]	31.5%[5]
Common Stock
Class A Common Stock	4,118,621[5]	43.3%[5]

Roy J. Carver, Jr.[6]	3,016,417[7]	30.2%[7]
Common Stock
Class A Common Stock	3,522,406[7]	37.0%[7]

David W. Dahms	221	*
Common Stock
Class A Common Stock	4,301	*

Gary E. Dewel
Common Stock	0	0
Class A Common Stock	15,546	*

James R. Everline
Common Stock	200	*
Class A Common Stock	15,596	*

Phillip J. Hanrahan
Common Stock	0	0
Class A Common Stock	14,846	*

Amy P. Hutton
Common Stock	0	0
Class A Common Stock	5,621	*

R. Stephen Newman
Common Stock	0	0
Class A Common Stock	28,996	*

Frederico U. Kopittke
Common Stock	2,052	*
Class A Common Stock	66,836	*

Warren W. Heidbreder	1,861[8]	*
Common Stock
Class A Common Stock	111,754[9]	1.2%

John C. McErlane	1,289[10]	*
Common Stock
Class A Common Stock	108,560[11]	1.1%

Jeffrey C. Pattison	387	*
Common Stock
Class A Common Stock	20,230	*

Michael A. Tirona
Common Stock	1,076	*
Class A Common Stock	48,713	*

Mark A. Winkler
Common Stock	278	*
Class A Common Stock	4,180	*

All Directors, Nominees and
Executive Officers as a
Group (14 Persons)
Common Stock	3,554,228[12]	35.6%
Class A Common Stock	4,740,146[12]	49.8%

*   Shares owned constitute less than 1% of shares outstanding and less than 1% of votes entitled to be cast.
**  Shares of Class A Common Stock are non-voting, except as otherwise required by law.

[1]	Beneficial owners exercise both sole voting and sole investment power unless otherwise stated.

[2]	Includes the specified number of shares of Class A Common Stock which the following individuals may acquire pursuant to the exercise of stock options within 60 days after January 31, 2007: Martin G. Carver - 251,935; Roy J. Carver, Jr. - 12,935; David W. Dahms - 3,575; Gary E. Dewel - 12,935; James R. Everline - 12,935; Phillip J. Hanrahan - 12,935; Amy P. Hutton - 4,210; R. Stephen Newman - 12,935; Warren W. Heidbreder - 96,077; Frederico U. Kopittke - 55,495; John C. McErlane - 91,142; Jeffrey C. Pattison - 18,570; Michael A. Tirona - 44,022; and Mark A. Winkler - 4,075.

[3]	Does not include 53,079 shares of Common Stock and 12,376 shares of Class A Common Stock held by members of his family, beneficial ownership of which is disclaimed.

[4]	Includes 6,991 shares of Common Stock and 8,944 shares of Class A Common Stock indirectly owned by Carver Management LLC and 1,734,468 shares of Common Stock and 2,218,780 shares of Class A Common Stock held by Carver Partners LP, beneficial ownership of which is disclaimed.

[5]	Martin G. Carver has sole voting and investment power over 530,060 directly held shares of Common Stock and approximately 387 shares of Common Stock held in his 401(k) account, or 5.3% of the outstanding shares of Common Stock, and shares voting and investment power with Roy J. Carver, Jr. over 2,615,685 shares of Common Stock, or 26.2% of the outstanding shares of Common Stock. He has sole investment power over 520,188 directly held shares of Class A Common Stock and approximately 438 shares of Class A Common Stock held in his 401(k) account, or 5.2% of the outstanding shares of Class A Common Stock, and shares investment power with Roy J. Carver, Jr. over 3,346,060 shares of Class A Common Stock, or 35.3% of the outstanding shares of Class A Common Stock.

[6]	Includes 6,991 shares of Common Stock and 8,944 shares of Class A Common Stock indirectly owned by Carver Management LLC and 1,734,468 shares of Common Stock and 2,218,780 shares of Class A Common Stock held by Carver Partners LP, beneficial ownership of which is disclaimed.

[7]	Roy J. Carver, Jr. has sole voting and investment power over 400,732 shares of Common Stock, or 4.0% of the outstanding shares of Common Stock, and shares voting and investment power with Martin G. Carver over 2,615,685 shares of Common Stock, or 26.2% of the outstanding shares of Common Stock. He has sole investment power over 163,411 shares of Class A Common Stock, or 1.7% of the outstanding shares of Class A Common Stock, and shares investment power with Martin G. Carver over 3,346,060 shares of Class A Common Stock, or 35.3% of the outstanding shares of such class.

[8]	Mr. Heidbreder shares voting and investment power over 136 shares with his wife.

[9]	Mr. Heidbreder shares investment power over 5,390 shares with his wife.

[10]	Mr. McErlane shares voting and investment power over 403 shares with his wife.

[11]	Mr. McErlane shares investment power over 544 shares with his wife.

[12]	In order to avoid overstatement, the number of shares of Common Stock and Class A Common Stock which is the subject of shared voting or investment power is only counted once.

        Shareholders Owning More Than Five Percent of the Common Stock. The following table provides information concerning persons known by us to beneficially own more than five percent of our Common Stock as of January 31, 2007, based on Schedule 13D or Schedule 13G filings by such persons, other than the ownership of Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table, and the beneficial ownership of Grip Acquisition Corporation resulting from its entering into the voting agreements discussed earlier:

Name and Address	Amount of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Third Avenue Management LLC[1]
622 Third Avenue
32nd Floor
New York, NY 10017	2,147,990[1]	21.5%

Dimensional Fund Advisors LP[2]
1299 Ocean Avenue
Santa Monica, CA 90401	729,891[2]	7.3%

Barclays Global Investors, N.A.[3]
45 Fremont Street
5th Floor
San Francisco, CA 94105	598,683[3]	6.6%

[1]	Information shown is based on an amended Schedule 13G filed with the Securities and Exchange Commission. The amended Schedule 13G indicates that such party has sole voting power over 2,124,240 of such shares and sole dispositive power over 2,147,990 of such shares and shares voting and dispositive power over none of such shares.

[2]	Information shown is based on an amended Schedule 13G filed with the Securities and Exchange Commission. The amended Schedule 13G indicates that such party has sole voting and dispositive power over all of the shares.

[3]	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, N.A.; Barclays Global Fund Advisors; Barclays Global Investors, Ltd.; Barclays Global Investors Japan Trust and Banking Company Limited; and Barclays Global Investors Japan Limited. The Schedule 13G indicates that such parties have sole voting power over 537,575 of such shares and sole dispositive power over 598,683 of such shares and share voting and dispositive power over none of such shares.

        Shareholders Owning More Than Five Percent of the Class A Common Stock. The following table provides information concerning persons known by us to beneficially own more than five percent of our Class A Common Stock as of January 31, 2007, based on Schedule 13D or Schedule 13G filings by such persons, other than the ownership of Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table, and the beneficial ownership of Grip Acquisition Corporation resulting from its entering into the voting agreements discussed earlier:

Name and Address	Amount of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock
Private Capital Management, L.P.[1]
8889 Pelican Bay Blvd
Naples, FL 34108	1,467,490[1]	15.5%

Royce & Associates, LLC[2]
1414 Avenue of the Americas
New York, NY 10019	723,100[2]	7.6%

[1]	Information shown is based on a joint amended Schedule 13G filed with the Securities and Exchange Commission by Private Capital Management, L.P., Bruce S. Shearman, the Chief Executive Officer of Private Capital Management, and Gregg J. Powers, the President of Private Capital Management. The amended Schedule 13G indicates that each such party has shared voting and dispositive power over the 1,467,490 shares of Class A Common Stock.

[2]	Information shown is based on an amended Schedule 13G filed with the Securities and Exchange Commission. The amended Schedule 13G indicates that such party has sole voting and dispositive power over the 723,100 shares of Class A Common Stock.

FORWARD-LOOKING STATEMENTS

        This proxy statement, including the documents incorporated by reference herein, contains forward-looking statements. Statements that describe future expectations, including revenue and earnings projections, plans, results or strategies, are considered forward-looking. The statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecasts,” and the like. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, those described in “Risk Factors” in our annual report on Form 10-K and the following:

•	unanticipated issues associated with obtaining approvals to complete the merger;

•	other unanticipated issues associated with completion of the merger;

•	changes in consumer demand and prices resulting in a negative impact on revenues and margins;

•	increased competition in our product lines;

•	raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies;

•	changes in capital availability or costs;

•	workforce factors such as labor interruptions;

•	cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; and

•	the general political, economic and competitive conditions in markets and countries where we and our subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries.

        These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date of the printing of this proxy statement, and we undertake no obligation to update publicly such statements to reflect subsequent events or circumstances.

FUTURE SHAREHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in shareholder meetings and we will hold our 2007 annual meeting of shareholders. The date by which proposals of shareholders intended to be presented at the 2007 annual meeting of shareholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting was December 18, 2006. We may exercise discretionary voting authority under proxies solicited by us for the 2007 annual meeting of shareholders if we receive notice of a proposed non-Rule 14a-8 shareholder action after March 3, 2007.

WHERE YOU CAN FIND MORE INFORMATION

        Under the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other documents with the SEC (File No. 001-07007). Our SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

        We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this proxy statement;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this proxy statement.

        We incorporate by reference into this proxy statement each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC under the Exchange Act:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our quarterly reports on Form 10-Q for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006 (as amended by our quarterly report on Form 10-Q/A filed November 20, 3006); and

•	our current reports on Form 8-K dated January 29, 2007 (filed January 29, 2007); dated January 16, 2007 (filed January 18, 2007); dated December 14, 2006 (filed December 20, 2006); dated December 5, 2006 (filed December 6, 2006); dated December 5, 2006 (filed December 5, 2006); dated August 21, 2006 (filed August 24, 2006); dated June 16, 2006 (filed June 22, 2006), other than respect to Item 2.02 of the current report dated June 16, 2006; dated June 15, 2006 (filed June 16, 2006); dated May 16, 2006 (filed May 18, 2006); dated May 10, 2006 (filed May 12, 2006); dated April 20, 2006 (filed May 9, 2006); dated April 18, 2006 (filed April 21, 2006); dated April 6, 2006 (filed April 11, 2006); dated March 13, 2006 (filed March 16, 2006); and dated February 21, 2006 (filed February 27, 2006).

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain copies of documents incorporated by reference by requesting them in writing or by telephone from:

Warren W. Heidbreder
Secretary
Bandag, Incorporated
2905 North Highway 61
Muscatine, Iowa 52761-5886
Telephone: (563) 262-1400

        Any request for copies of documents should be made by [•][•], 2007 in order to ensure receipt of the documents before the special meeting.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

        Bridgestone has supplied, and we have not independently verified, the information in this proxy statement under the captions “Summary — Information about the Companies” and “The Merger — Merger Financing” related to Bridgestone.

        Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [•] [•], 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement, to the extent necessary.

        This proxy statement contains a description of representations and warranties made in the merger agreement. Representations and warranties are also set forth in the merger agreement, which is attached to this proxy statement as Appendix A. The representations and warranties in the merger agreement were made for the purposes of the merger agreement as of specific dates. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties (including us and Bridgestone), and may not be complete as of the date of this proxy statement. Furthermore, those representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement.

Appendix A

Agreement and Plan of Merger

        The merger agreement has been included to provide you with information regarding its terms. Information about us can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge from us upon request or at www.sec.gov.

        The merger agreement contains representations and warranties made by us to Bridgestone and Grip Acquisition and representations and warranties made by those parties to us. These representations and warranties may be subject to important limitations and qualifications agreed to by the parties to the merger agreement, and may not be complete.

A-1

AGREEMENT AND PLAN OF MERGER

by and among

GRIP ACQUISITION CORPORATION,

BRIDGESTONE AMERICAS HOLDING, INC.

and

BANDAG, INCORPORATED

Dated as of December 5, 2006

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

-iii-

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of December 5, 2006, among Grip Acquisition Corporation, an Iowa corporation (“MergerCo”), Bridgestone Americas Holding, Inc., a Nevada corporation (“ParentCo”), and Bandag, Incorporated, an Iowa corporation (the “Company”).

RECITALS

        WHEREAS, the parties intend that MergerCo be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

        WHEREAS, in the Merger (as defined below), upon the terms and subject to the conditions of this Agreement, each share of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”), each share of Class A Common Stock, par value $1.00 per share, of the Company (the “Class A Common Stock”) and each share of Class B Common Stock, par value $1.00 per share, of the Company (the “Class B Common Stock,” and together with the Common Stock and the Class A Common Stock, the “Common Equity”) will be converted into the right to receive $50.75 per share in cash;

        WHEREAS, the Board of Directors of the Company has, by unanimous vote of all of the directors, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with MergerCo and ParentCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of this Agreement by the shareholders of the Company;

        WHEREAS, the respective Boards of Directors of each of MergerCo and ParentCo have unanimously approved this Agreement and declared it advisable for MergerCo and ParentCo to enter into this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to MergerCo’s willingness to enter into this Agreement, MergerCo and certain shareholders of the Company are entering into voting agreements, each of even date herewith (the “Voting Agreement”), pursuant to which such shareholders have agreed, subject to the terms thereof, to vote their Shares (as defined below) in favor of approval of this Agreement; and

        WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Iowa Business Corporations Act (the “IBCA”), at the Effective Time, (a) MergerCo will merge with and into the Company (the “Merger”) and (b) the separate corporate existence of MergerCo will cease and the Company will continue its corporate existence under Iowa law as the surviving corporation in the Merger (the “Surviving Corporation”).

        Section 1.2    Closing. Unless otherwise mutually agreed in writing by the Company and MergerCo, the closing of the Merger (the “Closing”) will take place at the offices of Jones Day, 77 West Wacker, Chicago, Illinois, 60601, at 10:00 a.m. local time on a date selected by MergerCo, but not later than the third Business Day following the day on which all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or, if permissible, waived in accordance with this Agreement. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

        Section 1.3    Effective Time. At the Closing, the Company and MergerCo will execute and acknowledge, and the Company will file with the Secretary of State of the State of Iowa, articles of merger (the “Articles of Merger”) in accordance with Section 490.1106 of the IBCA. The Merger will become effective at such time as the Articles of Merger has been duly filed with the Secretary of State of the State of Iowa or at such later date or time as may be agreed by MergerCo and the Company in writing and specified in the Articles of Merger in accordance with the IBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

        Section 1.4    Effects of the Merger. The Merger will have the effects set forth in this Agreement and the applicable provisions of the IBCA.

        Section 1.5    Organizational Documents. At the Effective Time, the articles of incorporation and bylaws of the Company, as in effect immediately prior to the date hereof, shall be the articles of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter amended in accordance with applicable Law or provisions of the articles of incorporation and bylaws.

        Section 1.6    Directors and Officers of Surviving Corporation. The directors of MergerCo and the officers of the Company, in each case, as of the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation or bylaws of the Surviving Corporation.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

        Section 2.1    Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of ParentCo, MergerCo or the Company or the holder of any capital stock of MergerCo or the Company:

            (a)    Cancellation of Certain Common Equity. Each share of Common Equity that is owned by MergerCo, ParentCo, the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly owned Subsidiaries (other than, in each case, Shares held on behalf of third parties) will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

            (b)    Conversion of Common Equity. Each share of Common Equity (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled in accordance with Section 2.1(a) and (ii) Dissenting Shares, if any (each, an “Excluded Share” and collectively, the “Excluded Shares”)) will be converted into the right to receive $50.75 in cash, without interest (the “Merger Consideration”).

2

            (c)    Cancellation of Shares. At the Effective Time, (i) all Shares will no longer be outstanding and all Shares will be cancelled and will cease to exist, and, in the case of book-entry shares (“Book-Entry Shares”), the names of the former registered holders shall be removed from the registry of holders of such shares, and (ii) subject to Section 2.3, each holder of a certificate formerly representing any such Shares (each, a “Certificate”) and each holder of a Book-Entry Share will cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with Section 2.2.

            (d)    Conversion of MergerCo Capital Stock. Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

        Section 2.2    Surrender of Certificates and Book-Entry Shares. (a) Paying Agent. Prior to the Effective Time, for the benefit of the holders of Shares (other than Excluded Shares), ParentCo will (i) designate, or cause to be designated, a bank or trust company that is reasonably acceptable to the Company (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company, with such Paying Agent to act as agent for the payment of the Merger Consideration in respect of Certificates upon surrender of such Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares in accordance with this Article II from time to time after the Effective Time. At or prior to the Effective Time, ParentCo will deposit, or cause to be deposited, with the Paying Agent cash in amounts necessary for the payment of the Merger Consideration pursuant to Section 2.1(b) upon surrender of such Certificates or Book-Entry Shares (such cash being herein referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be property of and payable to the Surviving Corporation.

            (b)    Payment Procedures. As promptly as practicable after the Effective Time, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of Shares (other than Excluded Shares) a letter of transmittal in customary form as reasonably agreed by the parties specifying that delivery will be effected, and risk of loss and title to Certificates and Book-Entry Shares will pass, only upon proper delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, as the case may be, to the Paying Agent and instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares in exchange for the Merger Consideration. Upon the proper surrender of a Certificate (or effective affidavit of loss in lieu thereof) or Book-Entry Share to the Paying Agent, together with a properly completed letter of transmittal, duly executed, and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor cash in the amount (after giving effect to any required tax withholdings) that such holder has the right to receive pursuant to this Article II, and the Certificate or Book-Entry Share so surrendered will forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, cash to be paid upon due surrender of the Certificate or Book-Entry Share may be paid to such a transferee if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

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            (c)    Withholding Taxes. The Surviving Corporation and the Paying Agent will be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement to any holder of Shares or holder of Stock Options, Restricted Stock, Company RSUs, Company SARs, Performance Shares, Company PUs or Company DEUs any amounts required to be deducted and withheld with respect to such payments under the Code and the rules and Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax law. Any amounts so deducted and withheld will be timely paid to the applicable Tax authority and will be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holders of Stock Options, Restricted Stock, Company RSUs, Company SARs, Performance Shares, Company PUs or Company DEUs in respect of which such deduction and withholding was made.

            (d)    No Further Transfers. After the Effective Time, there will be no transfers on the stock transfer books of the Company of Shares that were outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, they will be cancelled and exchanged for the Merger Consideration as provided in this Article II.

            (e)    Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares nine months after the Effective Time will be delivered to the Surviving Corporation, on demand, and any holder of a Certificate or Book-Entry Share who has not theretofore complied with this Article II will thereafter look only to the Surviving Corporation for payment of his or her claims for Merger Consideration. Notwithstanding the foregoing, none of ParentCo, MergerCo, the Company, the Surviving Corporation, the Paying Agent or any other Person will be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

            (f)    Lost, Stolen or Destroyed Certificates. In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as the Surviving Corporation may reasonably determine are necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

        Section 2.3    Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the IBCA, any Shares outstanding immediately prior to the Effective Time that are held by a shareholder (a “Dissenting Shareholder”) who has neither voted in favor of the approval of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his or her rights (the “Dissenting Shares”) in accordance with the provisions of Section 490.1302 of the IBCA will not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Shareholders will be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of such Section 490.1302, except that all Dissenting Shares held by shareholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 490.1323 will thereupon be deemed to have been converted into, and represent the right to receive, the Merger Consideration in the manner provided in Article II and will no longer be Excluded Shares. The Company will give MergerCo prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to shareholders’ rights of appraisal. The Company will give MergerCo the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. The Company will not, except with the prior written consent of MergerCo, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

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        Section 2.4    Adjustments to Prevent Dilution. In the event that the Company, between the date of this Agreement and the Effective Time, changes the number of Shares, or securities convertible or exchangeable into or exercisable for Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted to provide the holders of Shares and Company Equity Awards with the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.4 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.5    Treatment of Stock Options and Other Equity Based Awards. (a) Each option to purchase Shares (collectively, the “Stock Options”) outstanding immediately prior to the Effective Time pursuant to the Common Equity Award Plans, whether or not then exercisable or vested, will at the Effective Time be cancelled and the holder of such Stock Option will, in full settlement of such Stock Option, receive from the Surviving Corporation an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Merger Consideration or, with respect to Stock Options granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration over the exercise price per Share of such Stock Option multiplied by (y) the number of Shares subject to such Stock Option (with the aggregate amount of such payment rounded up to the nearest whole cent). The holders of Stock Options will have no further rights in respect of any Stock Options from and after the Effective Time.

            (b)     Each Company SAR outstanding immediately prior to the Effective Time pursuant to the Common Equity Award Plans, whether or not then exercisable or vested, will at the Effective Time be cancelled and the holder of such Company SAR will, in full settlement of such Company SAR, receive from the Surviving Corporation an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Merger Consideration or, with respect to Company SARs granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration over the exercise price per Share of such Company SAR multiplied by (y) the number of Shares subject to such Company SAR (with the aggregate amount of such payment rounded up to the nearest whole cent). The holders of Company SARs will have no further rights in respect of any Company SARs from and after the Effective Time.

            (c)     As of the Effective Time, each share of Restricted Stock that is outstanding immediately prior to the Effective Time, whether or not then vested, will be cancelled and extinguished, and the holder thereof will be entitled to receive from the Surviving Corporation an amount in cash equal to the Merger Consideration or, with respect to Restricted Stock granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration, without interest, in respect of each cancelled share of Restricted Stock.

            (d)     As of the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, whether or not then vested, will be cancelled and extinguished, and the holder thereof will be entitled to receive from the Surviving Corporation an amount in cash equal to the Merger Consideration or, with respect to Company RSUs granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration, without interest, in respect of each cancelled Company RSU.

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            (e)     As of the Effective Time, each Performance Share that is outstanding immediately prior to the Effective Time, whether or not then vested, will be cancelled and extinguished, and the holder thereof will be entitled to receive from the Surviving Corporation an amount in cash equal to the product of (i) the Merger Consideration or, with respect to Performance Shares granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration, without interest, in respect of each cancelled Performance Share, multiplied by (ii) a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Performance Share is subject to the date of the Effective Time and the dominator of which is the number of whole months in such performance period.

            (f)     As of the Effective Time, each Company PU that is outstanding immediately prior to the Effective Time, whether or not then vested, will be cancelled and extinguished, and the holder thereof will be entitled to receive from the Surviving Corporation an amount in cash equal to the product of (i) the Merger Consideration or, with respect to Company PUs granted under the 2004 Stock Grant Plan, the “Change of Control Price” as defined therein if greater than the Merger Consideration, without interest, in respect of each cancelled Company PU, multiplied by (ii) a fraction the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Company PU is subject to the date of the Effective Time and the dominator of which is the number of whole months in such performance period.

            (g)     Each Company DEU outstanding immediately prior to the Effective Time pursuant to the Common Equity Award Plans, whether or not then exercisable or vested, will, at the Effective Time, be fully vested and paid. The holders of Company DEUs will have no further rights in respect of any Company DEU from and after the Effective Time.

            (h)     Promptly as practicable after the Effective Time, the Surviving Corporation shall pay to each holder of a Company Equity Award that consents or is subject to the treatment that this Section 2.5 contemplates in respect of all of such holder’s Common Equity Awards the cash payments specified in this Section 2.5.

            (i)     Prior to the Effective Time, the Company will use its best efforts to obtain all necessary waivers, consents or releases, in form and substance reasonably satisfactory to ParentCo, from holders of Company Equity Awards under the Common Equity Award Plans and take all such other action, without incurring any Liabilities in connection therewith, as may be necessary to give effect to the transactions contemplated by this Section 2.5 (the “Equity Award Waivers”). Except as otherwise agreed to by the parties, (i) the Common Equity Award Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time and (ii) the Company shall assure that following the Effective Time participants holding Common Equity Awards representing rights to acquire at least 65% of Shares subject to such Common Equity Awards granted pursuant to the Bandag, Incorporated 1999 Stock Award Plan, as amended March 12, 2002, shall have executed Equity Award Waivers and shall have no right under the Common Equity Award Plans or other plans, programs or arrangements to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof. As promptly as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee thereof administering the Common Equity Award Plans) shall adopt such resolutions or take such other actions as are required to give effect to the transactions contemplated by this Section 2.5.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the letter (the “Company Disclosure Letter”) delivered by the Company to ParentCo and MergerCo concurrently with the execution of this Agreement (which Company Disclosure Letter sets forth, among other things, items the disclosure of which is necessary or appropriate in response to an express disclosure requirement contained in this Article III, as an exception to one or more representations or warranties contained in this Article III or in response to one or more of Company’s covenants contained in this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, (x) any matter disclosed in any section of the Company Disclosure Letter will be deemed to be disclosed in any other section of the Company Disclosure Letter to the extent that it is reasonably apparent that such disclosure is applicable to such other section, except that any matters disclosed for purposes of Sections 3.8(b) and 3.10(a) of this Agreement must be specifically disclosed in Sections 3.8(b) or 3.10(a) of the Company Disclosure Letter, respectively and (y) the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had or would be reasonably expected to have a Company Material Adverse Effect) and except as set forth in the Company SEC Documents filed or furnished on or after December 31, 2005 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company hereby represents and warrants to ParentCo and MergerCo as follows:

        Section 3.1    Organization; Power; Qualification. The Company and each of its Material Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of its jurisdiction of organization. Each of the Company and its Material Subsidiaries has the requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Material Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (to the extent such concept is legally recognized) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any Company Joint Venture, is in violation of its organizational or governing documents, except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.2    Corporate Authorization; Enforceability. (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to approval of this Agreement by the Requisite Company Vote, to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company (the “Company Board”), at a duly held meeting has, by unanimous vote of all of the directors, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement with MergerCo and ParentCo, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the shareholders of the Company approve this Agreement (the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the shareholders of the Company at the Company Shareholders Meeting. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject to the Requisite Company Vote.

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            (b)     This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by MergerCo and ParentCo, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

        Section 3.3    Capitalization; Options. (a) The Company’s authorized capital stock consists solely of 21,500,000 shares of Common Stock, 50,000,000 shares of Class A Common Stock, and 8,500,000 shares of Class B Common Stock. As of the close of business on November 30, 2006 (the “Measurement Date”), 9,069,444 shares of Common Stock were issued and outstanding, 9,491,106 shares of Class A Common Stock were issued and outstanding, and 916,910 shares of Class B Common Stock were issued and outstanding. As of the Measurement Date, 3,498,912 shares of Common Stock, 5,108,894 shares of Class A Common Stock and no shares of Class B Common Stock were held in the treasury of the Company. No Shares are held by any Subsidiary of the Company. Since the Measurement Date until the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options or Company SARs or the terms of Company RSUs or Company PUs outstanding as of the Measurement Date, there has been no change in the number of outstanding shares of capital stock of the Company or the number of outstanding Stock Options, Company SARs, Company RSUs or Company PUs. As of the Measurement Date, Stock Options to purchase 1,132,891 shares of Common Stock or Class A Common Stock were outstanding, Company SARs relating to 4,840 shares of Common Stock or Class A Common Stock were outstanding, and there were 3,204 Company RSUs and 70,729 Company PUs outstanding. Section 3.3(a) of the Company Disclosure Letter sets forth a complete and correct list of all Stock Options and Company SARs that were outstanding as of the Measurement Date and, with respect to the Persons specified thereon, the number of Stock Options or Company SARs held by each such Person and the exercise prices of such Stock Options and the grant prices of such Company SARs. As of the date of this Agreement, except as set forth in this Section 3.3 and for the 5,004,415 shares of Common Stock and 6,361,475 shares of Class A Common Stock reserved for issuance upon the exercise of rights granted under the Company Rights Agreement, there are no shares of capital stock or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company (which term, for purposes of this Agreement, will be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights). Since the Measurement Date through the date of this Agreement, other than in connection with the issuance of Shares pursuant to the exercise of Stock Options or Company SARs or pursuant to RSUs or PUs outstanding as of the Measurement Date, there have been no issuances of any equity securities of the Company.

            (b)     All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights.

            (c)     Except as set forth in this Section 3.3, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to issue, sell, or otherwise transfer to any Person, or to repurchase, redeem or otherwise acquire from any Person, any Shares, capital stock of any Subsidiary of the Company, or securities or other rights convertible or exchangeable into or exercisable for shares of capital stock of the Company or any Subsidiary of the Company.

            (d)     Other than the issuance of Shares upon exercise of Stock Options or Company SARs or pursuant to the terms of Company RSUs or Company PUs, and other than previously announced regular quarterly dividends, since January 1, 2006 and through the date of this Agreement, the Company has not declared or paid any dividend or distribution in respect of any of the Company’s securities, and neither the Company nor any Subsidiary has issued, sold, repurchased, redeemed or otherwise acquired any of the Company’s securities, and their respective boards of directors have not authorized any of the foregoing.

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            (e)     Each Company Benefit Plan providing for the grant of Shares or of awards denominated in, or otherwise measured by reference to, Shares (each, a “Common Equity Award Plan”) is set forth (and identified as a Common Equity Award Plan) in Section 3.13(a) of the Company Disclosure Letter. The Company has provided or made available to MergerCo or any of its Affiliates correct and complete copies of all Common Equity Award Plans and all forms of options and other stock based awards (including award agreements) issued under such Common Equity Award Plans.

        Section 3.4    Subsidiaries and Company Joint Ventures. Section 3.4 of the Company Disclosure Letter sets forth a complete and correct list of all of the Company’s Subsidiaries and all Company Joint Ventures. All equity interests of the Material Subsidiaries and the Company Joint Ventures held by the Company or any other Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or another Subsidiary of the Company are free and clear of any Liens or any other limitations or restrictions on such equity interests (including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such equity interests) other than any Permitted Liens or restrictions contained in the Joint Venture Agreements related thereto. The Company has provided or made available to MergerCo or any of its Affiliates complete and correct copies of the Company Organizational Documents and the joint venture agreements of the Company Joint Ventures (and the Company represents that, to the Company’s Knowledge, any organizational documents of the Company Joint Ventures not made available to MergerCo do not contain provisions that conflict with the Joint Venture Agreements in any material respect).

        Section 3.5    Governmental Authorizations. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body, self regulated entity or similar body, whether domestic or foreign (each, a “Governmental Entity”), other than: (i) the filing of the Articles of Merger with the Secretary of State of the State of Iowa; (ii) applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the shareholders of the Company to be held to consider the approval of this Agreement (the “Company Shareholders Meeting”); (iv) any filings required by, and any approvals required under, the rules and regulations of the New York Stock Exchange (the “NYSE”) or the Chicago Stock Exchange; (v) compliance with and filings under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable, (B) applicable requirements of Council Regulation (EC) No. 139/2004 of the Council of the European Union (the “EC Merger Regulation”), if any, (C) the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), and (D) applicable antitrust, competition, premerger notification, trade regulation or merger control Laws of any other jurisdiction; (vi) any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity identified in Section 3.5(vi) of the Company Disclosure Letter; and (vii) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material Adverse Effect.

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        Section 3.6    Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) conflict with, or result in any violation or breach of, any provision of (x) the Company Organizational Documents or (y) any of the organizational or governing documents of the Company Joint Ventures and of each Company Subsidiary that is not a Material Subsidiary; (ii) conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.5 have been obtained or made); (iii) result in any violation or breach of or loss of a material benefit under, or constitute a default (with or without notice or lapse of time or both) under, any Company Contract; (iv) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contract; (v) give rise to any termination, cancellation, amendment, modification or acceleration of any material rights or obligations under any Company Contract; or (vi) cause the creation or imposition of any Liens on any Company Assets, except for Permitted Liens, except, in the cases of clauses (i)(y) and (ii) – (vi), as would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to clause (G) of Section 8.1(35)).

        Section 3.7    Voting. (a) The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary to approve and adopt this Agreement and approve the Merger and the other transactions contemplated thereby.

            (b)     There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries, or to the Company’s Knowledge, any other Person, is a party with respect to the voting of any shares of capital stock of the Company or any of its Material Subsidiaries, other than the Voting Agreement. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Material Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which shareholders of the Company may vote.

        Section 3.8    Financial Reports and SEC Documents. (a) The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC since December 31, 2003 (the forms, statements, reports and documents filed or furnished with the SEC since December 31, 2003, including any amendments thereto, the “Company SEC Documents”). Each of the Company SEC Documents, at the time of its filing (except as and to the extent such Company SEC Document has been modified or superseded in any subsequent Company SEC Document filed or furnished and publicly available prior to the date of this Agreement), complied in all material respects with the applicable requirements of each of the Exchange Act and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). As of their respective dates, except as and to the extent modified or superseded in any subsequent Company SEC Document filed or furnished and publicly available prior to the date of this Agreement, the Company SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company SEC Documents included all certificates required to be included therein pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (“SOX”), and the internal control report and attestation of the Company’s outside auditors required by Section 404 of SOX.

            (b)     Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Documents (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders’ equity and cash flows included in or incorporated by reference into the Company SEC Documents (including any related notes and schedules) fairly presents in all material respects the results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) consistently applied during the periods involved, except as may be noted therein.

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            (c)     The management of the Company has (x) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, by others within those entities, and (y) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2003, any material change in internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Company SEC Document has been so disclosed.

            (d)     To the Company’s Knowledge, from December 31, 2003 through the date of this Agreement, none of the Company or any of its Subsidiaries, or any director, officer, or employee of the Company or any of its Subsidiaries, has obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2003 (except for any of the foregoing that have been resolved without any material impact on the Company and its Subsidiaries, taken as a whole, and except for any of the foregoing which have no reasonable basis), except, in the case of any of such matters above, as would not, reasonably be expected to have a Company Material Adverse Effect.

        Section 3.9    Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the consolidated balance sheet of the Company dated as of September 30, 2006 (including the notes thereto) included in the Company SEC Documents or (ii) as incurred since the date thereof in the ordinary course of business consistent with past practice, neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any Company Joint Venture has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.10    Absence of Certain Changes. (a) Since September 30, 2006, there has not been any Company Material Adverse Effect or any change, event or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

            (b)     Since September 30, 2006 and through the date of this Agreement, the Company and each of its Material Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects, and there has not been any (i) action or event that, if taken on or after the date of this Agreement without MergerCo’s consent, would violate the provisions of any of Sections 5.1(a), (b), (c)(i) – (ii), (c)(iv) – (v), (d)(i) – (iii) or (d)(v)), (e) (except with respect to mergers or consolidations between entities that were wholly owned by the Company at the time of merger or consolidation), (f) (except with respect to dispositions of assets or securities having an aggregate value not in excess of $2,000,000 for all such dispositions for fair market value and except for sales of receivables pursuant to the Company’s receivables facility and collection and other sales and dispositions of assets in the ordinary course of business consistent with past practice), (g), (h), (j), (k), (l), (m), (n), (o) (except with respect to the Company’s Subsidiaries or former Subsidiaries), (q) and (r) or (ii) agreement or commitment to do any of the foregoing.

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        Section 3.11    Litigation. There are no claims, actions, suits, judicial, administrative or regulatory proceedings, or investigations before any Governmental Entity (each, a “Legal Action”) pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any executive officer or director of Company or any of its Subsidiaries in connection with his or her status as a director or executive officer of the Company or any of its Subsidiaries which (i) is reasonably expected as of the date of this Agreement to involve an amount in controversy in excess of $1,000,000, (ii) would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, or (iii) would reasonably be expected to have a Company Material Adverse Effect. There is no outstanding Order against the Company or any of its Subsidiaries or by which any property, asset or operation of the Company or any of its Subsidiaries is bound or affected that would reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date of this Agreement, neither the Company, any Subsidiary of the Company, nor any executive officer or director of the Company or any such Subsidiary is under investigation by any Governmental Entity related to the conduct of the Company’s or any such Subsidiary’s business which would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.12    Contracts. (a) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by: (i) any Contract which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) to be performed in full or in part after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents; (ii) any Contract which is a Company Joint Venture Agreement; (iii) any Contract which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000; (iv) any Contract which contains any non-competition, exclusivity or similar provision that would restrict or limit, in any material respect, the conduct of the business of the Company or any of its Subsidiaries; or (v) any Other Contract. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), whether or not set forth in the Company Disclosure Letter or in the Company SEC Documents, together with the Customer Contracts, is referred to herein as a “Material Contract” (for purposes of clarification, each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act) to be performed after the date of this Agreement, whether or not filed with the SEC, is a Material Contract).

            (b)     (i) Each Material Contract is valid and binding on the Company and any of its Subsidiaries that is a party thereto, as applicable, and in full force and effect, other than any such Material Contract that expires or is terminated after the date hereof in accordance with its terms or amended by agreement with the counterparty thereto (provided that if any such Material Contract is so amended in accordance with its terms after the date hereof (provided such amendment is not prohibited by the terms of this Agreement), then to the extent the representation and warranty contained in this sentence is made or deemed made as of any date that is after the date of such amendment, the reference to “Material Contract” in the first clause of this sentence shall be deemed to be a reference to such contract as so amended), except where the failure to be valid, binding and in full force and effect would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Material Contract, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries knows of, or has received notice of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Material Contract, except where such default would not reasonably be expected to have a Company Material Adverse Effect.

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        Section 3.13    Benefit Plans. (a) Section 3.13(a) of the Company Disclosure Letter contains a correct and complete list of each material Company Benefit Plan, other than a Foreign Benefit Plan. Each Company Benefit Plan, other than a Foreign Benefit Plan, that is a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) (a “Multiple Employer Plan”) is denoted as such on Section 3.13(a) of the Company Disclosure Letter. No entity is a member of the Company’s “controlled group” (within the meaning of Section 414 of the Code) other than the Company and its Material Subsidiaries. The Company has no liability with respect to any plan, arrangement or practice of the type described in the definition of Company Benefit Plan other than the Company Benefit Plans.

            (b)     With respect to each material Company Benefit Plan, other than a Multiemployer Plan or a Foreign Benefit Plan, if applicable, the Company has provided to MergerCo correct and complete copies of (i) all plan texts and agreements and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions and material employee communications concerning the extent of the benefits provided under a Company Benefit Plan, other than a Multiemployer Plan; (iii) the two most recent annual reports (including all schedules); (iv) the two most recent annual audited financial statements and opinions; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”); (vi) all material communications with any domestic Governmental Entity given or received since December 31, 2003; and (vii) any other documents, forms or other instruments relating to any Company Benefit Plan reasonably requested by ParentCo. There is no present intention that any Company Benefit Plan, other than a Multiemployer Plan, be materially amended, suspended or terminated, or otherwise modified to change benefits (or the level thereof) under any Company Benefit Plan, other than a Multiemployer Plan, at any time within the twelve months immediately following the date of this Agreement.

            (c)     Since December 31, 2005, there has not been any amendment or change in interpretation relating to any Company Benefit Plan, other than a Multiemployer Plan, which would, in the case of any Company Benefit Plan, other than a Multiemployer Plan, materially increase the cost of such Company Benefit Plan.

            (d)     With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such plan equals or exceeds the accumulated benefit obligation of such plan (whether or not vested) determined in accordance with Financial Accounting Standard No. 87; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such plan or made any inquiry which would reasonably be expected to lead to termination of any such plan, and, to the Company’s Knowledge, no condition exists that is reasonably likely to cause such proceedings to be instituted or to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan. Neither the Company nor any of its Subsidiaries has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any of its Subsidiaries would be reasonably expected to be liable for any material liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) (a “Withdrawal Liability”) that has not been satisfied in full. With respect to each Company Benefit Plan that is a Multiemployer Plan, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received any notification that any such plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

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            (e)     Each Company Benefit Plan, other than a Multiemployer Plan, that requires registration with a Governmental Entity has been properly registered, except where any failure to register, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan, other than a Multiemployer Plan, which is intended to qualify under Section 401(a) of the Code is so qualified and has been issued a favorable determination letter by the IRS with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and no event has occurred since the date of such qualification or exemption that would reasonably be expected to adversely affect such qualification or exemption. Each Company Benefit Plan, other than a Multiemployer Plan, has been established and administered in material compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable Laws. No event has occurred and no condition exists that would subject the Company by reason of its affiliation with any current or former member of its “controlled group” (within the meaning of Section 414 of the Code) to any material (i) Tax, penalty, fine, (ii) Lien (other than a Permitted Lien) or (iii) other liability imposed by ERISA, the Code or other applicable Laws.

            (f)     There are no (i) Company Benefit Plans under which welfare benefits are provided to past or present employees of the Company and its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA or any similar state group health plan continuation Laws, the cost of which is fully paid by such employees or their dependents; or (ii) unfunded Company Benefit Plan obligations with respect to any past or present employees of the Company and its Subsidiaries that are not fairly reflected by reserves shown on the most recent financial statements contained in the Company SEC Documents, except as would not have or reasonably by expected to have a Company Material Adverse Effect.

            (g)     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Company Benefit Plan; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (v) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans; or (vi) result in the payment of any amount or the provision of any benefit that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

            (h)     There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could result in any material liability or excise tax under ERISA or the Code being imposed on the Company or any of its Subsidiaries. With respect to any Company Benefit Plan, other than a Multiemployer Plan, (i) no Legal Actions (including any administrative investigation, audit or other proceeding by the Department of Labor or the Internal Revenue Service but other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, and (ii) to the Knowledge of the Company, no events or conditions have occurred or exist that would reasonably be expected to give rise to any such Legal Actions, except in each case that would not reasonably be expected to have a Company Material Adverse Effect.

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            (i)     Except as would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained and funded in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

            (j)     Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company (i) has been operated since December 31, 2004 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1 and (ii) to the extent not subject to Section 409A of the Code because amounts were deferred in taxable years beginning before December 31, 2004, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. Each Stock Option that would otherwise be subject to Section 409A of the Code has been granted with an exercise price no lower than “fair market value” (within the meaning of Section 409A of the Code) as of the grant date of such option, and no term of exercise of a Stock Option that would otherwise be subject to Section 409A of the Code has been extended after the grant date of such Stock Option. With respect to any nonqualified deferred compensation plan of the Company or any of its Subsidiaries that is subject to Section 409A of the Code, neither the Company nor any of its Subsidiaries has any obligation to any Person to cause any such plan to comply with Section 409A of the Code or to provide any “gross-up” or similar payment to any person in the event any such plan fails to comply with Section 409A of the Code.

            (k)     No Company Benefit Plan is or at any time within the past 6 years was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Company Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

            (l)     All contributions, transfers and payments in respect of any Company Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

            (m)     All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Company Benefit Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date.

            (n)     With respect to any insurance policy providing funding for benefits under any Company Benefit Plan, (i) there is no liability of the Company or any its Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof (provided that the representation in this clause (i) as to plans of Speedco, Inc. shall be limited to the Company’s Knowledge), and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Company’s Knowledge, no such proceedings with respect to any such insurer are imminent.

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            (o)     The Company has reserved all rights necessary to amend or terminate each of the Company Benefit Plans without the consent of any other person.

            (p)     No Company Benefit Plan provides benefits to any individual who is not a current or former employee or director of the Company or a Subsidiary, or the dependents or other beneficiaries of any such current or former employee or director.

        Section 3.14    Labor Relations. (a) (i) Except as would not reasonably be expected to have a Company Material Adverse Effect: (x) none of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted or threatened since December 31, 2005 or are being conducted or threatened, (y) neither the Company nor any of its Subsidiaries is a party to or negotiating any collective bargaining agreement or other labor Contract, and (z) there is no pending and, to the Knowledge of the Company, there is no threatened material strike, picket, work stoppage, work slowdown or other organized labor dispute affecting the Company or any of its Subsidiaries.

            (b)     Except as would not reasonably be expected to have a Company Material Adverse Effect, there are no material unfair labor practice charges or complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

        Section 3.15    Taxes. (a) Except as would not reasonably be expected to have a Company Material Adverse Effect:

                (i)     All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns are correct and complete in all respects.

                (ii)     The Company and its Subsidiaries have fully and timely paid, or are contesting in good faith by appropriate proceedings, all Taxes (whether or not shown to be due on the Tax Returns) required to be paid by any of them, and have withheld and paid over all Taxes required to have been withheld and paid over and have otherwise complied with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee-related Taxes).

                (iii)     Neither the Company nor any of its Subsidiaries will be required to make any disclosure of an uncertain tax position pursuant to FASB Interpretation No. 48 (Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109) (“FIN 48”) with respect to any taxable year ending on or before December 31, 2006, except (a) to the extent any such uncertain position subject to disclosure, if determined adversely to the Company or one or more of its Subsidiaries, would not reasonably be expected to have a Company Material Adverse Effect and (b) to the extent any such uncertain position subject to disclosure is related to matters referred to in Section 5.15 hereof.

                (iv)     Neither the Company nor any of its Subsidiaries has taken or reported an uncertain position with respect to any item or items of Taxes, for any taxable period ending on or prior to the Closing Date, that are not income taxes covered by FIN 48, except to the extent such uncertain position, if determined adversely to the Company or one or more of its Subsidiaries, would not reasonably be expected to have a Company Material Adverse Effect.

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                (v)     As of the date of this Agreement, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and, to the Knowledge of the Company, no request for any such waiver or extension is currently pending.

                (vi)     No audit or other proceeding by any Governmental Entity is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (including former Subsidiaries) has been informed by any jurisdiction that the jurisdiction may open an audit or other review of the Taxes of such entity or that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

                (vii)     Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments on account of indemnification for Taxes after the Closing Date.

                (viii)     Neither the Company nor any of its Subsidiaries has distributed stock of another Person or had its stock distributed by another Person in a transaction that was intended to be governed in whole or in part by Section 355 or 361 of the Code in the two years prior to the date of this Agreement.

                (ix)     Neither the Company nor any of its Subsidiaries has (i) filed any disclosure under Section 6662 of the Code or comparable or similar provision of state, local, or foreign Law to prevent the imposition of penalties with respect to any tax reporting position taken on any Tax Return, (ii) engaged in a “reportable transaction,” as defined in Treasury Regulation Section 1.6011-4(b), as modified by Notice 2006-6, 2006-5 I.R.B. 385, or (iii) engaged in any transaction identified as a “transaction of interest,” as defined in Proposed Treasury Regulation Section 1.6011-4(b)(6).

                (x)     Neither the Company nor any of its Subsidiaries has any actual or potential liability under Treasury Regulation section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, in accordance with any contractual obligation, or otherwise for any Taxes of any person other than the Company or any of its Subsidiaries.

                (xi)     Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date.

            (b)     (i) The Company has provided to ParentCo or any of its Affiliates correct and complete copies of (A) all material income Tax Returns filed by the Company or any of its Subsidiaries and (B) all material ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and similar documents sent to or received by the Company or any of its Subsidiaries relating to Taxes, in each case for Tax years ending in 2003 and thereafter.

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                (ii)     The Company is not, and has not at any time during the last five years, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        Section 3.16    Environmental Liability. Except for matters that would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, have been in compliance with all applicable Environmental Laws except for any such noncompliance that has been fully resolved, and have obtained or timely applied for or renewed all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that require investigation or remediation by the Company or any of its Subsidiaries pursuant to any Environmental Law; (iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that would reasonably be expected to have formed the basis of any Environmental Claim against the Company or any of its Subsidiaries; and (v) there is not located at any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries any underground storage tanks, asbestos containing materials or assets or equipment containing polychlorinated biphenyls in excess of 50 parts per million. The Company and each of its Subsidiaries have delivered or otherwise made available for inspection to MergerCo true, complete and correct copies and results of any reports, studies, or analyses possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any Material Facility or regarding the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws at such Facilities, in each case that disclose matters would reasonably be expected to have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 3.16 and Section 3.19 shall be the sole and exclusive representations and warranties of the Company with respect to environmental matters.

        Section 3.17    Title to Real Properties. The Company and each of its Subsidiaries have good and valid title in fee simple to all their owned real property, as reflected in the most recent balance sheet included in the audited financial statements included in the Company SEC Documents, except for the properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have good and valid leasehold interests in all real property leased by them, except as would not reasonably be expected to have a Company Material Adverse Effect. With respect to all leases under which the Company or any of its Subsidiaries lease any real property, such leases are in good standing, valid and effective against the Company and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or, to the Company’s Knowledge, the counterparties thereto, other than failures to be in good standing, valid and effective and defaults under such leases which would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.18    Intellectual Property. Section 3.18 of the Company Disclosure Letter lists all patents, patent applications, registrations of or applications for trademarks, trade names and service marks, and registered copyrights and applications therefor, if any, owned by the Company or any of its Subsidiaries as of the date of this Agreement, the absence of which would have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), all Intellectual Property used in and necessary to carry on its business as presently being conducted; (ii) none of the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its Subsidiaries, and the Company and each of its Subsidiaries is in compliance with the terms of all material licenses, agreements and contracts pursuant to which the Company or such Subsidiary has the right to use any Intellectual Property owned or developed by any other Person; (iii) there is no suit, claim, action, investigation or proceeding pending or, to the Company’s Knowledge, threatened with respect to, and the Company has not been notified of, any possible infringement by the Company or any of its Subsidiaries on the rights of any Person with regard to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its Subsidiaries and, to the Company’s Knowledge, no Person is infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by, licensed to or otherwise used by the Company or any of its Subsidiaries; and (iv) the Company and each of its Subsidiaries has taken commercially reasonable steps to protect their Intellectual Property and their rights thereunder, and to the Company’s Knowledge no rights to such Intellectual Property have been lost, diluted or otherwise impaired or are in jeopardy of being lost, diluted or otherwise impaired through failure to act by the Company or any of its Subsidiaries.

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        Section 3.19    Permits; Compliance with Laws. (a) Each of the Company and its Subsidiaries is in possession of all authorizations, licenses, consents, certificates, registrations, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted in compliance with applicable Laws (collectively, the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to hold such Company Permits, or the failure to be in full force and effect, would not be reasonably expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no suspension or cancellation of any of the Company Permits is pending or threatened, except where such suspension or cancellation would not be reasonably expected to have a Company Material Adverse Effect.

            (b)     Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is, or since December 31, 2005, has been in default or violation of (A) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (B) any Company Permit.

        Section 3.20    Takeover Statutes; Company Rights Agreement; Company Articles. (a) The approval by the Company Board of this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, constitutes approval of this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement for purposes Section 490.1110 of the IBCA and represents the only action necessary to ensure that Section 490.1110 of the IBCA does not and will not apply to the execution, delivery, performance and consummation of this Agreement, the Voting Agreement, the Merger and the other transactions contemplated by this Agreement and the Voting Agreement.

            (b)     The Company has taken all actions necessary to (a) render the Rights Agreement dated as of August 21, 2006 between the Company and Computershare Trust Company, N.A. (the “Company Rights Agreement”), inapplicable to this Agreement, the Voting Agreement and the Merger and (b) ensure that (i) none of ParentCo, MergerCo, or any of their direct or indirect parent entities shall be deemed to be an “Acquiring Person” (as defined in the Company Rights Agreement), (ii) none of a “Distribution Date,” a “Shares Acquisition Date,” a “Section 11(a)(ii) Event” or a “Section 13 Event” (as such terms are defined in the Company Rights Agreement) shall be deemed to occur or to have occurred, and (iii) the Rights (as defined in the Company Rights Agreement) will not become separable, distributable, unredeemable or exercisable, in the case of clauses (i), (ii) and (iii), as a result of (A) the approval, execution or delivery of this Agreement or the Voting Agreement, (B) the approval or the consummation of the Merger, (C) the approval or consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, or (D) the announcement of any of the foregoing.

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        Section 3.21    Interested Party Transactions. Except for employment or severance Contracts entered into in the ordinary course of business consistent with past practice and filed as an exhibit to a Company SEC Report, Section 3.21 of the Company Disclosure Letter (i) sets forth a correct and complete list of the contracts or arrangements under which the Company has any existing or future liabilities of the type required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (an “Affiliate Transaction”), between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present or former officer or director of the Company or any of its Subsidiaries or any of such officer’s or director’s immediate family members, (B) record or beneficial owner of more than 5% of the Shares, or (C) any Affiliate of any such officer, director or owner or their respective immediate family members, since December 31, 2005, and (ii) identifies each Affiliate Transaction that is in existence as of the date of this Agreement. The Company has provided or made available to MergerCo or any of its Affiliates correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

        Section 3.22    Information Supplied. None of the information included or incorporated by reference in the Company Proxy Statement or any other document filed with the SEC in connection with the Merger and the other transactions contemplated by this Agreement (the “Other Filings”) will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by ParentCo, MergerCo or any of their respective Affiliates in connection with the preparation of the Company Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. The Company Proxy Statement and the Other Filings that are filed by the Company will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 3.23    Opinion of Financial Advisor. William Blair & Company, LLC (the “Company Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing) to the effect that, as of the date of this Agreement and based upon and subject to the assumptions made, matters considered and qualifications and limitations set forth in such opinion, the Merger Consideration is fair to the holders of each of the Common Stock, the Class A Common Stock and the Class B Common Stock (other than ParentCo and its Subsidiaries) from a financial point of view. The Company has provided to MergerCo a correct and complete copy of such opinion or, if such opinion has not been delivered to the Board of Directors of the Company in written form as of the execution of this Agreement, then the Board of Directors of the Company shall make a correct and complete copy of any such opinion received by it available to ParentCo or any of its Affiliates promptly following its delivery to the Board of Directors of the Company in written form.

        Section 3.24    Brokers and Finders. Other than the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has provided to MergerCo a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

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        Section 3.25    Customers and Suppliers. Section 3.25 of Company Disclosure Letter lists the names of (i) with respect to the Company’s North American operations, the 25 largest national account or fleet customers and the 25 largest franchisees or dealers; (ii) with respect to the Company’s worldwide (excluding North American) operations, the 10 largest national account or fleet customers and the 25 largest franchisees or dealers; and (iii) the 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended December 31, 2005) of the Company. There exists no actual, and the Company has no Knowledge of any threatened, termination, cancellation or material limitation of, or any material change in, the business relationship of the Company with any national account or fleet customer, franchisee, supplier, group of customers or group of suppliers listed in Section 3.25 of Company Disclosure Letter.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENTCO

        Except as set forth in the letter (the “Acquiror Disclosure Letter”) delivered by ParentCo and MergerCo to the Company concurrently with the execution of this Agreement (it being understood that any matter disclosed in any section of the Acquiror Disclosure Letter will be deemed to be disclosed in any other section of the Acquiror Disclosure Letter to the extent that it is reasonably apparent that such disclosure is applicable to such other section), ParentCo and MergerCo hereby represent and warrant to the Company as follows:

        Section 4.1    Organization and Power. MergerCo is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. ParentCo is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

        Section 4.2    Corporate Authorization. Each of MergerCo and ParentCo has all necessary corporate or other power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by MergerCo and ParentCo and the consummation by MergerCo and ParentCo of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of MergerCo and ParentCo (including approval of this Agreement by ParentCo as the sole shareholder of MergerCo).

        Section 4.3    Enforceability. This Agreement has been duly executed and delivered by MergerCo and ParentCo and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of MergerCo and ParentCo, enforceable against MergerCo and ParentCo in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.

        Section 4.4    Governmental Authorizations. The execution, delivery and performance of this Agreement by MergerCo and ParentCo and the consummation by MergerCo and ParentCo of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity other than: (i) the filing of the Articles of Merger with the Secretary of State of the State of Iowa; (ii) applicable requirements of the Exchange Act; (iii) the filing by the Company with the SEC of the Company Proxy Statement; (iv) any filings required by, and any approvals required under, the rules and regulations of the NYSE or the Chicago Stock Exchange; (v) compliance with and filings under (A) the HSR Act, if applicable (B) any applicable requirements of the EC Merger Regulation, (C) the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), if applicable, and (D) applicable antitrust, competition premerger notification, trade regulation or merger control Laws of any other jurisdiction; and (vi) in such other circumstances where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a MergerCo Material Adverse Effect.

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        Section 4.5    Non-Contravention. The execution, delivery and performance of this Agreement by MergerCo and ParentCo and the consummation by MergerCo and ParentCo of the transactions contemplated by this Agreement, including the Merger, do not and will not:

                (i)     conflict with, or result in any violation or breach of, any provision of the organizational documents of MergerCo or ParentCo;

                (ii)     conflict with, or result in any violation or breach of, any Laws or Orders applicable to MergerCo or ParentCo or any of their respective Subsidiaries or by which any assets of MergerCo or ParentCo or any of their respective Subsidiaries (“Acquiror Assets”) are bound (assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.4 have been obtained or made), except as would not reasonably be expected to have a MergerCo Material Adverse Effect; or

                (iii)     conflict with, or result in any violation or breach of any provision of, or constitute a default under, or entitle any individual or entity to terminate, accelerate, modify or call a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other debt obligation to which MergerCo or ParentCo or any of their respective Subsidiaries is a party, except as would not reasonably be expected to have a MergerCo Material Adverse Effect.

        Section 4.6    Information Supplied. None of the information supplied by or on behalf of MergerCo or ParentCo for inclusion in the Company Proxy Statement or the Other Filings will, in the case of the Company Proxy Statement, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company’s shareholders or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.7    Availability of Funds. ParentCo has sufficient immediately available funds, in cash, to pay the Merger Consideration and to pay any other amounts payable under this Agreement and to effect the transactions contemplated by this Agreement.

        Section 4.8    Interim Operations of MergerCo. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations, and has no liabilities or obligations, other than those incident to its formation and in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of MergerCo is, and at the Effective Time will be, owned by ParentCo or a direct or indirect wholly owned Subsidiary of ParentCo.

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        Section 4.9    Litigation. There is no Legal Action pending, or to the knowledge of ParentCo, threatened against Parent or any of its Subsidiaries that seeks to enjoin, or would reasonably be expected to have the effect of preventing, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

        Section 4.10    Rights in Shares. At the time immediately preceding the date of this Agreement except as contemplated by the Voting Agreement, neither ParentCo nor any of its Affiliates has (a) any ownership or other interest in any Shares or (b) any right to acquire any ownership or other interest in, or to vote, any Shares, whether contingent or otherwise.

ARTICLE V
COVENANTS

        Section 5.1    Conduct of Business of the Company. Except as expressly required or expressly contemplated by this Agreement, as required by applicable Law, as approved in writing by ParentCo (which approval shall not be unreasonably withheld or delayed from the perspective of ParentCo) or as set forth in Section 5.1 of the Company Disclosure Letter, from the date of this Agreement through the Effective Time, the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice in all material respects and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, including the services of its key employees and the goodwill of its customers, lenders, dealers, franchisees, suppliers, and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, except with the prior written consent of ParentCo (which consent shall not be unreasonably withheld or delayed from the perspective of ParentCo), as expressly required or expressly contemplated by this Agreement, as required by applicable Law or as set forth in Section 5.1 of the Company Disclosure Letter, from the date of this Agreement through the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, take any of the following actions:

            (a)     propose or adopt any changes to the Company Organizational Documents;

            (b)     make, declare, set aside, or pay any dividend or distribution on any shares of its capital stock, other than dividends paid by a wholly owned Subsidiary to its parent corporation in the ordinary course of business; provided that the Company may declare and pay regular quarterly dividends, in each case not to exceed $0.34 per Share, consistent with past practice as to timing;

            (c)     (i) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (ii) repurchase, redeem, purchase, acquire, encumber, or pledge, directly or indirectly, any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock, other than in connection with the cashless exercise of Stock Options or Company SARs, the cashless settlement of RSUs, the satisfaction of tax withholding obligations arising from the exercise, payment or vesting of any Company Equity Awards (to the extent provided by such Company Equity Awards as in effect on the date of this Agreement), (iii) issue, grant, deliver or sell any shares of its capital stock or any securities or other rights convertible or exchangeable into or exercisable for any shares of its capital stock or such securities or rights (which term, for purposes of this Agreement, will be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to such capital stock, securities or other rights), other than pursuant to (I)(A) the exercise of Stock Options or Company SARs or (B) the vesting or settlement of Company PUs and Company RSUs, in each case outstanding as of the Measurement Date, in all cases in accordance with the terms of the applicable award or plan as in effect on the date of this Agreement, or (II) the conversion of Class B Common Stock into Common Stock as provided for in Article IV, Section 4(f) of the Company’s articles of incorporation as in effect as of the date of this Agreement, (iv) enter into any contract, understanding or arrangement with respect to the sale, voting, pledge, encumbrance, disposition, acquisition, transfer, registration or repurchase of its capital stock or such securities or other rights, except in each case as permitted under Section 5.1(d), or (v) register for sale, resale or other transfer any Shares under the Securities Act on behalf of the Company or any other Person;

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            (d)     (i) increase the compensation or benefits payable or to become payable to, or make any payment not otherwise due to, any of its past or present directors, officers, or employees, except for increases in the ordinary course of business consistent with past practice in timing and amount or as required by the terms of a Company Benefit Plan as in effect on the date of this Agreement, (ii) other than in the ordinary course of business consistent with past practice or required by the terms of a Company Benefit Plan as in effect on the date of this Agreement, grant any severance or termination pay to any of its past or present directors or officers, (iii) other than in the ordinary course of business consistent with past practice, enter into any new employment or severance agreement with any of its past or present directors or officers, (iv) other than in the ordinary course of business consistent with past practice, establish, adopt, enter into, amend in any material respect or take any action to accelerate rights under any Company Benefit Plans or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement, (v) contribute any funds to a “rabbi trust” or similar grantor trust, (vi) change any actuarial assumptions currently being utilized with respect to Company Benefit Plans, except as required by applicable Law or by GAAP, or (vii) grant any equity or equity-based awards to directors, officers or employees, except in each case to the extent required by GAAP, applicable Laws or by existing Company Benefit Plans set forth in Section 3.13(a) of the Company Disclosure Letter;

            (e)     merge or consolidate the Company or any of its Subsidiaries with any Person, other than mergers or consolidations in the ordinary course of business consistent with past practice involving wholly-owned Subsidiaries;

            (f)     sell, lease or otherwise dispose of an amount of assets or securities, including by merger, consolidation, asset sale or other business combination (including formation of a Company Joint Venture ) or by property transfer, other than (1) sales of assets in the ordinary course of business consistent with past practice and (2) other sales or dispositions for fair market value not exceeding $2,000,000 in any single transaction and not exceeding $4,000,000 in the aggregate for all transactions;

            (g)     other than in the ordinary course of business consistent with past practice, mortgage or pledge any of its material assets (tangible or intangible), or create, assume or suffer to exist any Liens thereupon, other than Permitted Liens;

            (h)     make any acquisitions, by purchase or other acquisition of stock or other equity interests, or by merger, consolidation or other business combination (including formation of a Company Joint Venture) or make any material purchase(s) of any property or assets, from any Person (other than a wholly owned Subsidiary of the Company), in all such cases other than (1) acquisitions or purchases in the ordinary course of business operations consistent with past practice and (2) other acquisitions or purchases not exceeding $1,000,000 in any single transaction and not exceeding $3,000,000 in the aggregate for all transactions.

            (i)     (1) enter into, renew, extend, amend or terminate any Contract or Contracts that, individually or in the aggregate with other such entered, renewed, extended, amended or terminated Contracts, would reasonably be expected to have a Company Material Adverse Effect, or (2) materially amend in any manner adverse to the Company or any of its Subsidiaries, or terminate (other than termination in accordance with their terms), any Material Contract;

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            (j)     incur, assume, guarantee or prepay any indebtedness for borrowed money or offer, place or arrange any issue of debt securities or commercial bank or other credit facilities, in either case other than any of the foregoing that is in the ordinary course of business;

            (k)     make any loans, advances or capital contributions to or investments in any other Person in excess of $500,000 in the aggregate for all such loans, advances, contributions and investments, other than (A) loans, advances or capital contributions (1) to or among wholly owned Subsidiaries in the ordinary course of business consistent with past practice or (2) as required by contracts entered in the ordinary course of business consistent with past practice, or (B) advances to directors, officers and employees for business expenses incurred in the ordinary course of business consistent with past practice;

            (l)     authorize or make any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice and which during the period from the date hereof through the Closing Date (1) shall be made at times and in relative periodic amounts consistent with the Company’s capital expenditures made during fiscal 2006, and (2) shall not in the aggregate exceed by more than $1,000,000 the capital expenditures provided for in the Company’s projections for the full fiscal year 2007 (a copy of which projections has been provided to ParentCo);

            (m)     change its financial accounting policies or procedures, other than as required by Law, GAAP or the rules or policies of the Public Company Accounting Oversight Board, or write up, write down or write off the book value of any assets of the Company and its Subsidiaries, other than (i) in the ordinary course of business consistent with past practice or (ii) as may be required by Law, GAAP or the rules or policies of the Public Company Accounting Oversight Board;

            (n)     waive, release, assign, settle or compromise any Legal Actions, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $250,000 with respect to any individual case or series of related cases, or $500,000 in the aggregate, in any case without the imposition of any material restrictions on the future conduct of the business and operations of the Company or any of its Subsidiaries;

            (o)     adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Material Subsidiaries;

            (p)     settle or compromise any material Tax audit, make or change any material Tax election or file any material amendment to a material Tax Return, change any annual Tax accounting period or adopt or change any Tax accounting method (except as may be required by Law, GAAP or the rules or policies of the Public Company Accounting Oversight Board), enter into any material closing agreement, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

            (q)     enter into, materially amend in a manner adverse to the Company or any of its Subsidiaries, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

            (r)     agree or commit to do any of the foregoing.

        Section 5.2    Other Actions. Each of MergerCo and ParentCo agrees that, from the date of this Agreement to the Effective Time, it shall not take any action or fail to take any action that is intended to, or would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed.

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        Section 5.3    Access to Information; Confidentiality. (a) Subject to applicable Law, the Company will provide and will cause its Subsidiaries and its and their respective Representatives to provide MergerCo and its Representatives and financing sources, at MergerCo’s expense, during normal business hours and upon reasonable advance notice, (i) such access to the officers, management employees, offices, properties, books and records of the Company and such Subsidiaries (so long as such access does not unreasonably interfere with the operations of the Company and its Subsidiaries) as MergerCo reasonably may request and (ii) all documents that MergerCo reasonably may request. ParentCo and MergerCo shall abide by the terms of the Confidentiality Agreement with respect to the foregoing.

            (b)     No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

            (c)     Subject to applicable Law, within 20 Business Days after the date of this Agreement, the Company will provide to ParentCo a list of all Other Contracts as described in clause (i) of Section 8.1(91).

            (d)     Subject to applicable Law, within 20 Business Days after the date of this Agreement, the Company will provide to ParentCo the information described in Sections 3.13(a) and 3.13(b) with respect to Foreign Benefit Plans. From and after the delivery of such information, the representations and warranties in Sections 3.13(a) and 3.13(b) shall be deemed to be made with respect to such Foreign Benefit Plans.

        Section 5.4    No Solicitation. (a) From the date of this Agreement until the Effective Time, except as specifically permitted in Section 5.4(d), the Company agrees that neither it nor any of its Subsidiaries nor any of the officers or directors of it or its Subsidiaries shall, and that it shall cause its and its Subsidiaries’ Representatives not to, directly or indirectly:

                (i)     initiate, solicit or knowingly encourage (including by way of providing information) or facilitate any inquiries, proposals or offers with respect to, or the making, or the completion of, a Takeover Proposal;

                (ii)     participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise cooperate with or assist any Person in connection with a Takeover Proposal;

                (iii)     withdraw, modify or amend the Company Board Recommendation in any manner adverse to MergerCo;

                (iv)     approve, endorse or recommend any Takeover Proposal;

                (v)     enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to a Takeover Proposal; or

                (vi)     resolve, propose or agree to do any of the foregoing.

            (b)     The Company shall, and shall cause each of its Subsidiaries and Representatives to, immediately cease any solicitations, discussions or negotiations existing on the date of this Agreement with any Person (other than the parties hereto) that has made or indicated an intention to make a Takeover Proposal. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.4.

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            (c)     The Company shall notify MergerCo promptly (and in any event no later than the earlier of (1) within 48 hours of receipt or (2) 24 hours prior to taking any action contemplated by this Section 5.4) upon receipt by it or its Subsidiaries (after the Company or its Representatives obtains Knowledge thereof) or Representatives of (i) any Takeover Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information unrelated to a Takeover Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Takeover Proposal. The Company shall notify MergerCo promptly (and in any event no later than the earlier of (1) within 48 hours of receipt or (2) 24 hours prior to taking any action contemplated by this Section 5.4) with the identity of such Person and a copy of such Takeover Proposal, indication, inquiry or request (or, where no such copy is available or the disclosure thereof would cause the Takeover Proposal to be void, a description of the material terms and conditions of such Takeover Proposal, indication, inquiry or request), including any material modifications thereto. The Company shall keep MergerCo reasonably informed on a current basis (and in any event within 24 hours of the occurrence of any material changes, developments, discussions or negotiations) of the status of any such Takeover Proposal, indication, inquiry or request (including the material terms and conditions thereof and of any modification thereto), including, except where the disclosure thereof would cause the Takeover Proposal to be void, furnishing copies of any written revised proposals. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify MergerCo orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning a Takeover Proposal pursuant to Section 5.4(d). The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is party to any agreement, which prohibits the Company from providing such information to MergerCo.

            (d)     Notwithstanding the foregoing, the Company shall be permitted, if it has otherwise complied with its obligations under this Section 5.4, but only prior to the satisfaction of the condition set forth in Section 6.1(a), to:

                (i)     engage in discussions or negotiations with a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, (A) the Company enters into an Acceptable Confidentiality Agreement with such Person and (B) the Company Board determines in good faith (1) after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal and (2) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the shareholders of the Company under applicable Laws;

                (ii)     furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to a Person who has made a written Takeover Proposal not solicited in violation of this Section 5.4 if, prior to taking such action, the Company Board determines in good faith (A) after consultation with its financial advisor and outside legal counsel, that such Takeover Proposal constitutes or is reasonably likely to result in a Superior Proposal and (B) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the shareholders of the Company under applicable Laws, but only so long as the Company (x) has caused such Person to enter into an Acceptable Confidentiality Agreement and (y) concurrently discloses the same such non-public information to MergerCo if such non-public information has not previously been disclosed to MergerCo;

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                (iii)     withdraw, modify or amend the Company Board Recommendation in a manner adverse to MergerCo or ParentCo (a “Recommendation Change”), if the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the shareholders of the Company under applicable Laws; provided that, if such action is in response to or relates to a Takeover Proposal, then the Recommendation Change shall be taken only in compliance with Section 5.4(d)(iv);

                (iv)     in response to a Takeover Proposal not solicited in violation of this Section 5.4 which the Company Board has determined in good faith, after consultation with its outside financial advisor, constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by MergerCo pursuant to the provisos to this paragraph, (x) effect a Recommendation Change or (y) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal, such termination to be effective only if in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a); provided that the Company shall not make a Recommendation Change or terminate this Agreement unless: (1) the Company Board has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the shareholders of the Company under applicable Laws, (2) the Company shall have given MergerCo prompt written notice advising MergerCo of (A) the decision of the Company Board to take such action and (B) the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents, (3) the Company shall have given MergerCo five Business Days (or three Business Days in the event of each subsequent material revision to such Takeover Proposal) after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and shall have negotiated in good faith with MergerCo with respect to such proposed revisions or other proposal, if any, and (4) at the end of such period, the Company Board shall have determined in good faith, after considering the results of such negotiations and giving effect to the proposals made by MergerCo, if any, after consultation with outside legal counsel, that (A) in the case of a Recommendation Change, failure to take such action would be inconsistent with its fiduciary obligations to the shareholders of the Company under applicable Laws and (B) in the case of a termination of this Agreement, that such Takeover Proposal remains a Superior Proposal relative to the Merger, as supplemented by any counterproposals made by MergerCo; provided that, in the event the Company Board does not make the determination referred to in clause (4) of this paragraph but thereafter determines to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.4(d)(iv), the procedures referred to in clauses (1) – (4) above shall apply anew and shall also apply to any subsequent withdrawal, amendment or modification.

            (e)     Section 5.4(d) shall not prohibit the Company Board from disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a withdrawal, modification or amendment of the Company Board Recommendation in a manner adverse to MergerCo unless the Company Board (x) expressly reaffirms its recommendation to its shareholders in favor of approval of this Agreement or (y) rejects such other Takeover Proposal.

            (f)     The Company shall not take any action to (i) amend the Company Rights Agreement or redeem the Rights (as defined in the Company Rights Agreement), or (ii) exempt any Person from the restrictions on “business combinations” contained in Section 490.1110 of the IBCA (or any similar provisions) or otherwise cause such restrictions not to apply, in each case, unless such actions are taken simultaneously with a termination of this Agreement in accordance with its terms.

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        Section 5.5    Notices of Certain Events. (a) The Company will notify ParentCo promptly of (i) any written or, to the Knowledge of the Company, material oral communication from (x) any Governmental Entity, (y) any counterparty to any Company Joint Venture or (z) any counterparty to any Contract that alone, or together with all other Contracts with respect to which a communication is received, is material to the Company and its Subsidiaries, taken as a whole, alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (ii) any material communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), (iii) any Legal Actions commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or its Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.2(a) or 6.2(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, subject to applicable Law, the Company will consult with MergerCo and its Representatives so as to permit the Company, MergerCo and ParentCo and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

            (b)     MergerCo and ParentCo will notify the Company promptly of (i) any written or, to the knowledge of MergerCo or ParentCo, material oral communication from any Governmental Entity alleging that the consent of such Governmental Entity (or other Governmental Entity) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo, ParentCo or their Representatives), (ii) any material communication from any Governmental Entity in connection with the transactions contemplated by this Agreement (and the response thereto from MergerCo, ParentCo or their Representatives), (iii) any Legal Actions commenced against or otherwise affecting MergerCo, ParentCo or any of their Affiliates that are related to the transactions contemplated by this Agreement (and the response thereto from MergerCo, ParentCo or their Representatives), and (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 6.3(a) or 6.3(b) of this Agreement not to be satisfied or result in such satisfaction being materially delayed. With respect to any of the foregoing, subject to applicable Law, MergerCo and ParentCo will consult with the Company and its Representatives so as to permit the Company, MergerCo and ParentCo and their respective Representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

        Section 5.6    Proxy Material; Shareholder Meeting. (a) In connection with the Company Shareholders Meeting, the Company will (i) as promptly as reasonably practicable after the date of this Agreement, prepare and file with the SEC the Company Proxy Statement, (ii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filing and will provide copies of such comments to MergerCo promptly upon receipt, (iii) as promptly as reasonably practicable prepare and file (after MergerCo has had a reasonable opportunity to review and comment on) any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) use all reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as reasonably practicable, the Company Proxy Statement and all other customary proxy or other materials for the Company Shareholders Meeting, (v) to the extent required by applicable Law, as promptly as reasonably practicable, prepare, file and distribute to the Company’s shareholders (in the case of the Company Proxy Statement) any supplement or amendment to the Company Proxy Statement if any event shall occur which requires such action at any time prior to the Company Shareholders Meeting, and (vi) otherwise use all reasonable efforts to comply with all requirements of Law applicable to the Company Shareholders Meeting. ParentCo and MergerCo shall cooperate with the Company in connection with the preparation and filing of the Company Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Company Proxy Statement under the Exchange Act. The Company will provide MergerCo a reasonable opportunity to review and comment upon the Company Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC. If, at any time prior to the Effective Time, any information relating to the Company, ParentCo or MergerCo or any of their respective Affiliates should be discovered by the Company, ParentCo or MergerCo which should be set forth in an amendment or supplement to the Company Proxy Statement so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties and, to the extent required by applicable Law, the Company shall disseminate an appropriate amendment thereof or supplement thereto describing such information to the Company’s shareholders.

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            (b)     The Company Proxy Statement will include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation to the extent permitted under Section 5.4(d).

            (c)     The Company will call and hold the Company Shareholders Meeting as promptly as practicable following the date that the Company Proxy Statement is cleared by the SEC for mailing to the Company’s shareholders for the purpose of obtaining the vote of the shareholders of the Company necessary to satisfy the condition set forth in Section 6.1(a). The written consent of MergerCo will be required to adjourn or postpone the Company Shareholders Meeting (which consent shall not be unreasonably withheld or delayed); provided that, in the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the vote of the shareholders of the Company necessary to satisfy the condition set forth in Section 6.1(a), the Company will not adjourn or postpone the Company Shareholders Meeting unless the Company is advised by counsel that failure to do so could reasonably be expected to result in a breach of applicable Law, including the U.S. federal securities laws. The Company will, subject to Section 5.4(d), (i) use all reasonable efforts to solicit or cause to be solicited from its shareholders proxies in favor of approval of this Agreement and (ii) take all other reasonable action necessary to secure the vote of the shareholders of the Company necessary to satisfy the condition set forth in Section 6.1(a). Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 7.1, 7.2, 7.3 or 7.4, the Company will take all of the actions contemplated by this Section 5.6 regardless of whether the Company Board has approved, endorsed or recommended another Takeover Proposal or has withdrawn, modified or amended the Company Board Recommendation, and will submit this Agreement for approval by the shareholders of the Company at such meeting.

        Section 5.7    Employees; Benefit Plans. (a) For a period of one year following the Closing Date (the “Continuation Period”), the Surviving Corporation and its Affiliates will provide current employees of the Company and its Subsidiaries (other than those employees covered by a collective bargaining agreement) as of the Effective Time who continue employment with the Surviving Corporation and its Affiliates (“Employees”) with compensation and benefits that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements (excluding equity-based programs) in effect at the Effective Time (it being understood that discretionary incentive programs will remain discretionary); provided, however, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of the Surviving Corporation or interfere with the right or obligation of the Surviving Corporation or its Affiliates to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation or its Affiliates from terminating the employment of any Employee for any reason for which the Company could have terminated such Employee prior to the Effective Time.

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            (b)     The Surviving Corporation and its Affiliates will honor all Company Benefit Plans (including any severance, retention, change of control and similar plans, agreements and written arrangements) described in Section 3.13(a) of the Company Disclosure Letter in accordance with their terms, subject to any amendment or termination thereof that may be permitted by such plans, agreements or written arrangements. Notwithstanding the preceding sentence, during the Continuation Period, the Surviving Corporation will provide all U.S. Employees (other than those covered by an individual agreement providing severance benefits outside the Company’s severance policies) who suffer a termination of employment with severance benefits no less favorable than those that would have been provided to such Employees under the severance policies as set forth in ParentCo’s Termination Pay and Benefit Plan for Certain Salaried Employees dated as of January 1, 2003, a copy of which has been heretofore provided to the Company.

            (c)     No provision of this Section 5.7 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter.

        Section 5.8    Directors’ and Officers’Indemnification and Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation relating to this Agreement and the transactions contemplated hereby, in which any present or former director or officer of the Company or any of its Subsidiaries (together, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity, or as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other entity at the request of such party, prior to the Effective Time, ParentCo shall cause the Surviving Corporation, including if necessary by providing funds to the Surviving Corporation (the “Indemnifying Party”) from and after the Effective Time, to indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law and the Company Organizational Documents (or any similar organizational document) of the Company or any of its Subsidiaries, when applicable, and any indemnity agreements applicable to any such Indemnified Party or any Contract between an Indemnified Party and the Company or one of its Subsidiaries, in each case, in effect on the date of this Agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim, action, suit, proceeding or investigation; provided, however, that the Indemnifying Party will not be liable for any settlement effected without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld or delayed from the perspective of ParentCo) and will not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that the Indemnifying Party receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law.

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            (b)     The Surviving Corporation will (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers, of at least the same coverage and amounts containing terms and conditions that are no less favorable to the directors and officers of the Company) or (ii) obtain as of the Effective Time “tail” insurance policies with an extended reporting period of six years from the Effective Time from reputable and financially sound carriers with at least the same coverage and amounts and containing terms and conditions that are no less favorable to the directors and officers of the Company, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with this Agreement and the transactions contemplated hereby); provided, however that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (the “Maximum Premium”). If such insurance coverage can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation will obtain a directors’ and officers’ insurance and fiduciary liability policy providing the greatest coverage obtainable for an annual premium equal to the Maximum Premium.

            (c)     The provisions of this Section 5.8 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 5.8 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled (including rights pertaining to indemnification, advancement of expenses and exculpation from liabilities), whether pursuant to Law, Contract, the Company Organizational Documents (or similar organizational document) of the Surviving Corporation or any of its Subsidiaries or otherwise.

            (d)     In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Persons, or (ii) transfers all or substantially all of its properties or assets to any Person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this Section 5.8.

Section 5.9    Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, including (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) making, as promptly as practicable (and in any event within 20 Business Days after the date of this Agreement), an appropriate filing with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and submitting as promptly as practicable any supplemental information requested in connection therewith pursuant to the HSR Act, (iii) making, as promptly as practicable, appropriate filings (a) under the EC Merger Regulation, if required, (b) under the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), if required, and (c) under any other applicable antitrust, competition, premerger notification, trade regulation, or merger control Law, (iv) obtaining all consents, approvals or waivers from, or taking other actions with respect to, third parties necessary to be obtained under Material Contracts in connection with the transactions contemplated by this Agreement; provided, however, that without the prior written consent of ParentCo (which consent shall not be unreasonably withheld or delayed from the perspective of ParentCo), the Company and its Subsidiaries may not pay or commit to pay any material amount of cash or other consideration, or incur or commit to incur any material liability or other obligation, in connection with obtaining such consent, approval or waiver, (v) subject to first having used its reasonable best efforts to negotiate a reasonable resolution of any objections underlying such lawsuits or other legal proceedings, defending and contesting any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (vi) executing and delivering any additional instruments necessary to consummate the transactions contemplated hereby, and to fully carry out the purposes of this Agreement.

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            (b)     ParentCo, MergerCo and the Company will cooperate and consult with each other in connection with the making of all such filings, notifications and any other material actions pursuant to this Section 5.9, subject to applicable Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed material written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that material may be redacted (x) as necessary to comply with contractual arrangements, and (y) as necessary to address good faith legal privilege or confidentiality concerns. Subject to applicable Law, neither party shall file any such document or take such action if the other party has reasonably objected (and not withdrawn its objection) to the filing of such document or the taking of such action on the grounds that such filing or action would reasonably be expected to either (i) prevent, materially delay or materially impede the consummation of the transactions contemplated hereby or (ii) cause a condition set forth in Article VI to not be satisfied in a timely manner. None of ParentCo, MergerCo nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

            (c)     Each of ParentCo, MergerCo and the Company will promptly inform the other party upon receipt of any material communication from the FTC, the Antitrust Division or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If ParentCo, MergerCo or the Company (or any of their respective Affiliates) receives a request for additional information or documentary material from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party shall make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. The parties agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it so consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate. Each party will advise the other party promptly of any understandings, undertakings or agreements (oral or written) which the first party proposes to make or enter into with the FTC, the Antitrust Division or any other Governmental Entity in connection with the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party will use its reasonable best efforts to resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition, premerger notification, trade regulation, or merger control Law, including (subject to first having used reasonable best efforts to negotiate a resolution to any such objections) contesting and resisting any action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, decree, judgment, injunction or other Order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

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            (d)     Notwithstanding anything herein to the contrary, ParentCo shall not be required to, and the Company may not, without the prior written consent of MergerCo, become subject to, consent or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change its assets or business or any of its Affiliates, including the Company, in any manner which, individually or in the aggregate with all other such requirements, conditions, understandings, agreements and Orders would reasonably be expected to have a Retread Business Material Adverse Effect at or after the Effective Time. Notwithstanding anything in this Agreement to the contrary, the Company will, upon the request of ParentCo, become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or Order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of the Company or any of its Affiliates, so long as such requirement, condition, understanding, agreement or Order is binding on the Company only in the event that the Closing occurs.

            (e)     Subject to applicable Law, prior to the Closing, the Company will use its best efforts to cooperate with ParentCo in order to maintain the business of the Company and the goodwill of its customers, dealers, franchisees and distributors on commercially reasonable terms, including in connection with renewals, renegotiations, extensions, amendments or terminations of contracts with such parties, and to minimize disruption to such parties and the Company as a result of the transactions contemplated by this Agreement. Subject to applicable Law, nothing set forth in the Confidentiality Agreement shall be deemed or construed to restrict or prohibit communications between ParentCo and such parties.

        Section 5.10    Public Announcements. Subject to applicable Law, ParentCo, MergerCo and the Company will consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. None of ParentCo, MergerCo nor the Company will issue any such press release or make any such public statement prior to such consultation, except to the extent that the disclosing party determines in good faith it is required to do so by applicable Laws or NYSE requirements, in which case that party will use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

        Section 5.11    Stock Exchange Listing. Promptly following the Effective Time, the Surviving Corporation will cause the Shares to be delisted from the NYSE and deregistered under the Exchange Act.

        Section 5.12    Fees and Expenses. Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) will be paid by the party incurring those Expenses, except (i) filing or similar fees incurred in connection with any filings required by, and any approvals required under, the HSR Act and EC Merger Regulation, the Competition Act (Canada) and the Investment Canada Act of 1984 (Canada), and applicable antitrust, competition, premerger notification, trade regulation or merger control Laws of any other jurisdiction, which shall be borne by ParentCo; and (ii) as otherwise provided in Sections 5.8 and 7.6.

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        Section 5.13    Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, each of ParentCo, MergerCo and the Company and their respective boards of directors will (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

        Section 5.14    Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 5.15    Company Tax Statements. If legally able to do so, the Company shall deliver a statement, reasonably acceptable to ParentCo, satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) and certifying that the Common Equity is not and has not been a United States real property interest within the meaning of Section 897(c)(1)(A) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Promptly after the execution of this Agreement, the Company will (i) provide and will cause its Subsidiaries and its and their respective Representatives to provide ParentCo and its Representatives such information and documentation as may be necessary to enable ParentCo to analyze and determine the tax status of the Company’s licensing subsidiary, (ii) at ParentCo’s request and direction, promptly make such filings and use its best efforts to obtain such approvals and consents as may be necessary to enable the Company to amend certain tax filings in respect thereof to reflect the occurrence of a consent dividend, and (iii) cooperate with ParentCo in connection with such analysis, determination, filings, approvals and consents, and use its best efforts to determine the tax status of the Company’s licensing subsidiary.

        Section 5.16    MergerCo Obligations. ParentCo shall cause MergerCo to comply with its obligations under this Agreement and the Voting Agreement.

ARTICLE VI
CONDITIONS

        Section 6.1    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

            (a)    Company Shareholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

            (b)    Regulatory Approvals. (i) The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) will have expired or been terminated; (ii) if the EC Merger Regulation is applicable to the transactions contemplated hereby, the European Commission shall have issued a decision under Article 6(1)(b) or 8(1) or 8(2) of the EC Merger Regulation (or shall be deemed to have done so under Article 10(6) thereof), declaring the transactions contemplated hereby compatible with EC Common Market; (iii) all approvals in connection with the Competition Act (Canada) shall have been obtained, if applicable; and (iv) all other approvals or consents of the type referred to in Section 5.9(a)(iii)(c) shall have been obtained except, in the case of this clause (iv), those approvals or consents the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect at or after the Effective Time.

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            (c)    No Injunctions or Restraints. No Governmental Entity will have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) which is then in effect that enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 6.2    Conditions to Obligations of ParentCo and MergerCo. The obligations of MergerCo and ParentCo to effect the Merger are also subject to the satisfaction or waiver by MergerCo (on behalf of itself and ParentCo) on or prior to the Closing Date of the following conditions:

            (a)    Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.2 (Corporate Authority), Sections 3.3(a) – (d) (Capitalization), Section 3.7(a) (Vote Required), Section 3.10(a) (Absence of Material Adverse Effect) and Sections 3.15(a)(iii) and 3.15(a)(iv) (Taxes) shall be true and correct in all respects (except, in the case of Sections 3.3(a) – (d) for immaterial inaccuracies, and, in the case of Section 3.7(a) for such inaccuracies as are actually cured by the vote received at the Company Shareholders Meeting), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date, and except for any change expressly permitted by this Agreement) and (ii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date, and except for any change expressly permitted by this Agreement), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) does not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

            (b)    Performance of Covenants. The Company shall have performed (i) in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder on or prior to the Effective Time and (ii) in all respects the obligations set forth in Section 2.5(i)(ii).

            (c)    Officer’s Certificate. MergerCo will have received a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

        Section 6.3    Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

            (a)    Representations and Warranties. The representations and warranties of ParentCo and MergerCo set forth herein shall be true and correct as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date, and except for any change expressly permitted by this Agreement), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or MergerCo Material Adverse Effect set forth therein) does not have, and would not reasonably be expected to have, a MergerCo Material Adverse Effect.

            (b)    Performance of Covenants. ParentCo and MergerCo shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

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            (c)    Officer’s Certificate. The Company will have received a certificate, signed by the chief executive officer or the chief financial officer of each of ParentCo and MergerCo, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination by Mutual Consent. This Agreement may be terminated, whether before or after satisfaction of the condition set forth in Section 6.1(a), at any time prior to the Effective Time by mutual written consent of MergerCo (on behalf of itself and ParentCo) and the Company.

        Section 7.2    Termination by Either MergerCo or the Company. This Agreement may be terminated by either MergerCo or the Company at any time prior to the Effective Time:

            (a)     whether before or after satisfaction of the condition set forth in Section 6.1(a), if the Merger has not been consummated by May 31, 2007 or such other date as MergerCo and the Company agreed to in writing, provided that such date shall be extended for a period not to exceed 180 days to the extent necessary to obtain the approvals of Governmental Entities described in Section 6.1(b) (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

            (b)     if this Agreement has been submitted to the shareholders of the Company for approval at a duly convened Company Shareholders Meeting and the vote required by the condition set forth in Section 6.1(a) shall not have been obtained at such meeting (including any adjournment or postponement thereof); or

            (c)     whether before or after satisfaction of the condition set forth in Section 6.1(a), if any Law prohibits consummation of the Merger or if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable.

        Section 7.3    Termination by MergerCo. This Agreement may be terminated by MergerCo at any time prior to the Effective Time:

            (a)     if (i) the Company Board withdraws, modifies or amends the Company Board Recommendation in any manner adverse to MergerCo or ParentCo, (ii) the Company Board approves or recommends any Takeover Proposal other than the Merger, or (iii) the Company or the Company Board resolves or publicly announces its intention to do any of the foregoing, in any case whether or not permitted by Section 5.4;

            (b)     provided that MergerCo and ParentCo are not then in material breach of their obligations under this Agreement and provided further that (i) the Company shall have given ParentCo written notice of such breach, and (ii) such breach is not cured within 10 Business Days after ParentCo’s receipt of written notice asserting such breach or failure from the Company, if the Company (A) materially breaches its obligations under Section 5.4 or the Company Board or any committee thereof shall resolve to do any of the foregoing or (B) materially breaches its obligations under Section 5.6(a), 5.6(b) or 5.6(c) and such breach is not cured within 10 Business Days after the Company’s receipt of written notice asserting such breach or failure from MergerCo; or

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            (c)     provided that MergerCo and ParentCo are not in material breach of their obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of the Company contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) such breach is not capable of being cured prior to the Outside Date.

        Section 7.4    Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:

            (a)     provided that the Company is not in material breach of its obligations under this Agreement, if a breach or failure of any representation, warranty or covenant of MergerCo or ParentCo contained in this Agreement shall have occurred, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) such breach is not capable of being cured, or is not cured, within thirty (30) days after the Company provides MergerCo with written notice thereof; or

            (b)     pursuant to and in accordance with Section 5.4(d)(iv); provided, however, that the Company shall not terminate this Agreement pursuant to this paragraph, and any purported termination pursuant to this paragraph shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee in the manner provided for in Section 7.6(a).

        Section 7.5    Effect of Termination. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current, or future general or limited partners, shareholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of Section 5.12, the indemnity and reimbursement provisions of Section 5.14, this Section 7.5, Section 7.6 and Article VIII, together with the Confidentiality Agreement, will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liabilities for damages incurred or suffered by the other party as a result of any willful and material breach of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

        Section 7.6    Fees and Expenses Following Termination. (a) The Company will pay, or cause to be paid, to an account or accounts designated by ParentCo, by wire transfer of immediately available funds an amount equal to $32,000,000 (the “Termination Fee”), less any Acquiror Expenses, if any, previously paid:

                (i)     if this Agreement is terminated by MergerCo pursuant to Section 7.3(a) or Section 7.3(b), in which event payment will be made within two Business Days after such termination;

                (ii)     if this Agreement is terminated by the Company pursuant to Section 7.4(b), in which event payment must be made in advance of or concurrent with such termination;

                (iii)     if (A) a Takeover Proposal (or the intention of any Person to make one), whether or not conditional, shall have been made known (publicly, in the case of a termination pursuant to Section 7.2(b)) or publicly announced and, in the case of termination pursuant to Section 7.2(b), not publicly withdrawn at least two Business Days prior to the Company Shareholders Meeting, (B) this Agreement is terminated by MergerCo pursuant to Section 7.2(a), by MergerCo or the Company pursuant to Section 7.2(b) or, other than for a nonwillful breach of a representation, warranty, covenant or agreement of the Company contained herein, by MergerCo pursuant to Section 7.3(c), and (C) within 12 months following the date of such termination, the Company enters into a definitive agreement providing for the implementation of any Takeover Proposal or consummates any Takeover Proposal (whether or not such Takeover Proposal was the same Takeover Proposal referred to in the foregoing clause (A)), in which event payment will be made on or prior to the earlier of the date on which the Company (i) enters into such definitive agreement or (ii) consummates such Takeover Proposal, as applicable. For purposes of the this Section 7.6 only, references in the definition of the term “Takeover Proposal” to the figure “15%” will be deemed to be replaced by the figure “50%.”

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            (b)     If this Agreement is terminated by MergerCo under the provisions referred to in clause (B) of Section 7.6(a)(iii) (or could have been terminated under such section) and the circumstances referred to in clause (A) of Section 7.6(a)(iii) shall have occurred prior to such termination but the Termination Fee (or any portion thereof) has not been paid and is not payable because the circumstances referred to in clause (C) of Section 7.6(a)(iii) shall not have occurred, then the Company shall pay, to an account or accounts designated by ParentCo, as promptly as possible (but in any event within two Business Days) following receipt of an invoice therefor all of ParentCo’s and MergerCo’s documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by ParentCo, MergerCo and their Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (“Acquiror Expenses”), which amount shall not be greater than $5,500,000; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by the Company pursuant to Section 7.6(a)(iii) shall not relieve the Company of its obligations to pay the Acquiror Expenses pursuant to this Section 7.6(b); and provided, further that the payment by the Company of Acquiror Expenses pursuant to this Section 7.6(b) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.6(a)(iii).

            (c)     Each of the Company, MergerCo and ParentCo acknowledges that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Company, MergerCo and ParentCo would not have entered into this Agreement, and that any amounts payable pursuant to this Section 7.6 do not constitute a penalty. If the Company fails to pay as directed in writing by ParentCo any amounts due to accounts designated by ParentCo pursuant to this Section 7.6 within the time periods specified in this Section 7.6, the Company or MergerCo, as applicable, shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by ParentCo in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. Notwithstanding anything to the contrary in this Agreement and other than in cases of a willful and material breach by the Company of its representations, warranties, covenants and other agreements set forth in this Agreement, if the Termination Fee becomes payable and is paid by the Company pursuant to this Section 7.6, the Termination Fee shall be ParentCo’s and MergerCo’s sole and exclusive remedy under this Agreement.

        Section 7.7    Amendment. This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after shareholder approval hereof, so long as (a) no amendment that requires further shareholder approval under applicable Laws after shareholder approval hereof will be made without such required further approval and (b) such amendment has been duly authorized or approved by each of MergerCo (on behalf of itself and ParentCo) and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

        Section 7.8    Extension; Waiver. At any time prior to the Effective Time, MergerCo (on behalf of itself and ParentCo), on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

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ARTICLE VIII
MISCELLANEOUS

        Section 8.1    Certain Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

        (1)     “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement may include provisions that are less favorable to the Company than those contained in the Confidentiality Agreement so long as the Company offers to amend the Confidentiality Agreement, concurrently with execution of such Acceptable Confidentiality Agreement, to include substantially similar provisions.

        (2)     “Acquiror Assets” has the meaning set forth in Section 4.5.

        (3)     “Acquiror Disclosure Letter” has the meaning set forth in Article IV.

        (4)     “Acquiror Expenses” has the meaning set forth in Section 7.6(b).

        (5)     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

        (6)     “Affiliate Transaction” has the meaning set forth in Section 3.21.

        (7)     “Agreement” has the meaning set forth in the Preamble.

        (8)     “Antitrust Division” has the meaning set forth in Section 5.9(a).

        (9)     “Articles of Merger” has the meaning set forth in Section 1.3.

        (10)     “Book-Entry Shares” has the meaning set forth in Section 2.1(c).

        (11)     “Business Day” means any day, other than Saturday, Sunday or a day on which banking institutions in the City of New York are generally closed.

        (12)     “Certificate” has the meaning set forth in Section 2.1(c).

        (13)     “Class A Common Stock” has the meaning set forth in the Recitals.

        (14)     “Class B Common Stock” has the meaning set forth in the Recitals.

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        (15)     “Closing” has the meaning set forth in Section 1.2.

        (16)     “Closing Date” has the meaning set forth in Section 1.2.

        (17)     “COBRA” has the meaning set forth in Section 3.13(f).

        (18)     “Code” means the Internal Revenue Code of 1986, as amended.

        (19)     “Common Equity” has the meaning set forth in the Recitals.

        (20)     “Common Equity Award Plan” has the meaning set forth in Section 3.3(e).

        (21)     “Common Stock” has the meaning set forth in the Recitals.

        (22)     “Company” has the meaning set forth in the Preamble.

        (23)     “Company Articles” means the Company’s Amended and Restated Articles of Incorporation.

        (24)     “Company Assets” has the meaning set forth in Section 3.6.

        (25)     “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, maintained or contributed to by the Company or any Subsidiary of the Company, in each case under which any past or present director, officer, or employee of the Company or any of its Subsidiaries has any present or future right to benefits.

        (26)     “Company Board” has the meaning set forth in Section 3.2(a).

        (27)     “Company Board Recommendation” has the meaning set forth in Section 3.2(a).

        (28)     “Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound.

        (29)     “Company DEU” means an outstanding dividend equivalent unit with respect to one Share granted to an Employee under a Common Equity Award Plan.

        (30)     “Company Disclosure Letter” has the meaning set forth in Article III.

        (31)     “Company Equity Awards” means all Stock Options, shares of Restricted Stock, Performance Shares, Company SARs, Company RSUs, Company PUs and Company DEUs.

        (32)     “Company Financial Advisor” has the meaning set forth in Section 3.23.

        (33)     “Company Joint Venture” means, with respect to the Company, any Person in which the Company, directly or indirectly, owns an equity interest that does not have voting power under ordinary circumstances to elect a majority of the board of directors or other Person performing similar functions but in which the Company has rights with respect to the management of such Person, other than ownership of any equity interest in connection with a particular dealer and franchisee Contract.

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        (34)     “Company Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, (i) is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would prevent the Company from consummating the Merger; provided, however, that “Company Material Adverse Effect” shall not be deemed to mean or include any event, state of facts, circumstance, development, change or effect resulting from (A) (1) changes in general economic or political conditions or changes affecting the securities or financial markets in general or (2) a worsening of current conditions caused by the commencement, continuation or escalation of an act of terrorism or war (whether declared or not declared) occurring after the date of this Agreement or any natural disasters or any national or international calamity, except, in the case of either clause (1) or (2), to the extent such changes or developments have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company or any of its Subsidiaries conducts its businesses; (B) any action taken at the written request, or with the written approval, of ParentCo or MergerCo; (C) general changes affecting the industries in which the Company or any of its Subsidiaries operates, except to the extent such changes or developments have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company or any of its Subsidiaries conducts its businesses; (D) changes in GAAP, the rules or policies of the Public Company Accounting Oversight Board or Laws of general applicability, except to the extent such changes or developments have a substantially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which the Company or any of its Subsidiaries conducts its businesses; (E)(I)any change in the market price or trading volume of securities of the Company, in and of itself, or (II) any failure by the Company to meet any estimates or projections of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing, in and of itself, but excluding for the avoidance of doubt under foregoing (E)(I) and (E)(II) any event, state of facts, circumstance, development, change or effect giving rise to any such change or failure; (F) provided that the Company has complied in all material respects with its obligations under Section 5.1 of this Agreement, any change after the date of this Agreement in the price of raw materials of the type and grade customarily purchased by the Company and its Subsidiaries in the ordinary course of business and consistent with past practice; (G) after the date of this Agreement, any decision by customers, dealers, franchisees or distributors to terminate or breach an existing contract or the failure by the Company to renew any such contract on terms substantially similar to, or more favorable to the Company than, existing contract terms, provided that (1) the Company has used its best efforts to renew such contractual relationship or enter into a new contractual relationship on commercially reasonable terms, and (2) the Company has complied in all material respects with its obligations in Sections 5.1, 5.3, 5.5, and 5.9(e) of this Agreement; provided further that this clause (G) shall not apply if the termination, breach or failure to renew was caused by the Company or any of its Subsidiaries being in material breach of its contractual relationship with such party; or (H) proximately the result of the public announcement of the execution and delivery of this Agreement and any actions, events or circumstances arising therefrom.

        (35)     “Company Organizational Documents” means the certificates of incorporation and bylaws (or the equivalent organizational documents) of the Company and each Material Subsidiary, in each case as in effect on the date of this Agreement.

        (36)     “Company Permits” has the meaning set forth in Section 3.19(a).

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        (37)     “Company PU” means an outstanding performance unit with respect to one Share granted to an Employee under a Common Equity Award Plan.

        (38)     “Company Proxy Statement” has the meaning set forth in Section 3.5.

        (39)     “Company Rights Agreement” has the meaning set forth in Section 3.20(b).

        (40)     “Company RSU” means an outstanding restricted stock unit with respect to one Share granted to an Employee under a Common Equity Award Plan.

        (41)     “Company SAR” means an outstanding stock appreciation right with respect to one Share granted to an Employee under a Common Equity Award Plan.

        (42)     “Company SEC Documents” has the meaning set forth in Section 3.8(a).

        (43)     “Company Shareholders Meeting” has the meaning set forth in Section 3.5.

        (44)     “Confidentiality Agreement” means that certain confidentiality letter agreement, dated as of September 18, 2006, by and between the Company and ParentCo.

        (45)     “Continuation Period” has the meaning set forth in Section 5.7(a).

        (46)     “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

        (47)     “Customer Contracts” means the Company’s (i) 25 largest North American national account or fleet customer Contracts; (ii) 25 largest North American franchisee or dealer Contracts; (iii) 10 largest worldwide (excluding North American) national account or fleet customer Contracts; and (iv) the 25 largest worldwide (excluding North American) franchisee or dealer Contracts.

        (48)     “Dissenting Shares” has the meaning set forth in Section 2.3.

        (49)     “Dissenting Shareholder” has the meaning set forth in Section 2.3.

        (50)     “EC Merger Regulation” has the meaning set forth in Section 3.5.

        (51)     “Effective Time” has the meaning set forth in Section 1.3.

        (52)     “Employees” has the meaning set forth in Section 5.7(a).

        (53)     “Environmental Claims” means, in respect of any Person, (i) any and all administrative, regulatory or judicial actions, suits, orders, decrees, demands, directives, claims, liens, proceedings or written notices of noncompliance or violation by any Governmental Entity, alleging potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, or (ii) any and all legal proceedings, actions, liens or claims for indemnification, cost recovery, compensation, requests or claims for remediation, claims or notices of claims for personal injury, medical monitoring, property damage or loss of property value or injunctive relief from any Person relating to the presence or Release of, or exposure to, any Hazardous Materials.

        (54)     “Environmental Laws” means all applicable federal, state, local and foreign laws and any condition in any Environmental Permit, including any international conventions, protocols and treaties, common law, rules, regulations, ordinances, orders, decrees, judgments or binding agreements issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, health and safety, the Release of or exposure to Hazardous Materials, natural resources or the protection, investigation or restoration of the environment.

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        (55)     “Environmental Permits” means all permits, licenses, registrations and other governmental authorizations required under applicable Environmental Laws.

        (56)     “Equity Award Waivers” has the meaning set forth in Section 2.5(h).

        (57)     “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

        (58)     “Exchange Act” has the meaning set forth in Section 3.5.

        (59)     “Excluded Share(s)” has the meaning set forth in Section 2.1(b).

        (60)     “Expenses” has the meaning set forth in Section 5.12.

        (61)     “FIN 48” has the meaning set forth in Section 3.15(a)(iii).

        (62)     “Foreign Benefit Plan” means a Company Benefit Plan that (1) is required by non-US Law to be maintained or contributed to by any non-US Subsidiary of the Company and under which any past or present director, officer, or employee of any such Subsidiary has any present or future right to benefits, and (2) provides rights to benefits that are not materially more favorable to participants than those required by foreign Law to be provided to such participants.

        (63)     “FTC” has the meaning set forth in Section 5.9(a).

        (64)     “GAAP” has the meaning set forth in Section 3.8(b).

        (65)     “Governmental Entity” has the meaning set forth in Section 3.5.

        (66)     “Hazardous Materials” means (i) any substance that is listed, classified or regulated as hazardous or toxic or a pollutant or contaminant under any Environmental Laws, including but not limited to materials that are deemed hazardous pursuant to any Environmental Laws due to their ignitability, corrosivity or reactivity characteristics; or (ii) any gasoline or petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material, toxic molds or radon.

        (67)     “HSR Act” has the meaning set forth in Section 3.5.

        (68)     “IBCA” has the meaning set forth in Section 1.1

        (69)     “Indemnified Parties” has the meaning set forth in Section 5.8(a).

        (70)     “Indemnifying Party” has the meaning set forth in Section 5.8(a).

        (71)     “Intellectual Property” means trademarks (registered or unregistered), service marks, brand names, certification marks, trade dress, assumed names, trade names, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; chemical formulas and manufacturing processes; computer programs and software (including source code, object code and data), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

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        (72)     “IRS” has the meaning set forth in Section 3.13(b).

        (73)     “Joint Venture Agreements” means such Contracts with respect to Company Joint Ventures as the Company has provided to ParentCo or any of its Affiliates prior to the date of this Agreement.

        (74)     “Knowledge” means, when used with respect to the Company, the actual knowledge of the Persons set forth in Section 8.1 of the Company Disclosure Letter.

        (75)     “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, executive orders or legally enforceable requirements enacted, issued, adopted, promulgated or applied by any Governmental Entity.

        (76)     “Legal Action” has the meaning set forth in Section 3.11.

        (77)     “Liabilities” means any losses, liabilities, claims, damages or expenses, including reasonable legal fees and expenses.

        (78)     “Liens” means any mortgages, deeds of trust, liens (statutory or other), pledges, security interests, collateral security arrangements, conditional and installment agreements, claims, covenants, conditions, restrictions, reservations, options, rights of first offer or refusal, charges, easements, rights-of-way, encroachments, third party rights or other encumbrances or title imperfections or defects of any kind or nature.

        (79)     “Material Contract” has the meaning set forth in Section 3.12(a).

        (80)     “Material Facility” means the facilities of the Company and its Subsidiaries at (i) 6500 49th Street, Muscatine, Iowa; (ii) Plant 4, 6501 49th Street, Muscatine, Iowa; (iii) Plant 5, 6501 49th Street, Muscatine, Iowa; (iv) Plant 8, 4600 61st Street, Muscatine, Iowa; (v) 4750 FM 18, Abilene, Texas; (vi) 2500 Thompson, Long Beach, California; (vii) 801 Greenbelt Parkway, Griffin, Georgia; (viii) 3904 South Hoyt Avenue, Muncie, Indiana; (ix) 505 W. Industry, Oxford, North Carolina; (x) 5230 Royal Boulevard, Shawingan, Ontario, Canada; (xi) Siemensiaan 15, Lanklaar, Belgium; (xii) 37510 Leon GTO, Leon, Mexico; (xiii) Avenue Mercedes Benz, Campinas, Brazil; (xiv) R. Celso Delle Done, Campinas, Brazil; and (xv) Bairro Campo, Mafra, Brazil.

        (81)     “Material Subsidiaries” means the Subsidiaries of the Company required to be set forth on Exhibit 21 to the Company’s annual report filed with the SEC on Form 10-K for the fiscal year ended December 31, 2005.

        (82)     “Maximum Premium” has the meaning set forth in Section 5.8(b).

        (83)     “Measurement Date” has the meaning set forth in Section 3.3(a).

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        (84)     “Merger” has the meaning set forth in Section 1.1.

        (85)     “MergerCo” has the meaning set forth in the Preamble.

        (86)     “MergerCo Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other events, states of fact, circumstances, developments, changes and effects, would prevent MergerCo or ParentCo from consummating the Merger.

        (87)     “Merger Consideration” has the meaning set forth in Section 2.1(b).

        (88)     “Multiemployer Plan” has the meaning set forth in Section 3.13(a).

        (89)     “Multiple Employer Plan” has the meaning set forth in Section 3.13(a).

        (90)     “NYSE” has the meaning set forth in Section 3.5.

        (91)     “Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

        (92)     “Other Contracts” means (i) any supplier Contract with a duration of twelve (12) months or longer and valued at $5,000,000 or greater and (ii) any Contract to contribute capital, loan money or otherwise provide funds or make investments in any Person involving amounts in excess of $1,000,000 individually or $3,000,000 in the aggregate.

        (93)     “Other Filings” has the meaning set forth in Section 3.22.

        (94)     “Outside Date” has the meaning set forth in section 7.2(a).

        (95)     “ParentCo” means the meaning set forth in the preamble.

        (96)     “Paying Agent” has the meaning set forth in Section 2.2(a).

        (97)     “Payment Fund” has the meaning set forth in Section 2.2(a).

        (98)     “PBGC” means the Pension Benefit Guaranty Corporation.

        (99)     “Performance Share” means the right to receive Shares granted to an Employee under a Common Equity Award Plan upon achievement of a performance goal.

        (100)     “Permits” has the meaning set forth in Section 3.19(a).

        (101)     “Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings; (ii) mechanics, carriers’, workmen’s, repairmen’s, materialmen’s or other Liens or security interests that secure a liquidated amount that are being contested in good faith and by appropriate proceedings; or (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; and (vii) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business and that would not, individually or in the aggregate, have a material effect on, or materially affect the use or benefit to the owner of, the assets or properties to which they specifically relate.

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        (102)     “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

        (103)     “Preferred Stock” has the meaning set forth in Section 3.3(a).

        (104)     “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

        (105)     “Recommendation Change” has the meaning set forth in Section 5.4(d).

        (106)     “Representatives” means, when used with respect to ParentCo, MergerCo or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives of ParentCo, MergerCo or the Company, as applicable, and its Subsidiaries.

        (107)     “Requisite Company Vote” means the approval of this Agreement where (i) the votes cast by the holders of Class B Common Stock (to the extent then outstanding) and Common Stock, voting together as a single class, favoring the action exceed the votes cast by such holders opposing the action, and (ii) the votes cast by the holders of Class A Common Stock, Class B Common Stock (to the extent then outstanding) and Common Stock, each voting separately as a class, favoring the action exceed the votes cast by such holders opposing the action, in each case at a meeting of such holders at which a quorum (determined in accordance with Section 490.725 of the Iowa Business Corporation Act) is present with respect to each vote described in clauses (i) and (ii) above.

        (108)     “Restricted Stock” means restricted Shares granted to an Employee under a Common Equity Award Plan.

        (109)     “Retread Business Material Adverse Effect” means any event, state of facts, circumstance, development, change or effect that, individually or in the aggregate with all other another events, states of fact, circumstances, developments, changes or effects, is materially adverse to (a) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, and (b) the business, assets, liabilities, financial condition or results of operations of the retread product and services business of ParentCo and its Affiliates, taken, as to (a) and (b), as a whole.

        (110)     “SEC” has the meaning set forth in Section 3.5.

        (111)     “Securities Act” has the meaning set forth in Section 3.8(a).

        (112)     “Share(s)” has the meaning set forth in Section 2.1(b).

        (113)     “SOX” has the meaning set forth in Section 3.8(a).

47

        (114)     “Stock Options” has the meaning set forth in Section 2.5(a).

        (115)     “Subsidiary” means, when used with respect to ParentCo, MergerCo or the Company, any other Person (whether or not incorporated) that ParentCo, MergerCo or the Company, as applicable, directly or indirectly owns or has the power to vote or control more than 50% of any class or series of capital stock or other equity interests of such Person.

        (116)     “Superior Proposal” means any bona fide written Takeover Proposal that the Company Board determines in good faith (after consultation with a financial advisor of nationally recognized reputation, which may be the Company Financial Advisor) to be more favorable (taking into account (i) any legal, financial, regulatory and other aspects of such Takeover Proposal and the Merger and other transactions contemplated by this Agreement deemed relevant by the Board of Directors, and (ii) the anticipated timing, conditions (including financing conditions) and prospects for completion of such Takeover Proposal) to the Company’s shareholders than the Merger and the other transactions contemplated by this Agreement (taking into account all of the terms of any proposal by ParentCo to amend or modify the terms of the Merger and the other transactions contemplated by this Agreement), except that the reference to “15%” in the definition of “Takeover Proposal” shall be deemed to be a reference to “50%".

        (117)     “Surviving Corporation” has the meaning set forth in Section 1.1.

        (118)     “Takeover Proposal” means any proposal or offer from any Person or group of Persons other than MergerCo, ParentCo or their Affiliates relating to any direct or indirect acquisition or purchase of (i) a business or division (or more than one of them) that in the aggregate constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (ii) 15% or more of the equity interest in the Company (by vote or value), (iii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 15% or more of the equity interest (by vote or value) in the Company, or (iv) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

        (119)     “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint and several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or similar agreements to pay or indemnify any other Person on account of Taxes.

        (120)     “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

        (121)     “Termination Fee” has the meaning set forth in Section 7.6(a).

48

        (122)     “Treasury Regulations” means the Treasury regulations promulgated under the Code.

        (123)     “Voting Agreement” has the meaning set forth in the Recitals.

        (124)     “Withdrawal Liability” has the meaning specified in Section 3.13(d).

        Section 8.2    Interpretation. The headings in this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement. Definitions will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. All references in this Agreement, the Company Disclosure Letter and the Acquiror Disclosure Letter to Articles, Sections and Annexes refer to Articles and Sections of, and Annexes to, this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” are not limiting and will be deemed to be followed by the phrase “without limitation.” The phrases “herein,” “hereof,” “hereunder” and words of similar import will be deemed to refer to this Agreement as a whole, including the Annexes and Schedules hereto, and not to any particular provision of this Agreement. The word “or” will be inclusive and not exclusive unless the context requires otherwise. Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and successors and permitted assigns.

        Section 8.3    Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.3 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time, including Sections 5.7 and 5.8. Without limiting the preceding sentence, the covenants and agreements of the parties contained in Sections 7.5 (and the Sections referred to therein) and 7.6 and Article VIII of this Agreement shall survive termination of this Agreement in accordance with their terms. The Confidentiality Agreement will (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Effective Time.

        Section 8.4    Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Iowa, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

        Section 8.5    Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the District Court of Iowa, Scott County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the Southern District of Iowa. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws will be valid and sufficient service thereof.

49

        Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.6    Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

        Section 8.7    Notices. Any notice, request, instruction or other communication under this Agreement will be in writing and delivered by hand or overnight courier service or by facsimile:

If to MergerCo or ParentCo, to:

Bridgestone Americas Holding, Inc.
535 Marriott Drive
Nashville, Tennessee 37214

Facsimile: (615) 937-1402
Attention: Gary A. Garfield, Esq.

with copies (which will not constitute notice to MergerCo or ParentCo) to:

Jones Day
77 West Wacker Drive
Chicago, Illinois 60601-1692
Facsimile: (312) 782-8585
Attention: Elizabeth C. Kitslaar, Esq.

If to the Company, to:

Bandag, Incorporated
2905 North Highway 61
Muscatine, Iowa 52761-5886

Facsimile: (563) 262-1218
Attention: Warren W. Heidbreder

50

with a copy (which will not constitute notice to the Company) to:

Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Facsimile: (414) 297-4900
Attention: Jay O. Rothman, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication will be effective (a) if delivered by hand or overnight courier, when such delivery is made at the address specified in this Section 8.7, or (b) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

        Section 8.8    Entire Agreement. This Agreement, the Company Disclosure Letter, the Acquiror Disclosure Letter and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement with respect to the subject matter of this Agreement.

        Section 8.9    No Third-Party Beneficiaries. Except as provided in Section 5.8 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

        Section 8.10    Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 8.11    Rules of Construction. The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or other document.

        Section 8.12    Assignment. This Agreement may not be assigned by operation of Law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.12 will be null and void.

51

        Section 8.13    Remedies Cumulative; Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Except as provided in the final sentence of Section 7.6(c), neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        Section 8.14    Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company, ParentCo or MergerCo in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with Article VII, any aggrieved party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        Section 8.15    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, including by facsimile transmission, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[Signature page follows]

52

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

BANDAG, INCORPORATED
By: /s/ Martin G. Carver
Name: Martin G. Carver
Title: Chairman of the Board, Chief Executive Officer and President
GRIP ACQUISITION CORPORATION
By: /s/ Saul Solomon
Name: Saul Solomon
Title: President
BRIDGESTONE AMERICAS HOLDING, INC.
By: /s/ Mark A. Emkes
Name: Mark A. Emkes
Title: Chief Executive Officer

Appendix B
Opinion of William Blair & Company, L.L.C.

B-1

December 5, 2006

Board of Directors
Bandag, Incorporated
905 North Hwy 61
Muscatine, IA 52761-5886

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (collectively, the “Shareholders”) (other than Bridgestone Americas Holding, Inc. (“Buyer Parent”) or its affiliates) of the outstanding shares of each of (i) the Common Stock, par value $1.00 per share (the “Common Stock”), (ii) the Class A Common Stock, par value $1.00 per share (the “Class A Common Stock”), and (iii) the Class B Common Stock, par value $1.00 per share (the “Class B Common Stock” and, together with the Common Stock and the Class A Common Stock, the “Common Equity”) of Bandag, Incorporated (the “Company”) of the consideration of $50.75 in cash per share of Common Equity (the “Merger Consideration”) proposed to be paid to the Shareholders pursuant to the Agreement and Plan of Merger dated as of December 5, 2006 (the “Merger Agreement”) by and among Buyer Parent, Grip Acquisition Corporation, a wholly-owned subsidiary of Buyer Parent (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged into the Company (the “Merger”) and each outstanding share of Common Equity, other than the Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) a draft dated December 5, 2006 of the Merger Agreement, including the exhibits thereto (including a draft dated December 5, 2006 of the form of Voting Agreement) (such Merger Agreement and form of Voting Agreement being collectively referred to herein as the “Transaction Agreements”); (b) the audited historical financial statements of the Company for the three years ended December 31, 2005; (c) the unaudited financial statements of the Company for the nine months ended September 30, 2006; (d) certain internal business, operating and financial information and forecasts of the Company (the “Forecasts”), prepared by the senior management of the Company; (e) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (f) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (g) current and historical market prices and trading volumes of the Common Stock and the Class A Common Stock; and (h) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. We were not requested to, nor did we, solicit the interest of other parties in a possible business combination transaction with the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including, without limitation, the Forecasts, and we have not assumed any responsibility or liability therefor. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company, nor have any such valuations or appraisals been provided to us. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal, accounting and tax matters on advice of the Company’s advisors. We have assumed that the executed forms of the Transaction Agreements will conform in all material respects to the last drafts thereof reviewed by us and that the Merger will be consummated substantially on the terms described in the draft Merger Agreement, without any amendment or waiver of any material terms or conditions. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Surviving Corporation (as defined in the Merger Agreement) or the ability of the Surviving Corporation to pay its obligations when they become due. In rendering our opinion, we have taken into account the provision in the Company’s restated articles of incorporation, as amended, providing that the holders of each class of the Common Equity shall be entitled to receive the same per share consideration in the event of a merger or consolidation of the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including acting as financial advisor in connection with the adoption of the Company’s shareholder rights plan in August 2006, and acting as financial advisor with respect to the Company’s acquisition of Speedco in February 2004. In the ordinary course of our business, we may from time to time trade the securities of the Company or Bridgestone Corporation for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Shareholders (other than Buyer Parent or its affiliates) of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Shareholder as to how such Shareholder should vote with respect to the proposed Merger. It is understood that this opinion, and any written materials provided by William Blair & Company, will be for the confidential use of the Board of Directors of the Company and will not be reproduced, summarized, described, relied upon or referred to or given to any other person for any purpose without William Blair & Company’s prior written consent, except that this opinion may be included in its entirety in a proxy statement mailed to the Shareholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Shareholders (other than Buyer Parent or its affiliates).

Very truly yours,
/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

IMPORTANT

        Your vote is important. Regardless of the number of shares of our Common Stock or Class A Common Stock that you own, please complete, sign, date and promptly mail the enclosed proxy card in the accompanying postage-paid envelope.

Instructions for “Street Name” Stockholders

        If you own shares of our Common Stock or Class A Common Stock in the name of a broker, bank or other nominee, only it can vote your shares of Bandag Common Stock or Class A Common Stock on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, nominee, fiduciary or other custodian. Please do so for each separate account you maintain. Your broker, nominee, fiduciary or other custodian also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement.

        Please vote at your earliest convenience.

        If you have any questions or need assistance in voting your shares of our Common Stock or Class A Common Stock, please call:

Georgeson Inc.
17 State Street
10th Floor
New York, New York 10004
(866) 425-8557

PRELIMINARY COPY, DATED FEBRUARY 23, 2007

PROXY

BANDAG, INCORPORATED

Muscatine, Iowa

PROXY FOR SPECIAL MEETING – [   ], 2007

        The undersigned hereby appoints Martin G. Carver and Roy J. Carver, Jr., or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated herein all shares of Class A Common Stock (CLA) of Bandag, Incorporated which the undersigned is entitled to vote at the Special Meeting of Shareholders of Bandag, Incorporated to be held [   ], 2007 and at all adjournments or postponements thereof, hereby revoking any proxy heretofore executed by the undersigned for such meeting.

        This proxy is solicited on behalf of the Board of Directors of Bandag, Incorporated. Every properly signed proxy will be voted as directed. Unless otherwise directed, proxies will be voted FOR the approval of the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Incorporated, Bridgestone Americas Holding, Inc. and Grip Acquisition, Inc. (Item 1); FOR the adjournment or postponement of the special meeting if necessary or appropriate to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Item 1 (Item 2); and in the discretion of the proxy holder in connetion with Item 3.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holder cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please detach along perforated line and mail in the envelope provided.

………………………………………………………………………………………………………………………………………………………………………………………………………

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE   |X|

1. To approve the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Incorporated, Bridgestone Americas Holding, Inc. and Grip Acquisition, Inc.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	2. To adjourn or postpone the special
meeting if necessary or appropriate
to permit further solicitation of
proxies in the event there are not
sufficient votes at the time of the
special meeting to approve the
Agreement and Plan of Merger referred
to in Item 1.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please check the box at right if you plan to attend the special	[_]
meeting in person

Signature of Shareholder ____________________________________	Date: _____________	Signature of Shareholder ____________________________________	Date: _____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY, DATED FEBRUARY 23, 2007

PROXY

BANDAG, INCORPORATED

Muscatine, Iowa

PROXY FOR SPECIAL MEETING – [   ], 2007

        The undersigned hereby appoints Martin G. Carver and Roy J. Carver, Jr., or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated herein all shares of Common Stock (COM) of Bandag, Incorporated which the undersigned is entitled to vote at the Special Meeting of Shareholders of Bandag, Incorporated to be held [   ], 2007 and at all adjournments or postponements thereof, hereby revoking any proxy heretofore executed by the undersigned for such meeting.

        This proxy is solicited on behalf of the Board of Directors of Bandag, Incorporated. Every properly signed proxy will be voted as directed. Unless otherwise directed, proxies will be voted FOR the approval of the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Incorporated, Bridgestone Americas Holding, Inc. and Grip Acquisition, Inc. (Item 1); FOR the adjournment or postponement of the special meeting if necessary or appropriate to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger referred to in Item 1 (Item 2); and in the discretion of the proxy holder in connection with Item 3.

        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holder cannot vote your shares unless you sign and return this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please detach along perforated line and mail in the envelope provided.

………………………………………………………………………………………………………………………………………………………………………………………………………

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK
AS SHOWN HERE   |X|

1. To approve the Agreement and Plan of Merger, dated as of December 5, 2006, by and among Bandag, Incorporated, Bridgestone Americas Holding, Inc. and Grip Acquisition, Inc.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]	2. To adjourn or postpone the special
meeting if necessary or appropriate
to permit further solicitation of
proxies in the event there are not
sufficient votes at the time of the
special meeting to approve the
Agreement and Plan of Merger referred
to in Item 1.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please check the box at right if you plan to attend the special	[_]
meeting in person

Signature of Shareholder ____________________________________	Date: _____________	Signature of Shareholder ____________________________________	Date: _____________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.